UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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COMCAST CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2019 Annual Meeting of Shareholders of Comcast Corporation

Date:	June 5, 2019

Time:	Online check-in begins:	8:45 a.m. Eastern Time
	Meeting begins:	9:00 a.m. Eastern Time

Place:	Meeting live via the Internet—please visit: comcast.onlineshareholdermeeting.com

Purposes:

•  Elect directors

•  Ratify the appointment of our independent auditors

•  Approve the Comcast Corporation 2019 Omnibus Sharesave Plan

•  Consider an advisory vote to approve our executive compensation

•  Vote on two shareholder proposals

•  Conduct other business if properly raised

All shareholders are cordially invited to attend a virtual annual meeting of shareholders, conducted via live webcast. Based on our prior experience, we believe that virtual meetings provide expanded shareholder access and participation, and improved communications. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Time. Please note that there is no in-person annual meeting for you to attend.

Only shareholders of record on April 5, 2019 may participate and vote at the meeting. If the meeting is adjourned because a quorum is not present, then, at the reconvened meeting, shareholders who participate in the meeting will constitute a quorum for the purpose of acting upon the matters presented at that meeting pursuant to the rules described in “Voting Securities and Principal Holders – Outstanding Shares and Voting Rights” in the attached proxy statement.

As permitted by the Securities and Exchange Commission, we are making the attached proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In accordance with this e-proxy process, we have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the proxy statement also contain instructions on how you can receive a paper copy of the proxy materials. If you elect to receive a paper copy of our proxy materials, our 2018 Annual Report on Form 10-K will be mailed to you along with the proxy statement.

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders beginning on or about April 26, 2019.

Your vote is important. Please vote your shares promptly. To vote your shares, you can (i) use the Internet, as described in the Notice of Internet Availability of Proxy Materials and on your proxy card; (ii) call the toll-free telephone number set forth in the attached proxy statement and on your proxy card; or (iii) complete, sign and date your proxy card and return your proxy card by mail.

THOMAS J. REID

Secretary

April 26, 2019

Page

Proxy Statement Summary	1

General Information	2

Voting Securities and Principal Holders	4

Corporate Governance	7

Proposal 1: Election of Directors	15

Proposal 2: Ratification of the Appointment of Our Independent Auditors	20

Proposal 3: Approval of the Comcast Corporation 2019 Omnibus Sharesave Plan	22

Proposal 4: Advisory Vote on Executive Compensation	24

Shareholder Proposals	27

Executive Compensation	32

Compensation Discussion and Analysis	32

Compensation Committee Report	50

Summary Compensation Table	51

Grants of Plan-Based Awards	53

Outstanding Equity Awards at Fiscal Year-End	54

Option Exercises and Stock Vested	57

Nonqualified Deferred Compensation in and as of Fiscal Year-End	57

Agreements with Our Named Executive Officers	59

Potential Payments upon Termination or Change in Control	61

Other Compensation Information	64

Director Compensation	66

Related Party Transaction Policy and Certain Transactions	67

Shareholder Proposals for Next Year	68

Solicitation of Proxies	69

Electronic Access to Proxy Materials and Annual Report on Form 10-K	69

Important Notice Regarding Delivery of Shareholder Documents	69

Appendix A: Comcast Corporation 2019 Omnibus Sharesave Plan	A-1

Appendix B: Reconciliations of Non-GAAP Financial Measures	B-1

*                             *                            *

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 5, 2019: Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary is intended to provide a broad overview of some of the items elsewhere in this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

ANNUAL MEETING INFORMATION

Date:	June 5, 2019

Time:	9:00 a.m. Eastern Time

Place:	Meeting live via the Internet—comcast.onlineshareholdermeeting.com

Record Date:	Shareholders as of April 5, 2019 are entitled to vote

ANNUAL MEETING AGENDA AND VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page Reference
No. 1	Election of Directors	FOR	Page 15
No. 2	Ratification of Appointment of Independent Auditors	FOR	Page 20
No. 3	Approval of Comcast Corporation 2019 Omnibus Sharesave Plan	FOR	Page 22
No. 4	Advisory Vote to Approve Our Executive Compensation	FOR	Page 24
No. 5	Shareholder Proposal to Require an Independent Board Chair	AGAINST	Page 27
No. 6	Shareholder Proposal to Provide a Lobbying Report	AGAINST	Page 28

BOARD OF DIRECTORS: NOMINEES FOR ELECTION

Director	Age	Director Since	Board Committees	Diversity (Gender/Race)
Kenneth J. Bacon*	64	November 2002	Governance and Directors Nominating Committee	Ö
Madeline S. Bell*	57	February 2016	Audit and Governance and Directors Nominating Committees	Ö
Sheldon M. Bonovitz	81	March 1979	Finance Committee
Edward D. Breen**	63	February 2014	Compensation Committee
Gerald L. Hassell*	67	May 2008	Compensation and Finance Committees
Jeffrey A. Honickman*❖	62	December 2005	Audit and Governance and Directors Nominating Committees
Maritza G. Montiel*❖	67	June 2018	Audit Committee	Ö
Asuka Nakahara*	63	February 2017	Audit Committee	Ö
David C. Novak*	66	December 2016	Compensation Committee
Brian L. Roberts	59	March 1988	—
*	Independent Director
**	Lead Independent Director
❖	Audit Committee Financial Expert

80% of Directors Independent	7 Years Avg. Independent Director Tenure	40% Board Diversity (50% for Independent Directors)

GENERAL INFORMATION

Who May Vote

Holders of record of Class A and Class B common stock of Comcast Corporation (“Comcast,” the “Company,” “our,” “we” or “us”) at the close of business on April 5, 2019 may vote at the annual meeting of shareholders. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, and this proxy statement is being made available, to our shareholders beginning on or about April 26, 2019.

How to Vote

You may vote at the virtual meeting or by proxy. We recommend that you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote at the meeting if you participate in it.

How Proxies Work

Our Board of Directors (the “Board”) is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting.

You can vote by proxy in any of the following ways:

•	Internet: Go to www.proxyvote.com or scan the QR code on your Notice or proxy card with a smartphone or tablet, and then follow the instructions outlined on the secure website.

Telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions your broker, brokerage firm, bank or other nominee provided to you regarding voting by telephone.

•	Mail: Complete, sign and date your proxy card and return your proxy card in the enclosed envelope.

If you vote via the Internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on June 4, 2019.

If you give us your signed proxy but do not specify how to vote, we will vote your shares (i) in favor of (a) the director candidates, (b) the ratification of the appointment of our independent auditors, (c) the approval of the Comcast Corporation 2019 Omnibus Sharesave Plan and (d) the approval, on an advisory basis, of our executive compensation; and (ii) against each of the shareholder proposals.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In compliance with this e-proxy process, on or about April 26, 2019, we mailed to our shareholders of record and beneficial owners the Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders are able to access the proxy materials on the website referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. By participating in the e-proxy process, we reduce the impact of our annual meeting of shareholders on the environment and save money on the cost of printing and mailing documents to you. See “Electronic Access to Proxy Materials and Annual Report on Form 10-K” below for further information on electing to receive proxy materials electronically.

Matters to Be Presented

We are not aware of any matters to be presented at the meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	notifying our Secretary in writing before the meeting at the address given on page 3; or

•	voting at the virtual meeting.

Attending and Voting at the Meeting

This year’s annual meeting will be a virtual meeting of shareholders conducted via live webcast. All shareholders of record on April 5, 2019 are invited to attend and participate in the meeting. Based on our prior experience, we believe that a virtual meeting provides expanded shareholder access and participation and improved communications, while affording shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.

To attend, and submit your questions during, the virtual meeting, please visit comcast.onlineshareholdermeeting.com. To participate in the annual meeting, you will need the 16-digit control number included on your Notice or on your proxy card. Beneficial shareholders who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962 (toll line). If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, cmcsa.com, including information on when the meeting will be reconvened.

Conduct of the Meeting

The Chairman of our Board (or any other person designated by our Board) has broad authority to conduct the annual meeting of shareholders in an orderly manner. This authority includes establishing rules of conduct, which will be available at the virtual meeting, for shareholders who wish to participate in the meeting. To ensure the meeting is conducted in a manner that is fair to all shareholders, the Chairman (or such other person designated by our Board) may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked and the amount of time devoted to any one question. However, consistent with our prior in-person annual meetings, all questions submitted in accordance with the rules of conduct generally will be addressed in the order received.

Additional Information on the Annual Meeting of Shareholders

If you have questions or would like more information about the annual meeting of shareholders, you can contact us in any of the following ways:

•	Via the Internet: Go to www.proxyvote.com or scan the QR code on your Notice or proxy card with a smartphone or tablet.

•	By telephone: Call toll free 1-866-281-2100.

•	By writing to the following address:

Thomas J. Reid, Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103

Shareholder Engagement

We have always maintained a very active and broad-based investor relations outreach program to solicit input and to communicate with shareholders on a variety of topics related to our business and strategy. Over the course of a year, our investor relations team, some of our named executive officers (“NEOs”) and other key employees typically speak with several hundred investors through investor roadshows, conferences and phone conversations.

In addition to our traditional investor relations outreach program, we hold in-person and telephonic governance roadshow presentations and discussions with our larger investors. Over the past year, we spoke with approximately 35 investors, including investors who sought to engage with us. We believe these investors represented approximately 40% of our outstanding shares of Class A common stock. We also spoke with two of the top proxy advisory firms. Many of these meetings included at least one of our NEOs.

This dialogue provides an opportunity to discuss governance matters generally, including our directors’ skills and tenure, our Board’s oversight roles and responsibilities, our various social and environmental initiatives, and our approach to compensation matters, including the linkage between pay and performance and our compensation program’s alignment to our shareholders’ interests. Through these discussions, some of our shareholders have suggested that we consider certain changes or additional disclosures. In response to feedback from some investors, we have included additional information on our company’s culture and values in this year’s proxy statement, as described in more detail on page 8 below.

Our Board has established a process for shareholders and other interested parties to communicate with its members. Correspondence may be addressed to the Board, the Lead Independent Director, any other particular director, any committee of the Board or any other group of directors, in care of Thomas J. Reid, Secretary, Comcast Corporation, at the mailing address provided above or the following e-mail address: audit_committee_chair@comcast.com. The Secretary, or his designee, promptly reviews all such correspondence, and, as appropriate, forwards it to the Board or other addressee based on the subject matter of the correspondence. Any such correspondence relating to accounting, internal accounting controls or auditing matters is handled in accordance with procedures established by the Audit Committee.

VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES AND VOTING RIGHTS

At the close of business on April 5, 2019, the record date, we had outstanding 4,529,346,634 shares of Class A common stock and 9,444,375 shares of Class B common stock.

On each matter to be voted on, the holders of Class A common stock and Class B common stock will vote together. As of the record date, each holder of Class A common stock is entitled to 0.0626 votes per share and each holder of Class B common stock is entitled to 15 votes per share.

We must have a quorum to carry on the business of the annual meeting of shareholders. This means that, for each matter presented, shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on that matter must be represented at the meeting, either by proxy or by attending the virtual meeting. If the meeting is adjourned for one or more periods aggregating at least five days due to the absence of a quorum, those shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of electing directors at such reconvened meeting. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement other than the election of directors.

The director candidates who receive the most votes will be elected to fill the available seats on our Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count for voting purposes. Withheld votes in regard to the election of directors, abstentions and broker nonvotes count for quorum purposes. Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on the ratification of the appointment of our independent auditors, but may not vote your shares on the election of directors or any of the other proposals.

PRINCIPAL SHAREHOLDERS

This table sets forth information as of March 15, 2019 about persons we know to beneficially own more than 5% of any class of our voting common stock.

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Class A common stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	345,999,294(1)	7.6%

Class A common stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	320,375,109(2)	6.9%

Class B common stock	Brian L. Roberts One Comcast Center Philadelphia, PA 19103	9,444,375(3)	100%

(1)	This information is based upon a Schedule 13G filing with the SEC on February 11, 2019 made by The Vanguard Group setting forth information as of December 31, 2018.

(2)	This information is based upon a Schedule 13G filing with the SEC on February 4, 2019 made by BlackRock, Inc. setting forth information as of December 31, 2018.

(3)

Includes 9,039,663 shares of Class B common stock owned by a limited liability company of which Mr. Brian L. Roberts is the managing member and 404,712 shares of Class B common stock owned by certain family trusts of which Mr. Roberts and/or his descendants are the beneficiaries. The shares of Class B common stock beneficially owned by Mr. Brian L. Roberts represent 33 1⁄3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable under the terms of our articles of incorporation. Under our articles of incorporation, each share of Class B common stock is convertible at the shareholder’s option into a share of Class A common stock. For information regarding Mr. Brian L. Roberts’ beneficial ownership of Class A common stock, see the table immediately below, “Security Ownership of Directors, Nominees and Executive Officers,” including footnote (10) to the table.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

This table sets forth information as of March 15, 2019 about the amount of common stock beneficially owned by (i) our current directors (all of whom are also nominees for director), (ii) the NEOs listed in “Executive Compensation – Summary Compensation Table” and (iii) our directors and executive officers as a group. No shares of common stock held by our directors or executive officers are held in margin accounts or have been hedged or pledged.

	Amount Beneficially Owned(1)				Percent of Class

Name of Beneficial Owner	Class A(2)		Class B		Class A(2)	Class B
Kenneth J. Bacon	33,603		–		*	–
Madeline S. Bell	26,038	(3)	–		*	–
Sheldon M. Bonovitz	211,244	(4)	–		*	–
Edward D. Breen	125,797		–		*	–
Stephen B. Burke	5,849,734	(5)	–		*	–
Michael J. Cavanagh	1,058,382		–		*	–
David L. Cohen	5,389,519	(6)	–		*	–
Gerald L. Hassell	135,592		–		*	–
Jeffrey A. Honickman	285,552	(7)	–		*	–
Maritza G. Montiel	9,503	(8)	–		*	–
Asuka Nakahara	20,132		–		*	–
David C. Novak	342,132	(9)	–		*	–
Brian L. Roberts	35,649,208	(10)	9,444,375	(11)	*	100	%(11)
David N. Watson	2,659,150	(12)	–		*	–
All directors and executive officers as a group (16 persons)	51,843,594		9,444,375		1.1%	100%

*	Less than 1% of the outstanding shares of the applicable class.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(2)

Includes beneficial ownership of the following number of shares for which the following persons hold options exercisable on or within 60 days of March 15, 2019: Mr. Burke, 4,763,610; Mr. Cavanagh, 808,782; Mr. Cohen, 3,886,160 (328,680 of which are held by a family trust); Mr. Roberts, 10,003,110; Mr. Watson, 1,762,694; and all executive officers as a group, 21,266,316.

Includes

beneficial ownership of the following number of shares underlying stock units held by the following persons that vest on or within 60 days of March 15, 2019: Mr. Burke, 193,274; Mr. Cavanagh, 117,971; Mr. Cohen, 111,214; Mr. Roberts, 48,778; Mr. Watson, 60,154; and all executive officers as a group, 535,381.

Includes

the following number of share equivalents that will be paid at a future date in cash and/or stock pursuant to an election made under our restricted stock plan for the following persons: Ms. Bell, 18,717; Mr. Bonovitz, 11,638; Mr. Hassell, 105,556; Mr. Honickman, 132,471; Ms. Montiel, 7,877; Mr. Nakahara, 13,059; and Mr. Novak, 9,705.

Includes

the following number of share equivalents that will be paid at a future date in stock under our deferred compensation plans for the following persons: Ms. Bell, 2,801; Mr. Breen, 4,818; Mr. Hassell, 25,326; Mr. Honickman, 31,644; Ms. Montiel, 1,201; Mr. Nakahara, 2,881; and Mr. Novak, 2,877.

(3)	Includes 2,200 shares held jointly by her and her spouse and 400 shares held by her spouse.

(4)

Includes 104,026 shares owned by family trusts of which he is a trustee; 33,860 shares owned by a family partnership; and 31,428 shares owned by a charitable foundation of which his spouse is a trustee.

(5)	Includes 600,000 shares held by a grantor retained annuity trust of which he is a trustee and 10,964 shares held by a charitable foundation of which he and his spouse are trustees.

(6)

Includes 914,262 shares owned in family trusts; 81,397 shares held by grantor retained annuity trusts of which he is a trustee; 80 shares held by his spouse; and 128,657 shares owned by a charitable foundation controlled by him, his spouse and his children.

(7)	Includes 20,000 shares held by a grantor trust of which he is a trustee and 154 shares owned by his daughters.

(8)	Includes 425 shares held in an individual retirement account.

(9)	Includes 500 shares held by family trusts.

(10)

Includes 286,044 shares owned by his spouse; 480 shares owned by his daughter; 1,080,211 shares owned by a family charitable foundation of which his spouse is a trustee; 13,712,646 shares owned by limited liability companies of which he is the managing member; and 8,114,490 shares owned by certain family trusts. Does not include shares of Class A common stock issuable upon conversion of Class B common stock beneficially owned by him; if he were to convert the Class B common stock into Class A common stock, he would beneficially own 45,093,583 shares of Class A common stock, representing approximately 1% of the Class A common stock.

(11)	See footnote (3) under “— Principal Shareholders” above.

(12)	Includes 140 shares owned by his spouse; 5,328 shares owned by his children; and 440,842 shares held in family trusts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors and executive officers file reports with the SEC pursuant to Section 16(a) of the Exchange Act indicating the number of shares of any class of our equity securities they owned when they became a director or executive officer and, after that, any changes in their ownership of our equity securities. We have reviewed copies of such reports and written representations from the individuals required to file the reports. Based on our review of these documents, we believe that all filings required to be made by our reporting persons for the period January 1, 2018 through December 31, 2018 were made on a timely basis.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

As described in more detail elsewhere in this proxy statement, below are some highlights of our corporate governance structure. As this is only a summary, we encourage you to read the entire proxy statement for more information on our corporate governance structure.

✓	Annual Director Elections

✓	Strong Lead Independent Director, with Defined Role and Responsibilities (see page 9 for more information)

✓	80% of Directors are Independent; Director Tenure Considered in Annual Board Director Independence Determinations (see page 15 for more information)

✓	Audit, Compensation and Governance and Directors Nominating Committees Composed of Independent Directors (see pages 13-14 for more information)

✓	Board Refreshment Achieved in Part through Mandatory Independent Director Retirement at 72 (see page 12 for more information)

➢	Three new independent directors within past three years

➢	Average tenure of independent directors following the annual meeting is 7 years

✓	40% of Directors (and 50% of Independent Directors) are Diverse by Gender or Race, Including Three of our Last Four Directors (see page 16 for more information)

✓	Annual Board and Committee Evaluation Process (see page 11 for more information)

✓	Proxy Access By-Law (see page 12 for more information)

✓	Appropriate Board/Committee Level Risk Oversight of Company Risks (see page 9 for more information)

✓

Proactive Shareholder Engagement Program – Over the Past Year, Have Met with Approximately 35 Investors, Representing Approximately 40% of our Outstanding Shares of Class A Common Stock (see page 3 for more information)

✓	Annual Board and Compensation Committee Discussion of Succession Planning for CEO and Senior Executives (see page 10 for more information)

✓	Compensation Committee Directly Retains Independent Compensation Consultant (see page 11 for more information)

✓	Opportunity for Executive Sessions at Every In-Person Board and Committee Meeting

➢	In 2018, executive sessions held following five Board meetings and most regularly scheduled Committee meetings (see page 8 for more information)

✓

Robust Stock Ownership Requirements: CEO = 10x Salary; Other Named Executive Officers = 3x Salary; Nonemployee Directors = 5x Annual Retainer; All of our NEOs’ Beneficial Shareholdings Significantly Exceed these Thresholds (see pages 12 and 49 for more information)

✓	No Dividend Equivalents Paid on any Unearned Performance-Based Restricted Stock Units

✓	Prohibition on Hedging; Any Pledging Subject to Approval of Chair of Governance and Directors Nominating Committee; No Current Pledges (see page 49 for more information)

✓	Recoupment (“Clawback”) Policy for Executive Compensation (see page 50 for more information)

✓	No Automatic (“Single Trigger”) Acceleration of Vesting in Connection with a Change in Control (see page 49 for more information)

OUR COMPANY

We are a global media and technology company with three primary businesses, Comcast Cable Communications (“Comcast Cable”), NBCUniversal Media (“NBCUniversal”) and Sky Limited (formerly, Sky plc (“Sky”)).

•

Comcast Cable is one of the leading providers of high-speed internet, video, voice and security and automation services to residential customers under the XFINITY brand; we also provide these and other services to business customers, sell advertising and have a wireless voice and data service, known as Xfinity Mobile, using our mobile virtual network operator rights to use Verizon’s wireless network.

•

NBCUniversal operates a diversified portfolio of cable networks, the NBC and Telemundo broadcast networks, television studio production operations, television station groups, Universal Pictures and Universal Parks and Resorts.

•

Sky, which we acquired in the fourth quarter of 2018, is a leading media and entertainment company in Europe. Sky’s direct-to-consumer business provides video, internet, voice and wireless phone services, and its content business operates entertainment and sports networks and the Sky News broadcast network.

We have a deep-rooted strategic focus on long-term growth, which we have achieved in part by executing on a series of pivotal transactions. We acquired AT&T Broadband in 2002, more than doubling our then size, and NBCUniversal in 2011, adding scale in media and in content creation. This past year marked another transformative moment, with our acquisition of Sky, which significantly strengthened our global footprint.

Underpinning this strategic focus on long-term growth is our company’s culture, which is built on integrity and respect – with the goal of working together to drive our businesses to be creative, innovative and competitive. Our core values that guide our company include:

•	Entrepreneurial spirit. We embrace good ideas, bring them to life quickly and constantly look for new ways to innovate for our customers.

•	Acting with integrity. We strive to do what’s right and treat people the right way.

•

Respect for each other. We are committed to a culture of fairness, respect and inclusion: within our leadership and our workforce, with our suppliers, in our programming and in the communities we serve. We believe that a diverse and inclusive company creates a more effective company, leading us to approach diversity as a driver for business growth and innovation.

•

Giving back to the community. We have a long history of investing in and supporting local communities and organizations, developing programs and partnerships, and mobilizing our resources to connect people and inspire positive and substantive change.

We provide additional information on our company and its values, including through our annual Diversity and Inclusion and Corporate Social Responsibility Reports, on our website, comcastcorporation.com. The information on our website and in such reports is not incorporated by reference into this filing.

THE BOARD

We are governed by a Board of Directors and various committees of the Board that meet throughout the year. During 2018, there were 11 meetings of our Board and a total of 22 committee meetings. Each director attended more than 75% of the aggregate number of Board meetings and the number of meetings held by all of the committees on which he or she served.

Our independent directors have the opportunity to meet separately in an executive session following each regularly scheduled in-person Board meeting and, under our corporate governance guidelines, are required to meet in executive session at least two times each year.

•	During 2018, our independent directors held executive sessions following our five regularly-scheduled Board meetings and most regularly scheduled meetings of Board committees.

We require our directors to participate in the annual meeting of shareholders, barring unusual circumstances. Each director then in office attended the 2018 annual meeting of shareholders.

Board Leadership Structure

Our Board regularly reviews our Board leadership structure. Our Board believes that we and our shareholders are best served by having Brian L. Roberts serve as both our Chairman and Chief Executive Officer. We believe that Mr. Roberts is a strong and effective leader, at both the company and Board levels, who provides critical leadership in carrying out our strategic initiatives and confronting our challenges. He serves as an effective bridge between the Board and management, facilitating strong collaboration and encouraging open lines of communication with the Board. As such, we believe that Mr. Roberts is the most appropriate person to serve as Chairman of our Board. Moreover, having an independent Chairman is a minority practice among major companies, and having one individual perform the roles of Chairman and Chief Executive Officer is not restricted or prohibited by current laws or regulations.

Our Board believes that Board independence and oversight of management are effectively maintained: through the Board’s composition, where 80% of our directors are independent; through our Audit, Compensation and Governance and Directors Nominating Committees, which are composed entirely of independent directors; and through our Lead Independent Director, who, among other duties and as more fully described immediately below, presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors. Additionally, all of our directors, including our Chairman, are bound by fiduciary obligations under law to act in a manner that they believe to be in our best interests and the best interests of our shareholders.

Lead Independent Director

In accordance with our corporate governance guidelines, our Board has a strong Lead Independent Director position, which is currently filled by Mr. Breen. The Lead Independent Director:

•	presides at any meetings of the Board at which the Chairman is not present;

•

facilitates communication between the Chairman and the independent directors, and communicates periodically as necessary between Board meetings and executive sessions with our independent directors, following discussions with management and otherwise on topics of importance to our independent directors;

•	consults with our independent directors concerning the need for an executive session in connection with each regularly scheduled Board meeting;

•	has authority to schedule meetings of the independent directors, including executive sessions of the independent directors;

•	reviews and has the opportunity to provide input on meeting agendas and meeting schedules for the Board;

•	with the Compensation Committee, organizes the annual Board evaluation of the performance of our Chief Executive Officer and senior management; and

•	with the Governance and Directors Nominating Committee, reviews and approves the process for the annual self-assessment of our Board and its committees.

The role of Lead Independent Director is filled by an independent director recommended by the Governance and Directors Nominating Committee and appointed by the Board annually at the Board meeting immediately following the annual meeting of shareholders.

Risk Oversight

While risk management is primarily the responsibility of our management, our Board understands the significant risks facing our company and exercises, as a whole and through its committees, an appropriate degree of risk oversight. Our management, with involvement and input from our Board, performs a companywide enterprise risk management assessment to identify key risks and to manage and mitigate the significant strategic, operational and legal risk areas for our company. Our executive management committee, which is composed of our NEOs, has the overall responsibility for, and oversight of, this process, and an enterprise risk management steering committee, composed of legal, financial, accounting and business executives, manages it. We also assign one or more senior business executives to work with the executive management committee and steering committee on each of the identified risks to appropriately monitor and manage them.

Our Board and its committees exercise their respective roles in risk oversight in a variety of ways, including the following:

Board

• Oversees the key risks identified through our enterprise risk management process for Board oversight:

○   competitive risks facing our businesses, including risks relating to the growth and diversification of our businesses;

○   reputational and customer service risks;

○   succession planning for our executive management committee and other senior executives;

○   cybersecurity risks; and

○   legal and regulatory risks.

• Reviews other significant risks facing our company identified through the enterprise risk management process. Among these are significant strategic, operational and legal risks, including human capital risks such as those relating to sexual and other harassment and overall workplace employee culture.

• Receives annual report on our government affairs group’s political spending, lobbying and trade association activities.

Audit Committee

• Reviews the quality and integrity of our financial statements.

• Monitors our internal controls and disclosure controls and procedures.

• Reviews the performance and responsibilities of our internal audit function and activities.

• Evaluates the qualification, performance and independence of our independent auditors.

• Reviews policies and practices with respect to financial risk assessment and management, including our major financial risk exposures and steps taken to monitor and manage such exposures.

• Reviews processes and practices with respect to our enterprise risk management assessment.

• Reviews the risks disclosed in Part I, “Item 1A. Risk Factors,” in our Annual Reports on Form 10-K.

• Reports its discussions to the full Board for consideration and action when appropriate.

Compensation Committee

• Oversees risks associated with our compensation policies and practices with respect to our executive compensation program.

• Oversees risks associated with compensation and benefit plans and policies generally, including with respect to recruitment, development, promotion, retention and compensation of our senior executives and other employees.

• Oversees succession planning for senior management.

• Reports its discussions to the full Board for consideration and action when appropriate.

Governance and Directors Nominating Committee

• Provides general oversight of corporate governance responsibilities, activities and functions.

• Monitors effectiveness of our compliance program.

• Reviews and assesses our business resiliency programs.

• Periodically reviews our Statement on Political and Trade Association Activity.

• Periodically reviews and assesses our Corporate Social Responsibility Report.

• Reports its discussions to the full Board for consideration and action when appropriate.

Regular business presentations throughout the year to the Board and its committees also highlight any significant relevant risks and exposures.

Succession Planning and Talent Management

Assuring that we have the appropriate senior management talent to successfully pursue our strategies is one of the Board’s primary responsibilities. To this end, at least once a year, the Board discusses succession planning for our CEO and the remainder of our senior executive management team. To help fulfill the Board’s responsibility, our Compensation Committee is required, pursuant to our corporate governance guidelines, to ensure that we have in place appropriate planning to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO succession planning includes criteria that reflect our business strategies, such as identifying and developing internal candidates. Our corporate governance guidelines also require that our Compensation Committee ensure that we have appropriate succession planning for the remainder of our senior executive management team, including our NEOs. Each year, our Board and Compensation Committee discuss succession planning for our senior executive management team and their respective direct reports.

Recruiting, developing, promoting and retaining top talent is a key priority for our company. Throughout the year, our executive management committee, as well as a broader array of executives throughout our businesses, make presentations to the Board and its committees and also interact with our directors during Board dinners before our five regularly scheduled Board meetings. This engagement between directors and our current and future leaders gives our directors meaningful insight into our current pool of talent, what attracts and retains our executives, and our company culture.

Board and Committee Evaluations

Each year, our Board and each of its committees perform a self-assessment to evaluate their effectiveness. As part of these assessments, each director completes a detailed questionnaire for the Board and any committees on which he or she serves, addressing topics such as Board structure and composition, Board responsibilities, Board meetings and materials, Board and management interactions, and ethics and compliance. The questionnaire seeks responses based on numerical ratings and also seeks qualitative comments on each question and any other general comments. The Governance and Directors Nominating Committee reviews and approves the process and the questionnaires to be used, with outside counsel also reviewing the questionnaires. The results of the assessments are compiled anonymously, with the average numerical response and any qualitative responses to each question, as well as a general summary of the results, being reviewed and discussed at the Board and the Governance and Directors Nominating Committee (as it relates to both the Board and all committees), each other committee (as it relates to such committee) and, as appropriate, with any individual director. The Governance and Directors Nominating Committee develops action plans for any items that may require follow up.

Com pensation Consultant

Our Compensation Committee retained Korn Ferry as its independent compensation consultant for 2018. Korn Ferry provides research, analysis and input as to the form and amount of executive and director compensation, which generally includes market research utilizing information derived from proxy statements, surveys and its own consulting experience and insight, as well as the provision of other methodological standards and policies in accordance with its established procedures. This research, analysis and input has been provided to both our Compensation Committee and to management. The Compensation Committee collaborated with Korn Ferry to determine and approve the parameters used to conduct the assessment work, including items such as the composition of peer groups, the relevant market statistical reference points within the data (e.g., median) and the elements of compensation. Korn Ferry did not determine or recommend the form or amount of compensation of our NEOs for 2018.

In 2018, we paid Korn Ferry approximately $360,000 for services related to executive and director compensation and paid Korn Ferry approximately $406,000 for leadership and talent consulting and executive search services.

Our Compensation Committee has determined that Korn Ferry’s work for us does not raise any conflicts of interest. Our Compensation Committee reached this determination by reviewing the fees paid to Korn Ferry and evaluating its work under applicable SEC and NASDAQ Global Select Market rules on conflicts of interest. This evaluation included considering all of the services provided to us, the amount of fees received as a percentage of Korn Ferry’s annual revenue, its policies and procedures designed to prevent conflicts of interest, any business or personal relationships between Korn Ferry and the members of our Compensation Committee or executive officers and any ownership of our stock by Korn Ferry’s team that provided our executive and director compensation services.

As part of their job responsibilities, certain of our executive officers participate both in gathering and presenting facts related to compensation and benefits matters as requested by the Compensation Committee and in formulating and making recommendations to the Compensation Committee in these areas. These executives, together with our employees who work in the compensation area, also conduct research and consult with compensation consultants, legal counsel and other expert sources to keep abreast of developments in these areas. All decisions, however, regarding the compensation of our NEOs are made by the Compensation Committee and are reviewed by the Board, following reviews and discussions held in executive sessions.

Director Stock Ownership Policy

Our nonemployee director stock ownership policy requires our nonemployee directors to hold a number of shares of our common stock having a value equal to five times the director’s annual cash retainer. Each nonemployee director has a period of five years following his or her first year of service to reach this ownership requirement. For purposes of this policy, “ownership” does not include any stock held in margin accounts or pledged as collateral for a loan. In addition, “ownership” includes 60% of deferred shares under our restricted stock plan. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. Our nonemployee director stock ownership policy is posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com. All nonemployee directors satisfied the requirements of our stock ownership policy in 2018.

Retirement Age/ Director Tenure/ Director Emeritus Program

Our corporate governance guidelines require that our nonemployee directors who are also independent directors not stand for re-election to the Board after reaching the age of 72. We do not have a director tenure requirement, as we believe our retirement policy and natural turnover achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge and refreshing the Board with new directors who bring new perspectives and diversity to our Board as longer-term directors retire. Notwithstanding this belief and the fact that our corporate governance guidelines and NASDAQ Global Select Market rules do not deem long-tenured directors to be not independent, our Board reviews director tenure in connection with its director independence determinations. If all of our director nominees are elected at the annual meeting, the average tenure of our independent directors will be 7 years.

Our Board has created a director emeritus program to avail itself of the counsel of retiring directors who have made and can continue to make a unique contribution to the deliberations of the Board. Under the program, the Board may, at its discretion, designate a retiring director as director emeritus for a period of one year. A director emeritus may provide advisory services as requested from time to time and may be invited to attend meetings of the Board, but may not vote, be counted for quorum purposes or have any of the duties or obligations imposed on our directors or officers under applicable law or otherwise be considered a director.

Corporate Governance Guidelines and Code of Conduct

Our Board has adopted corporate governance guidelines. These guidelines address items such as the standards, qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, we have codes of conduct that apply to all our employees, including our executive officers, and our directors. Both the guidelines and the code of conduct applicable to our executive officers and directors are posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com. We will disclose under “Corporate Governance” in the Investors section of our website any amendments to, or any waivers under, the code of conduct that are required to be disclosed by the rules of the SEC.

Director Nominations

Our Governance and Directors Nominating Committee will consider director candidates nominated by shareholders and will evaluate any such candidates in a similar manner as any other candidates. To submit a nomination, shareholders must provide a written notice in accordance with the requirements in our by-laws within the following time periods. For the election of directors at the 2020 annual meeting of shareholders, if such meeting is called for a date between May 6, 2020 and July 5, 2020, we must receive written notice at the address given on page 3 on or after February 6, 2020 and on or before March 7, 2020. If such meeting is called for any other date, we must receive written notice by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first.

In addition, a shareholder or group of up to 20 shareholders owning at least 3% of the aggregate number of our outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of our Board or two directors, provided the shareholder(s) and nominee(s) satisfy the requirements in our by-laws. Notice of proxy access director nominees for the election of directors at the 2020 annual meeting of shareholders, if such meeting is called for a date between May 6, 2020 and July 5, 2020, must be received on or after November 28, 2019 and on or before December 28, 2019. If such meeting is called for any other date, we must receive written notice by the later of the close of business on the date that is 180 days prior to such meeting or the tenth day following the date the meeting is first publicly announced or disclosed.

Shareholders can obtain a copy of our by-laws by writing to Thomas J. Reid, Secretary, Comcast Corporation, at the address given on page 3. A copy of our by-laws also has been filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2018 and is posted on our website under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com.

COMMITTEES OF OUR BOARD

Our Board has four standing committees, each of which has a charter posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com.

The table below provides membership and meeting information for each of these committees.

	Audit Committee	Compensation Committee	Finance Committee	Governance and Directors Nominating Committee
Kenneth J. Bacon				Chair
Madeline S. Bell	X			X
Sheldon M. Bonovitz			X
Edward D. Breen		Chair
Gerald L. Hassell		X	Chair
Jeffrey A. Honickman❖	Chair			X
Maritza G. Montiel❖	X
Asuka Nakahara	X
David C. Novak		X
❖ Audit Committee Financial Expert
Number of Meetings Held in 2018	11	5	0	6

Committee	Committee Description
Audit Committee

Each member is independent and financially literate for audit committee purposes under NASDAQ Global Select Market rules.

Our Board has concluded that Jeffrey A. Honickman and Maritza G. Montiel qualify as audit committee financial experts.

The Audit Committee is responsible for the oversight and evaluation of:

•  the qualifications, independence and performance of our independent auditors;

•  the qualifications and performance of our internal audit function; and

•  the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting.

Compensation Committee

Each member is independent under NASDAQ Global Select Market rules and qualifies as a “non-employee director” (as defined under Rule 16b-3 under the Exchange Act) and an “outside director” (as defined in Section 162(m) of the Internal Revenue Code of 1986).

The Compensation Committee:

•  Reviews and approves our compensation and benefit programs, ensures the competitiveness of these programs and oversees and sets compensation for our senior executives.

•  Is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our senior executives, establishing and evaluating performance-based goals related to compensation, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally.

•  Performs an annual review of our compensation philosophy, our executive compensation programs, including any material risks related to our programs, and the performance of our NEOs. The Compensation Committee’s determinations are reviewed annually by the independent directors.

•  Oversees succession planning for our senior management (including our Chief Executive Officer).

Finance Committee

The Finance Committee provides advice and assistance to us, including as requested by the Board.

•  The Finance Committee may act for the directors in the intervals between Board meetings with respect to matters delegated to it from time to time by our Board in connection with a range of financial and related matters.

•  Areas of the Finance Committee’s focus may include acquisitions, banking activities and relationships, capital allocation initiatives, capital structure, cash management, derivatives risks, equity and debt financings, investments and share repurchase activities.

Governance and Directors Nominating Committee

Each member is independent under NASDAQ Global Select Market rules.

The Governance and Directors Nominating Committee:

•  Exercises general oversight with respect to the governance of our Board, as well as corporate governance matters involving us and our directors and executive officers.

•  Is responsible for periodically leading reviews and evaluations of the performance, size and responsibilities of our Board and its committees.

•  Identifies and recommends director nominees. In identifying and evaluating candidates, whether recommended by the committee or by shareholders (as described above), the committee considers an individual’s professional knowledge, business, financial and management expertise, industry knowledge and entrepreneurial background and experience, as well as applicable independence requirements. The committee also gives significant consideration to the current composition and diversity of our Board.

PROPOSAL 1: ELECTION OF DIRECTORS

Based on the recommendation of our Board’s Governance and Directors Nominating Committee, our Board has nominated the director candidates named below in “Director Biographies.” All of the nominees for director currently serve as our directors. All of our directors are elected annually.

If a director nominee becomes unavailable before the annual meeting of shareholders, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one, or the Board may reduce its size.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

INDEPENDENCE DETERMINATIONS

Following the annual meeting of shareholders, if all director nominees are elected to serve as our directors, eight of our ten directors will be independent, and the average tenure of our independent directors will be 7 years.

Our Board has determined that each of our nonemployee directors, other than Mr. Bonovitz, who is married to a first cousin of Mr. Brian L. Roberts, is independent in accordance with the director independence definition specified in our corporate governance guidelines, which is posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com, and in accordance with applicable NASDAQ Global Select Market rules. In making its independence determinations, our Board considered transactions and relationships between each director or any member of his or her immediate family and us, including those reported under “Related Party Transaction Policy and Certain Transactions” below. The Board also considered that in the ordinary course of business we have, during the current year and the past three fiscal years, sold products and services to, purchased products and services from, and/or made charitable donations (including by certain of our executive officers) to companies at which some of our directors are currently an executive officer or a significant shareholder. In each case, the amount paid or donated to or received from these companies was below 1% of the recipient company’s total consolidated gross revenues, which is far below the 5% limit prescribed by NASDAQ Global Select Market rules. Additionally, although neither of our corporate governance guidelines nor NASDAQ Global Select Market rules deem a long-tenured director not independent, our Board reviewed director tenure in connection with making its independence determinations.

DIRECTOR CHARACTERISTICS

As baseline director qualifications, our Board seeks, and each of our directors possesses, key attributes that we deem critical in being a director, including strong and effective decision-making, communication and leadership skills; high ethical standards, integrity and values; and a commitment to representing the long-term interests of our shareholders. Our Board then strives to balance the need to have directors with a variety of experiences and areas of expertise and knowledge, while maintaining gender and minority representation (40% of our directors, and 50% of our independent directors, are diverse by gender or race, including three of our last four directors).

As described in more detail on page 11, our Board and each of its committees perform an annual self-assessment, which among other things, evaluates the overall composition of our Board, including the diversity of skills and backgrounds of our directors. Our Governance and Directors Nominating Committee has developed a detailed matrix outlining certain specific director qualifications and skills, including those highlighted below, to help ensure that our directors bring to the Board a diversity of experience, qualifications and skills to oversee and address the current issues facing our company. Our Governance and Directors Nominating Committee also considers these qualifications, including with respect to gender and minority diversity, as it seeks to identify and evaluate potential new directors.

	Internet, Video Phone or Wireless Industry	Media Industry	Financial/ Accounting	Consumer Products/ Customer- Oriented Focus	Government Affairs	Internat- ional	Talent Manage- ment	Legal	Non-Profit/ Educational/ Philanthropic	Current/Former CEO/President/ Executive Officer	Diversity (Gender/Race)
Kenneth J. Bacon*			X		X				X	X	X (African American)
Madeline S. Bell*				X					X	X	X (Female)
Sheldon M. Bonovitz								X	X	X
Edward D. Breen*	X			X						X
Gerald L. Hassell*			X	X						X
Jeffrey A. Honickman*			X	X						X
Maritza G. Montiel*			X		X		X			X	X (Hispanic Female)
Asuka Nakahara*			X						X	X	X (Asian American)
David C. Novak*				X		X	X		X	X
Brian L. Roberts	X	X								X

* Independent Director

DIRECTOR BIOGRAPHIES

Kenneth J. Bacon: Mr. Bacon has been a partner at RailField Partners, a financial advisory and asset management firm, since his retirement from Fannie Mae in March 2012, where he had served as the Executive Vice President of the multifamily mortgage business since July 2005. From January 2005 to July 2005, he served as the interim Executive Vice President of Housing and Community Development. Mr. Bacon is a member of the National Multifamily Housing Council.

Qualifications: We believe that Mr. Bacon’s significant experience in government affairs, the financial and housing industries and the non-profit, educational and philanthropic communities as noted above renders him qualified to serve as one of our directors.

Age: 64 Director since: November 2002 Current Public Company Directorships: Ally Financial Inc. Welltower Inc. Former Public Company Directorships: Forest City Realty Trust

Madeline S. Bell: Ms. Bell is the President and Chief Executive Officer of The Children’s Hospital of Philadelphia (CHOP), a top-ranked children’s hospital in the United States. Prior to being promoted to Chief Executive Officer in July 2015, Ms. Bell served as CHOP’s Chief Operating Officer for eight years. Ms. Bell began her career as a pediatric nurse and moved from a variety of different nursing roles into hospital administration in 1989, and holds a Master of Science degree in organizational dynamics. Ms. Bell serves on the boards of the Federal Reserve Bank of Philadelphia, the Children’s Hospital Association, the Leonard Davis Institute of Health Economics and Solutions for Patient Safety, and also serves on the Executive Committee of the Greater Philadelphia Chamber of Commerce and is a member of the Chamber’s CEO Council for Growth. Ms. Bell also serves on the Villanova University College of Nursing Board of Consultors.

Qualifications: We believe that Ms. Bell’s experience and leadership of CHOP as noted above and her experience in the non-profit community render her qualified to serve as one of our directors.

Age: 57 Director since: February 2016

Sheldon M. Bonovitz: Mr. Bonovitz is currently Chairman Emeritus of Duane Morris LLP, a law firm. From January 1998 to December 2007, he served as Chairman and Chief Executive Officer of Duane Morris. Mr. Bonovitz is also Chairman of The Fund for the School District of Philadelphia, a trustee of the Dolfinger-McMahon Charitable Trust and the Christian R. and Mary F. Lindbach Foundation and a member of the board of trustees of the Barnes Foundation, the Free Library of Philadelphia Foundation and the Philadelphia Museum of Art.

Qualifications: We believe that Mr. Bonovitz’s experience and leadership in the legal industry, including his experience as a chief executive officer as noted above, and experience in tax matters and the non-profit, educational and philanthropic communities render him qualified to serve as one of our directors.

Age: 81 Director since: March 1979

Edward D. Breen: Mr. Breen is the Chief Executive Officer and a director of DowDuPont Inc. Prior to his role at DowDuPont, Mr. Breen was the Chief Executive Officer and Chairman of the Board of E. I. du Pont de Nemours and Company until its merger with The Dow Chemical company in August 2017; he had joined the DuPont board in February 2015 and had been its Chief Executive Officer since November 2015. Mr. Breen was the Chief Executive Officer of Tyco International Ltd. from July 2002 until September 2012, was the Chairman of its Board until March 2016 and was one of its directors until September 2016. Prior to joining Tyco International, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola’s Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola’s Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument’s Broadband Networks Group. Mr. Breen is a member of the advisory board of New Mountain Capital, and had previously served as one of our directors from June 2005 until November 2011.

Qualifications: We believe that Mr. Breen’s extensive experience in the technology, equipment supplier and consumer product sectors, notably as those sectors relate to the video, phone and wireless industries, including his various experiences as a president and chief executive officer as noted above, renders him qualified to serve as one of our directors.

Age: 63 Director since: February 2014 Current Public Company Directorships: DowDuPont Inc. Former Public Company Directorships: E.I. du Pont de Nemours and Company Tyco International Ltd.

Gerald L. Hassell: Mr. Hassell was the Chief Executive Officer of The Bank of New York Mellon from 2011 until July 2017, and was Chairman of its Board until December 2017. Prior to the merger of The Bank of New York Company, Inc. and Mellon Financial Corporation in July 2007, Mr. Hassell was President of The Bank of New York Company, Inc. and The Bank of New York. Mr. Hassell is a member of the board of trustees of Duke University, a member of the board of visitors of Columbia University Medical Center, Vice Chairman of Big Brothers/Big Sisters of New York and a member of the board of the Lincoln Center for the Performing Arts.

Qualifications: We believe that Mr. Hassell’s significant experience and leadership in the financial industry, including with respect to consumer financial products and his experience as a president and chief executive officer as noted above, render him qualified to serve as one of our directors.

Age: 67 Director since: May 2008 Current Public Company Directorships: MetLife, Inc. Former Public Company Directorships: The Bank of New York Mellon

Jeffrey A. Honickman: Mr. Honickman has served since 1990 as the Chief Executive Officer of Pepsi-Cola & National Brand Beverages, Ltd., a bottling and distribution company, which includes among its affiliates Pepsi-Cola Bottling Company of New York, Inc. and Canada Dry bottling companies from New York to Virginia. He is also the Vice President and Secretary of Antonio Origlio Inc., a beverage distributor based in Philadelphia, Pennsylvania, which does business as Origlio Beverages. He currently serves as Chairman of the American Beverage Association Board of Directors and as a director of the Dr. Pepper Snapple Bottlers Association.

Qualifications: We believe that Mr. Honickman’s significant experience in the wholesale and consumer products industries, including his experience as a chief executive officer as noted above, renders him qualified to serve as one of our directors.

Age: 62 Director since: December 2005

Maritza G. Montiel: Ms. Montiel served as Deputy Chief Executive Officer and Vice Chairman of Deloitte LLP from 2011 through her retirement in May 2014. As Deputy Chief Executive Officer, among other things, Ms. Montiel led a variety of strategic initiatives, including the transformation of the $1.4 billion Federal Government Services Practice. During her tenure at Deloitte, she held numerous senior management roles, including Managing Partner (Leadership Development and Succession, Deloitte University) from 2009 to 2011 and Regional Managing Partner from 2001 to 2009, and she was the Advisory Partner for many engagements in which Deloitte was the principal auditor.

Qualifications: We believe that Ms. Montiel’s extensive experience and leadership in the accounting profession, including her experience as the former Deputy Chief Executive Officer and Vice Chairman of Deloitte, coupled with her skills in corporate governance matters, render her qualified to serve as one of our directors.

Age: 67 Director since: June 2018 Current Public Company Directorships: AptarGroup, Inc. McCormick & Company, Incorporated Royal Caribbean Cruises Ltd.

Asuka Nakahara: Mr. Nakahara has been a partner of Triton Atlantic Partners, a real estate advisory firm and investment vehicle that he co-founded, since 2009. He also has served as an Associate Director of the Zell-Lurie Real Estate Center at the Wharton School of the University of Pennsylvania for the past 19 years. Mr. Nakahara began his career at Trammell Crow Company as a leasing agent in 1980, was named a partner in 1983 and was promoted to its Chief Financial Officer in 1996, overseeing finance, capital markets, mergers and acquisitions, marketing, Trammell Crow University, human resources and other new business initiatives. He retired from Trammell Crow in 1999. Mr. Nakahara served on the board of, and was the chair of the Investment Committee of, the United States Golf Association, and also is a past board member of the PGA of America.

Qualifications: We believe that Mr. Nakahara’s extensive knowledge of real estate and general advisory matters, including his leadership and academic experiences, as well as his prior experience as a chief financial officer as noted above, render him qualified to serve as one of our directors.

Age: 63 Director since: February 2017 Current Public Company Directorships: CBRE Clarion Global Real Estate Income Fund

David C. Novak: Mr. Novak is the founder of OGO Enterprises, LLC, a company whose mission is to inspire people through personal recognitions that deepen relationships. Prior to that, Mr. Novak was the Chief Executive Officer of YUM! Brands, Inc. from January 2000 until December 2014, and was the Chairman of its Board from January 2001 until December 2014 and the Executive Chairman of its Board from January 2015 until May 2016. Mr. Novak is also the author of Taking People With You: The Only Way to Make BIG Things Happen, a New York Times and Wall Street Journal best-seller based on a successful leadership program he developed focused on teamwork and a belief in people, which rewards and recognizes customer-focused behavior.

Qualifications: We believe that Mr. Novak’s extensive knowledge of customer service-oriented business practices and talent management, as well as his prior experience as a chief executive officer and chairman as noted above, render him qualified to serve as one of our directors.

Age: 66 Director since: December 2016 Former Public Company Directorships: YUM! Brands, Inc.

Brian L. Roberts: Mr. Brian L. Roberts has served as our President since February 1990, as our Chief Executive Officer since November 2002 and as our Chairman of the Board since May 2004. As of December 31, 2018, Mr. Roberts, through his ownership of our Class B common stock, had sole voting power over 33 1⁄3% of the combined voting power of our two classes of voting common stock. Mr. Roberts is also a director of the National Cable and Telecommunications Association, the principal trade association of the cable industry, and is a director emeritus of CableLabs, the cable industry’s research and development organization.

Qualifications: We believe that Mr. Roberts’ extensive experience and leadership in the internet, video, phone, media and entertainment and wireless industries, including as our Chief Executive Officer and President, render him qualified to serve as one of our directors.

Age: 59 Director since: March 1988

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, Deloitte & Touche LLP (“Deloitte”). Deloitte, together with its predecessors, has served as our independent auditors since 1963. The lead engagement partner from Deloitte is required to be rotated every five years. The process for selection of a new lead engagement partner includes a meeting between the Chair of the Audit Committee and the candidate for this role, as well as discussion by the full Audit Committee and meetings with senior management.

Each year, the Audit Committee, along with our management and internal auditors, reviews Deloitte’s performance as part of the Audit Committee’s consideration of whether to reappoint the firm as our independent auditors. As part of this review, the Audit Committee considers (i) the continued independence of Deloitte, (ii) its quality of service provided on prior audits, (iii) evaluations of Deloitte by our management and internal auditors, (iv) Deloitte’s effectiveness of communications and working relationships with the Audit Committee and our management and internal auditors, (v) the length of time Deloitte has served as our independent auditors and (vi) the quality and depth of Deloitte and the audit team’s expertise and experience in our industries in light of the breadth, complexity and global reach of our businesses.

Following the Audit Committee’s review of Deloitte’s performance, the Audit Committee appointed Deloitte to serve as our independent auditors for the year ending December 31, 2019. The Audit Committee and our Board recommend that you ratify this appointment, although your ratification is not required. A partner of Deloitte will be present at the annual meeting and will be available to respond to appropriate questions.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS.

Set forth below are the fees paid or accrued for the services of Deloitte, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2018 and 2017.

	2018	2017
	(in millions)
Audit fees	$21.2	$19.5
Audit-related fees	1.7	1.5
Tax fees	0.7	0.7
All other fees	0.4	0.1

	$24.0	$21.8

Audit fees consisted of fees paid or accrued for services rendered to us and our subsidiaries for the audits of our annual financial statements, audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002), reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings and the implementation of the new revenue recognition standard. The increase in audit fees in 2018 is primarily due to fees paid or accrued for incremental audit work related to the acquisition of Sky.

Audit-related fees consisted of fees paid or accrued for financial due diligence services, attestation services related to contractual and regulatory compliance and audits of our employee benefit plans.

Tax fees consisted of fees paid or accrued for domestic and foreign tax compliance services, including review of tax returns and tax examination assistance. There were no fees paid or accrued in 2018 and 2017 for tax planning.

Other fees in 2018 primarily consisted of consulting fees paid or accrued relating to previous Sky engagements. Other fees in 2018 and 2017 also included fees paid or accrued for subscription services.

PREAPPROVAL POLICY OF AUDIT COMMITTEE OF SERVICES PERFORMED BY INDEPENDENT AUDITORS

The Audit Committee’s policy requires that the committee preapprove all audit and non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general preapproval, it requires separate preapproval by the Audit Committee. Even if a service has received general preapproval, if the fee associated with the service exceeds $1 million in a single engagement or series of related engagements, it requires separate preapproval. The Audit Committee has delegated its preapproval authority to its Chair.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (as used in this section, “we” or “our”) is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ Global Select Market rules. Each member also is financially literate for audit committee purposes under the NASDAQ rules, and the Board has concluded that Jeffrey A. Honickman and Maritza G. Montiel qualify as audit committee financial experts. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is posted under “Corporate Governance” in the Investors section of Comcast’s website at www.comcastcorporation.com.

We serve in an oversight capacity and are not intended to be part of Comcast’s operational or managerial decision-making process. Comcast’s management is responsible for the preparation, integrity and fair presentation of information in Comcast’s consolidated financial statements, financial reporting process and internal control over financial reporting. Deloitte, Comcast’s independent auditors, is responsible for auditing Comcast’s consolidated financial statements and internal control over financial reporting. Our principal purpose is to monitor these processes.

In this context, at each regularly scheduled in-person meeting, we met and held discussions with management, Comcast’s internal auditors and the independent auditors. Management represented to us that Comcast’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis.

Prior to their issuance, we reviewed and discussed the quarterly and annual earnings press releases (including the presentation of non-GAAP financial information), consolidated financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including critical accounting judgments and estimates) with management, Comcast’s internal auditors and the independent auditors. We also reviewed Comcast’s policies and practices with respect to financial risk assessment, as well as its processes and practices with respect to enterprise risk assessment and management. We discussed with the independent auditors matters required to be discussed by PCAOB AS 1301, Communications with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X.

We discussed with the independent auditors the overall scope and plans for their audit and approved the terms of their engagement letter. We also reviewed Comcast’s internal audit plan. We met with the independent auditors and with Comcast’s internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of Comcast’s internal controls and the overall quality and integrity of Comcast’s financial reporting. Among other things, in our discussions with the independent auditors, we sought their perspectives on the appropriateness of the accounting principles selected by management and their assessment of risk in financial reporting.

Additionally, we reviewed the performance, responsibilities, budget and staffing of Comcast’s internal auditors. We also have established, and oversaw compliance with, procedures for Comcast’s receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and its employees’ confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters.

We discussed with the independent auditors the auditors’ independence from Comcast and its management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the Public Company Accounting Oversight Board. We also reviewed Comcast’s hiring policies and practices with respect to current and former employees of the independent auditors. We preapproved, in accordance with our preapproval policy described above, all services provided by the independent auditors and considered whether their provision of such services to Comcast is compatible with maintaining the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Comcast’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

In addition, as in prior years, we, along with Comcast’s management and internal auditors, reviewed Deloitte’s performance as part of our consideration of whether to appoint the firm as independent auditors for 2019 and recommend that shareholders ratify this appointment. As part of this review, we considered the continued independence of Deloitte, the quality of service provided on prior audits, the results of an evaluation of Deloitte by Comcast’s management and internal auditors, and Deloitte’s effectiveness of communications and working relationships with us, management and the internal auditors. We also considered the period of time that Deloitte has served as Comcast’s independent auditors and evaluated the quality and depth of the firm and the audit team’s expertise and experience in our industries in light of the breadth, complexity and global reach of Comcast’s businesses. Following this review, we have appointed Deloitte as Comcast’s independent auditors for 2019 and are recommending that Comcast’s shareholders ratify this appointment.

Members of the Audit Committee

Jeffrey A. Honickman (Chair)

Madeline S. Bell

Maritza G. Montiel

Asuka Nakahara

PROPOSAL 3: APPROVAL OF THE COMCAST CORPORATION

2019 OMNIBUS SHARESAVE PLAN

On February 12, 2019, our Compensation Committee adopted the Comcast Corporation 2019 Omnibus Sharesave Plan (the “plan”), subject to approval by our shareholders at the 2019 annual meeting. Following our acquisition of Sky in the fourth quarter of 2018, the plan was adopted for the primary purpose of providing Sky employees with benefits similar to those Sky had provided prior to the acquisition (and to provide benefits similar to those offered under our existing broad-based employee stock purchase plans).

Background of the Comcast Corporation 2019 Omnibus Sharesave Plan

As discussed in the Compensation Discussion and Analysis that follows this proposal, we strongly believe that our acquisition of Sky will enhance the long-term value of our company by giving us a stronger presence on the global stage. As part of negotiating the Sky transaction, one of the key commitments that we made was to continue to provide Sky employees with compensation arrangements consistent with Sky’s applicable compensation programs and arrangements and its desire to attract and retain talent. Consistent with that commitment, our Compensation Committee has adopted the plan, subject to approval by our shareholders, with substantially similar benefits as were previously made available to Sky employees under a similar Sky plan. In addition, the plan provides to a broad base of employees benefits and incentives to purchase Comcast stock in a similar manner as under our existing employee stock purchase plans.

By making the plan available on a broad basis to Sky employees (but not to any executive officers or directors of our company), we believe the interests of our employees in working toward our company’s growth and success will become further aligned with those of our shareholders, while at the same time minimizing the dilutive impact on our shareholders generally. As noted below, the plan is a nonqualified plan under the Internal Revenue Code that is similar to the Comcast Corporation 2002 Employee Stock Purchase Plan, a tax-qualified plan, and the Comcast NBCUniversal 2011 Employee Stock Purchase Plan, a nonqualified plan, both of which are broad-based plans that were previously approved by an overwhelming majority of our shareholders. We believe that the provisions of the plan are in line with market-based practices in the United Kingdom and Ireland.

Description of the Comcast Corporation 2019 Omnibus Sharesave Plan

The following is a summary of the material features of the plan. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Comcast Corporation 2019 Omnibus Sharesave Plan, which is attached to this proxy statement as Appendix A.

Purpose. The purpose of the plan, and any sub-plans adopted thereunder, is to allow certain employees of our company and our subsidiaries and affiliates globally to enter into savings arrangements requiring deductions from their salary, with their accumulated savings being used to acquire shares of our Class A common stock, following the end of a pre-determined savings period, thereby providing such employees with a personal stake in our company and a long-range inducement to remain in our employ.

Sub-Plans. The plan is intended to provide us with a common framework for the establishment and administration of certain sub-plans for the broad-based benefit of our employees. The grant of any right to acquire shares under the plan will be subject to the terms and conditions of the applicable sub-plan pursuant to which it was granted.

As of the date of adoption of the plan by our Compensation Committee, the plan was comprised of the following three sub-plans:

•	the Comcast 2019 UK Sharesave Plan;

•	the Comcast 2019 Irish Sharesave Plan; and

•	the Comcast 2019 International Sharesave Plan.

The Compensation Committee may adopt additional sub-plans, on similar terms to the current sub-plans, that cover officers and employees in other jurisdictions or business units, subject to the terms of the plan and applicable law.

Eligibility. In general, and subject to the terms of the applicable sub-plan, employees of our company and participating subsidiaries and affiliates are eligible to participate in the plan, as determined pursuant to the terms of the applicable sub-plan, with such variations as may be required under applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

As of December 31, 2018, there were approximately 30,000 Sky employees eligible to participate in the plan. None of our executive officers or directors is eligible to participate in the plan. The basis for participation in the plan is the Compensation Committee’s decision, in its sole discretion, that an eligible employee’s participation in the plan will further the plan’s purposes of providing such participants with a personal stake in our company and a long-range inducement to remain in our employ. In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purposes of the plan.

Shares Subject to the Plan. In the aggregate, up to 10,000,000 shares of Class A common stock are available for purchase under the plan (including all sub-plans established under the plan), subject to adjustment in the event of certain corporate events (as described below). Shares available for purchase under the plan may consist of either treasury shares or originally issued shares. As of March 15, 2019, the fair market value of a share of Class A common stock was $40.47. If any right to purchase shares under the plan is forfeited, the underlying shares will be returned to the pool of shares available for purchase under the plan.

Purchase Price. The purchase price per share of Class A common stock will not be less than 80% of the fair market value per share at the time that the Board invites eligible employees to apply to acquire shares under the plan, as determined in accordance with the applicable sub-plan.

Administration. The plan is administered by the Compensation Committee. The Board and the Compensation Committee have authority to interpret the plan, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the plan. The Compensation Committee may, in its discretion, delegate to any person or committee its authority to administer and make all determinations under the plan. Pursuant to its delegation authority under the plan, the Compensation Committee has delegated certain of its administrative duties, subject to its review and supervision, to a Senior Executive Vice President of our company.

Adjustments. In the event of certain corporation transactions affecting shares of Class A common stock effected without the receipt of consideration by our company (including a stock dividend, stock split, recapitalization or other change in number or class of issued and outstanding equity securities resulting from a subdivision or consolidation of shares and/or other outstanding equity securities or a recapitalization or other capital adjustment), the Compensation Committee will make appropriate equitable anti-dilution adjustments to the aggregate number of shares of Class A common stock and the class of shares that may be purchased under the plan (including all sub-plans). Any such determination made by the Compensation Committee will be final, binding and conclusive.

Amendment and Termination. The Compensation Committee has the right to amend or terminate the plan at any time, provided that any termination is without prejudice to the subsisting rights of participants under any of the sub-plans and no amendment to the plan may adversely affect the rights of any participant under any of the sub-plans (except as otherwise provided for under the relevant sub-plan). We may seek shareholder approval for a plan amendment if required by, or advisable under, applicable law or stock exchange rules. The plan will terminate upon the termination of all sub-plans.

Effective Date. The plan was adopted by the Compensation Committee on February 12, 2019, subject to approval by our shareholders at the 2019 annual meeting.

Registration with the SEC. If our shareholders approve the plan, we plan to file a registration statement on a Form S-8 with the SEC, as soon as reasonably practicable after such approval, to register the shares of Class A common stock available for purchase under the plan.

New Plan Benefits. Because benefits under the plan depend on participants’ elections to participate in the plan and the fair market value of shares of Class A common stock at various future dates, it is not possible to determine future benefits that will be received by employees under the plan. Additionally, because the plan is a new plan and no participant elections have been made to date, it is not possible to determine the benefits that would have been received by, or allocated to, employees under the plan had it been in effect in prior years.

Federal Income Taxation

The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to participation in the plan (if shareholder approval of the plan is obtained). This summary deals with the general tax principles that apply to participation in the plan and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of U.S. federal income taxation that may be relevant to our company and participants. Accordingly, we urge each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the plan under federal, state, local, non-U.S. and other applicable laws.

Under the U.S. Internal Revenue Code, a participant will not have taxable income upon the grant of a right to purchase shares of Class A common stock under the plan. Upon purchase of shares under the plan, the participant will be required to include in income an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price, and we or the participant’s participating employer will be entitled to a corresponding tax deduction. If the shares are sold or exchanged, the participant’s tax basis in such shares will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMCAST CORPORATION 2019 OMNIBUS SHARESAVE PLAN.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our shareholders the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as disclosed below under “Executive Compensation.” For detailed information on our executive compensation program and the 2018 compensation of our NEOs, shareholders should review the information set forth in “Executive Compensation — Compensation Discussion and Analysis,” starting on page 32.

We are a global media and technology company with three primary businesses, Comcast Cable, NBCUniversal and Sky, which we acquired in the fourth quarter of 2018.

Our Board credits the leadership of Mr. Brian L. Roberts and our other NEOs for working cohesively to effectively manage Comcast, for fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect and give back to the communities in which we operate, for Comcast achieving strong performance over the past several years and for their strategic vision. We have a deep-rooted strategic focus on long-term growth, which we have achieved in part by executing on a series of pivotal transactions. We acquired AT&T Broadband in 2002, more than doubling our then size, and NBCUniversal in 2011, adding scale in media and in content creation. This past year marked another transformative moment, with our acquisition of Sky, which significantly strengthened our global footprint. We funded the acquisition of Sky with debt to avoid dilution for our shareholders and have paused our common stock repurchase program in 2019 to accelerate the reduction of our indebtedness. Our financial and operational performance in 2018 was strong, including our generating record free cash flow, as described in “Executive Compensation — Compensation Discussion and Analysis — Executive Summary — 2018 Business Highlights” below. Our longer-term stock performance over each of the last three-, five- and ten-year periods has outperformed our entertainment/media and transmission/distribution peers in most instances. In any short-term period, our stock performance may be affected by various uncertainties, including the emergence of new technologies for the distribution and viewing of content, changing regulatory requirements and shifting competitive environments in our industries toward fewer, larger and more global companies. Weighing on our stock performance in the first half of 2018 were uncertainties regarding our consideration of significant strategic steps toward becoming a stronger leader in entertainment and technology. Our stock performance in the latter half of 2018 and in the first quarter of 2019, however, has since rebounded, significantly outperforming each of our peer groups. Our Board values and rewards our NEOs for thinking strategically and pursuing strategic pivotal transactions for our overall long-term growth prospects.

Our NEOs are responsible for managing a more complex and uniquely diversified company than many of our peer companies and for helping to shape the future of media and technology in the United States and globally. In designing a compensation program for our NEOs, we start by evaluating our businesses’ objectives and take into account the diversified nature of our businesses and complexity in managing them in tailoring our compensation program toward furthering these objectives. We need uniquely talented and experienced individuals to think strategically and perform for our highly competitive businesses, particularly in light of the challenging competitive, technological and regulatory environments in which we operate. As a result:

•	We provide pay opportunity levels that are highly competitive to motivate and retain our executives.

•

Our compensation program is designed in a straight-forward manner to achieve an appropriate balance of elements to reward our NEOs for their performance and for creating long-term shareholder value. In addition to fixed compensation, we provide short-term and long-term performance-based compensation, that when viewed holistically – understanding the rigor and relevance of our various performance conditions and the exceedingly long vesting periods for our NEOs to ultimately realize any value from their long-term incentive awards – strongly align the interests of our NEOs with those of our shareholders over the long-term.

○

Our short-term annual bonus program is largely based on quantitative performance goals – these goals are based on a rigorous and in-depth enterprise-wide consolidated budget that is prepared annually and takes into consideration the cyclicality of working capital in our business, capital spending plans for the upcoming year, target product rollout numbers and other relevant factors.

○

Our annual long-term incentive program is composed of grants of performance-based restricted stock units (“PSUs”) and stock options. We used a meaningful performance condition for the vesting of PSUs awarded in 2018 that was based on an annual increase in adjusted EBITDA (excluding the impact of Comcast Cable’s wireless phone service that launched in mid-2017) – one of the most important financial metrics in creating shareholder value. In order to achieve 100% vesting, adjusted EBITDA needed to increase between 5%-6%, which range included the budgeted 2018 increase in our enterprise-wide consolidated budget. While the performance condition for PSUs is tested on an annual basis, the underlying substance of the award is akin to a multi-year award. Because PSUs vest over five years as noted below, the amounts our NEOs ultimately realize upon each year’s vesting are dependent on our stock performance at the time of vesting, thereby strongly aligning our NEOs’ long-term interests with those of our shareholders. Stock options also are inherently performance-based in that our stock price must appreciate for the options to deliver any value.

➢

Our PSUs and stock options have among the longest vesting periods in corporate America – 5 years for PSUs, which are back-end weighted with 40% vesting in the 5th year, and 9.5 years for options, which have a 10-year term.    These long vesting periods tie the value ultimately realized by our NEOs to our long-term performance and to the interests of our long-term shareholders.

○

Our incentive-based compensation award achievement is not conditioned on a total shareholder return (TSR) metric, as further discussed in “Executive Compensation — Compensation Discussion and Analysis —Emphasis on Performance” below. We seek to motivate our NEOs by setting company-specific performance goals that are directly linked with our NEOs’ management of our businesses rather than using a TSR metric that can be significantly affected by external factors such as economic and market conditions that they cannot control. While the Compensation Committee does not focus on TSR in particular in determining incentive arrangements for our NEOs, we have observed that Mr. Roberts’ compensation has generally increased less than our TSR over the last five-year period and is therefore aligned with our TSR over the long term. In addition, a significant portion of our

NEOs’ compensation is in the form of PSUs and stock options with long vesting periods, the ultimate value of which is inherently tied to our stock price movement and shareholder value creation.

•

We believe that the combination of these elements furthers our shareholders’ interests by securing our executives’ services in an exceedingly competitive talent market and aligning the long-term interests of our executives to create shareholder value with those of our shareholders.

We strongly believe the compensation paid to our NEOs for 2018 appropriately reflects and rewards their contributions to our performance and is aligned with the long-term interests of our shareholders. Over the past several years, we have delivered strong financial results, allowing us to both (i) reinvest in our businesses to compete effectively and adapt to changing consumer behaviors and (ii) return significant capital to shareholders or make substantial strategic acquisitions. We have maintained a strong balance sheet, which allowed us to act for the long-term by acquiring Sky in the fourth quarter of 2018. The 2018 financial results for our three primary quantitative performance goals – revenue, adjusted EBITDA and free cash flow, were strong across the board, including our generating record free cash flow.

(1)

Excluding $12.7 billion of net income tax benefits in 2017 primarily associated with a reduction of our net deferred income tax liabilities as a result of the 2017 tax reform legislation, net income attributable to Comcast would have increased by 16.7% in 2018.

(2)

Reconciliations of consolidated adjusted EBITDA to net income attributable to Comcast Corporation and consolidated free cash flow to net cash provided by operating activities are set forth on Appendix B.

At our 2018 annual meeting, our shareholders approved by 87% of the votes cast, on an advisory basis, the 2017 compensation of our NEOs. The Compensation Committee has carefully considered the results of last year’s advisory vote on executive compensation and has discussed our executive compensation program and our voting results with Korn Ferry, its independent compensation consultant. It has also considered feedback received from our largest shareholders, as described in “Shareholder Feedback on Executive Compensation” on page 37.

Accordingly, we are asking our shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to Comcast Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory in nature, and, therefore, is not binding on us or our Board. Our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

SHAREHOLDER PROPOSALS

We received the following shareholder proposals. The proponents and any co-filers have represented to us that each has continuously held at least $2,000 in market value of Class A common stock for at least one year and will continue to hold these securities through the date of the annual meeting of shareholders. To be voted upon at our 2019 annual meeting of shareholders, the proponent of each proposal, or a representative of the proponent qualified under Pennsylvania law, must be present at the meeting to present the proposal.

Other than adding a brief title, we have included the text of each proposal and the shareholder’s supporting statement. Following each proposal, we explain why our Board recommends a vote AGAINST the proposal.

PROPOSAL 5: INDEPENDENT BOARD CHAIRMAN

The following proposal and supporting statement were submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278.

Shareholders request our Board of Directors to adopt as a policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. These 5 majority votes would have been still higher if all shareholders had access to independent proxy voting advice.

It is important to have an independent Chairman of the Board given the inflexible stance of Brian L. Roberts, beneficial owner of Comcast Corporation class B common stock (with 100-to-one voting power) in a letter that was forwarded to the Securities and Exchange Commission in January 2018. The letter said:

I [Brian L. Roberts] will respond in the negative to any encouragement by the Board, or any attempt by the Board to engage in any discussion or negotiation with me, to relinquish any of my preexisting rights in the Class B Common Stock. I will not engage in any discussions or negotiations regarding any proposed amendment to Comcast’s articles of incorporation that gives effect to the Proposal or any similar proposal.

I will vote against any such proposed amendment to Comcast’s articles of incorporation to limit the voting rights of the Class B Common Stock that is put to a vote of the Comcast shareholders. The foregoing affirmation also applies to any shareholder proposal submitted by a shareholder proponent in the future that concerns a similar subject matter such as that contained in the Proposal.

Please vote yes:

Independent Board Chairman – Proposal 5

Company Response to Shareholder Proposal

Our Board believes that we and our shareholders are best served by having Brian L. Roberts serve as Chairman and Chief Executive Officer. Our Board believes that Mr. Roberts serves as an effective bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges.

Board independence and oversight of management are effectively maintained, and management plans are critically reviewed, as a result of the following:

•	80% of our directors are independent.

•	Each of our Audit, Compensation and Governance and Directors Nominating Committees are composed entirely of independent directors.

•	Our Lead Independent Director, currently Mr. Breen, is appointed annually by the Board after being recommended by the Governance and Directors Nominating Committee and, among other things:

○	Presides at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors.

○

Facilitates communication between the Chairman and the independent directors, and communicates periodically as necessary between Board meetings and executive sessions with our independent directors, following discussions with management and otherwise on topics of importance to our independent directors.

○	Has the authority to schedule meetings of the independent directors.

○	Reviews and has the opportunity to provide input on meeting agendas and meeting schedules for the Board.

○	Consults with our independent directors concerning the need for an executive session in connection with each regularly scheduled Board meeting.

○	With the Compensation Committee, organizes the annual Board evaluation of the performance of our CEO and senior management.

○	With the Governance and Directors Nominating Committee, reviews and approves the process for the annual self-assessment of our Board and its committees.

Having an independent Chairman is a minority practice among major companies, and having one individual perform the roles of Chairman and Chief Executive Officer is not restricted or prohibited by current laws or regulations. Additionally, our directors, including the Chairman, are bound by fiduciary obligations under law to act in a manner that they believe to be in our best interests and the best interests of our shareholders. Separating the offices of Chairman and Chief Executive Officer would not serve to augment this fiduciary duty.

Further, our Board does not believe it should be constrained by adopting an inflexible, formal requirement that the offices of Chairman and Chief Executive Officer be separated, even if such policy were to not apply to our current Chairman as the proposal would allow. We and our shareholders are best served by maintaining the flexibility to decide whether to have the same individual serve as Chairman and Chief Executive Officer, based on what is in the best interests of our company at a given point in time. As such, our Board does not believe that adopting a policy requiring the election of an independent Chairman of the Board would in any way enhance its independence or performance and, to the contrary, believes that the adoption of such a policy would not be in the best interests of our shareholders.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 6: TO PROVIDE A LOBBYING REPORT

The following proposal and supporting statement were submitted by Friends Fiduciary Corporation, 1650 Arch Street, Suite 1904, Philadelphia, PA 19103; Benedictine Sisters of Mount St. Scholastica, 801 South 8th Street, Atchison, KS 66002; Libra Fund, QP, L.P., 10 Rockefeller Plaza, 3rd Floor, New York, NY 10020; Sisters of Notre Dame De Namur, 351 Broadway, Everett, MA 02149; Swift Foundation, 1167 Coast Village Road, Suite A, Santa Barbara, CA 93108; The Needmor Fund, 539 East Front Street, Perrysburg, OH 43551; The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207; and Walden Asset Management, One Beacon Street, Boston, MA 02108.

Whereas, we believe in full disclosure of Comcast’s direct and indirect lobbying activities and expenditures to assess whether Comcast’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Comcast request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Comcast used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Comcast’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision making process and oversight for making payments described in section 2 and 3 above.

For purposes of this proposal, “grassroots lobbying communication” is communication to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying by a trade association or other organization of which Comcast is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Governance and Directors Nominating Committee and posted on Comcast’s website.

Supporting Statement

We encourage transparency regarding the use of corporate funds to influence legislation and regulation. Comcast was the fourteenth highest federal lobbying spender for 2017, spending $15,310,000 (Opensecrets.org). We are concerned that Comcast’s lobbying may pose reputational risks when it contradicts the company’s public positions (“Comcast Deleted Net Neutrality Pledge the Same Day FCC Announced Repeal,” Ars Technica, November 29, 2017). While Comcast lobbies on net neutrality at the state level, shareholders have no way to know how much it is spending in 22 states with no disclosure requirements (“How Leading U.S. Corporations Govern and Spend on State Lobbying,” Sustainable Investments Institute). In California, Comcast directly spent $1.9 million in 2016—2017 on lobbying (Cal-Access Database).

Comcast serves on the board of NCTA—The Internet & Television Association, which spent $132,790,000 on lobbying from 2010 -2017. Comcast does not disclose memberships in, or payments to, trade associations, or the amounts used for lobbying. While Comcast discloses trade association payments used for political contributions, but not payments used for lobbying leaving a serious disclosure gap. Trade associations generally spend far more on lobbying than political contributions.

Nor does Comcast disclose its membership in or payments to tax-exempt organizations that write and endorse model legislation, such as the American Legislative Exchange Council (ALEC). Comcast’s ALEC membership has drawn press scrutiny regarding an offensive speech at ALEC’s last conference, after which Verizon joined 100 companies who have publicly left ALEC, including Exxon Mobil, GE, Intel and Sprint.

Company Response to Shareholder Proposal

We believe that it is both important and appropriate to communicate with lawmakers and regulators about the interests of our company, our employees, our shareholders and the communities where we do business. In fact, in the highly regulated industries in which we primarily operate—the communications and media/entertainment industries—advocating on important legislative and regulatory issues is an absolute necessity to protecting our businesses and, ultimately, our shareholders.

Because the information that this proposal seeks to be disclosed is generally publicly available in appropriate detail, implementing this proposal would require us to incur unnecessary expense, would divert management attention away from our primary business activities and would raise potential competitive concerns.

•

Significant and detailed information with respect to our Government Affairs, lobbying, trade association and political activities programs are set forth in our Statement on Political and Trade Association Activity (the “Statement”), which is available for review at https://corporate.comcast.com/values/integrity/activity. The Statement is periodically reviewed by our Governance and Directors Nominating Committee and outlines the wide variety of public policy issues that impact our business. As noted in the Statement:

○

Our Government Affairs’ activities include development and advocacy of public policy, lobbying, membership in a variety of trade associations, participation in a number of intergovernmental associations and partnerships with other companies in the cable, broadcast and film industries, and third party organizations on public policy issues of concern to our company. The trade organizations that we are members of are principally composed of cable, broadcast and film industry associations that are operated for the purpose of advancing the common goals and interests of the member companies and their customers. Participation in these trade associations is subject to approval procedures set by the Senior Executive Vice President who oversees this function and reports to our Chief Executive Officer, Mr. Roberts. Our lobbying activity, undertaken directly and through participation in trade associations, is directed to influencing the wide variety of public policy issues that impact our businesses, including legislation and regulation relating to the distribution of video content over our cable plant, local and state cable franchising laws and regulations, regulation of the Internet and high speed data services, regulation of the telephone industry, regulation of the broadcast and programming industry, privacy, piracy, copyright, certain international regulations and a variety of general legislative and regulatory initiatives that affect us as a business, such as tax, labor and workplace safety issues.

○	We lobby ethically, constructively and in a bipartisan manner, and we comply with all registration and reporting regulations related to our lobbying activities.

•	Our Board receives an annual report on our Government Affairs’ political, lobbying and trade association activities.

•

We provide an annual report of our contributions to federal, state and local candidates, political parties, political committees, other political organizations exempt from federal income taxes under Section 527 of the Internal Revenue Code and ballot measure committees, which is available in the Statement.

○

We ask trade associations that receive more than $50,000 in a calendar year from our government affairs organization to identify the portion of our payments that are used for political contributions (as defined by 26 U.S.C. Section 162(e)(1)(B)), which are included in our annual reports to the extent we were provided such information.

•

As noted in the Statement, we do not, either directly or through our corporate officers, certain other senior executives or directors, make independent expenditures or contribute to federal, state or local political committees that only make independent expenditures (so-called “SuperPACs”) or contribute to any organization for the purpose of funding independent expenditures.

•

We also do not, either directly or through our corporate officers, certain other senior executives or directors, support other non-profits, such as 501(c)4 organizations, for the purpose of funding political activity or unregulated 527 political organizations (entities that are not registered as PACs under state or federal campaign finance laws) for the purpose of funding political advertising. Before making any contributions to these organizations, we must receive written representations that our funds will be used in a manner acceptable to us, including that they will not be used, directly or indirectly, to make contributions to candidate campaigns, political parties, other organizations registered as political committees or SuperPACs, or to make independent expenditures.

•

Our lobbying activities are subject to various public disclosure requirements. As such, we already disclose most of our government lobbying interactions in accordance with registration and reporting requirements as required by federal law, each state and applicable local jurisdictions. For example, we file quarterly reports with the U.S. Congress about our federal lobbying activities and the amount spent, which are publicly available at http://lobbyingdisclosure.house.gov, and which third-party aggregator services like OpenSecrets.org then collect, assemble and summarize. There are similar disclosure requirements in all 50 states. Federal and certain state laws also require that we disclose the portion of certain trade association dues that are used for lobbying activities, and trade associations are separately subject to strict public disclosure requirements regarding their lobbying activities. In fact, it is through these various disclosure requirements that the proponent has been able to obtain the very information included in its proposal, which reinforces that any shareholder interested in obtaining such information may readily do so.

•

We benefit by participating in a number of industry and trade associations, which enable our access to business, technical and industry expertise and advance our commercial interests. While we may advise these associations of our views on particular subjects, they are independent organizations that represent the interests of all their members, who may have divergent views and interests. Additionally, we do not control how any such associations direct any expenditures, and in many cases, are not even aware that such expenditures are made. In fact, we may not agree with the position of the organization on any given candidate or issue.

•

For a company in highly regulated industries such as ours, providing information to legislators and regulators and their respective staffs and making sure they fully understand the implications of their policy decisions is a necessary cost of doing business, and an extension of our right to petition our government. Requiring a company to go through the unnecessary burden of gathering and disclosing such costs—particularly when much of this information is already publicly available either through our own filings or those of any trade associations of which we are members—would be a waste of resources.

•

As interactions with government entities are highly regulated, we take diligent steps to ensure that we are in compliance with applicable rules and regulations. Our lobbying activities are subject to the restrictions and reporting requirements of applicable law and our Code of Conduct, which is available for review under the “Corporate Governance” section of the Investors section of our website at www.comcastcorporation.com.

•

Finally, and importantly, this proposal could interfere with our ability to communicate with legislators and regulators and, more importantly, may require that we disclose proprietary information, putting us at a competitive disadvantage.

For the reasons set forth above, our Board believes that the requirements in this proposal are burdensome and an unproductive use of our resources and are not in the best interests of our shareholders.

FOR THESE REASONS, OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THIS PROPOSAL.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis describes our executive compensation philosophy, process, plans and practices and gives the context for understanding and evaluating the more specific 2018 compensation information for our NEOs contained in the tables and related disclosures that follow. Our NEOs for 2018 were as follows:

•	Brian L. Roberts, Chairman and Chief Executive Officer

•	Michael J. Cavanagh, Chief Financial Officer

•	Stephen B. Burke, Chief Executive Officer of NBCUniversal

•	David L. Cohen, Senior Executive Vice President

•	David N. Watson, Chief Executive Officer of Comcast Cable

Executive Summary

We are a global media and technology company with three primary businesses, Comcast Cable, NBCUniversal and Sky.

•

Comcast Cable is one of the leading providers of high-speed internet, video, voice and security and automation services to residential customers under the XFINITY brand; we also provide these and other services to business customers, sell advertising and have a wireless voice and data service, known as Xfinity Mobile, through our mobile virtual network operator rights with Verizon Wireless.

•

NBCUniversal operates a diversified portfolio of cable networks, the NBC and Telemundo broadcast networks, television studio production operations, television station groups, Universal Pictures and Universal Parks and Resorts.

•

Sky, which we acquired in the fourth quarter of 2018, is a leading media and entertainment company in Europe. Sky’s direct-to-consumer business provides video, internet, voice and wireless phone services, and its content business operates entertainment and sports networks and the Sky News broadcast network.

Our Board credits the leadership of Mr. Brian L. Roberts and our other NEOs for working cohesively to effectively manage Comcast, for fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect and give back to the communities in which we operate, for Comcast achieving strong performance over the past several years and for their strategic vision. We have a deep-rooted strategic focus on long-term growth, which we have achieved in part by executing on a series of pivotal transactions. We acquired AT&T Broadband in 2002, more than doubling our then size, and NBCUniversal in 2011, adding scale in media and in content creation. This past year marked another transformative moment, with our acquisition of Sky, which significantly strengthened our global footprint. We funded the acquisition of Sky with debt to avoid dilution for our shareholders and have paused our common stock repurchase program in 2019 to accelerate the reduction of our indebtedness. Our financial and operational performance in 2018 was strong, including our generating record free cash flow, as described in “2018 Business Highlights” below. Our longer-term stock performance over each of the last three-, five- and ten-year periods has outperformed our entertainment/media and transmission/distribution peers in most instances. In any short-term period, our stock performance may be affected by various uncertainties, including the emergence of new technologies for the distribution and viewing of content, changing regulatory requirements and shifting competitive environments in our industries toward fewer, larger and more global companies. Weighing on our stock performance in the first half of 2018 were uncertainties regarding our consideration of significant strategic steps toward becoming a stronger leader in entertainment and technology. Our stock performance in the latter half of 2018 and in the first quarter of 2019, however, has since rebounded, significantly outperforming each of our peer groups. Our Board values and rewards our NEOs for thinking strategically and pursuing strategic pivotal transactions for our overall long-term growth prospects.

Our NEOs are responsible for managing a more complex and uniquely diversified company than many of our peer companies and for helping to shape the future of media and technology in the United States and globally. In designing a compensation program for our NEOs, we start by evaluating our businesses’ objectives and take into account the diversified nature of our businesses and complexity in managing them in tailoring our compensation program toward furthering these objectives. We need uniquely talented and experienced individuals to think strategically and perform for our highly competitive businesses, particularly in light of the challenging competitive, technological and regulatory environments in which we operate. As a result:

•	We provide pay opportunity levels that are highly competitive to motivate and retain our executives.

•

Our compensation program is designed in a straight-forward manner to achieve an appropriate balance of elements to reward our NEOs for their performance and for creating long-term shareholder value. In addition to fixed compensation, we provide short-term and long-term performance-based compensation, that when viewed holistically – understanding the rigor and relevance of our various performance conditions and the exceedingly long vesting periods for our NEOs to ultimately realize any value from their long-term incentive awards – strongly align the interests of our NEOs with those of our shareholders over the long-term.

○

Our short-term annual bonus program is largely based on quantitative performance goals – these goals are based on a rigorous and in-depth enterprise-wide consolidated budget that is prepared annually and takes into consideration the cyclicality of working capital in our business, capital spending plans for the upcoming year, target product rollout numbers and other relevant factors.

○

Our annual long-term incentive program is composed of grants of PSUs and stock options. We used a meaningful performance condition for the vesting of PSUs awarded in 2018 that was based on an annual increase in adjusted EBITDA (excluding the impact of Comcast Cable’s wireless phone service that launched in mid-2017) – one of the most important financial metrics in creating shareholder value as described in more detail below. In order to achieve 100% vesting, adjusted EBITDA needed to increase between 5%-6%, which range included the budgeted 2018 increase in our enterprise-wide consolidated budget. While the performance condition for PSUs is tested on an annual basis, the underlying substance of the award is akin to a multi-year award. Because PSUs vest over five years as noted below, the amounts our NEOs ultimately realize upon each year’s vesting are dependent on our stock performance at the time of vesting, thereby strongly aligning our NEOs’ long-term interests with those of our shareholders. Stock options also are inherently performance-based in that our stock price must appreciate for the options to deliver any value.

➢	Our PSUs and stock options have among the longest vesting periods in corporate America – 5 years for PSUs, which are back-end weighted with 40% vesting in the 5th year, and 9.5 years for options, which have a 10-year term. These long vesting periods tie the value ultimately realized by our NEOs to our long-term performance and to the interests of our long-term shareholders.

○

Our incentive-based compensation award achievement is not conditioned on a total shareholder return (TSR) metric, as further discussed in “Emphasis on Performance” below. We seek to motivate our NEOs by setting company-specific performance goals that are directly linked with our NEOs’ management of our businesses rather than using a TSR metric that can be significantly affected by external factors such as economic and market conditions that they cannot control. While the Compensation Committee does not focus on TSR in particular in determining incentive arrangements for our NEOs, we have observed that Mr. Roberts’ compensation has generally increased less than our TSR over the last five-year period and is therefore aligned with our TSR over the long term. In addition, a significant portion of our NEOs’ compensation is in the form of PSUs and stock options with long vesting periods, the ultimate value of which is inherently tied to our stock price movement and shareholder value creation.

•

We believe that the combination of these elements furthers our shareholders’ interests by securing our executives’ services in an exceedingly competitive talent market and aligning the long-term interests of our executives to create shareholder value with those of our shareholders.

Cash generation is critical to our businesses, both in measuring the operating success of our businesses and in generating capital, which is not only necessary to maintain our existing businesses, but also to make growth and strategic capital investments as we seek to proactively anticipate technological and consumer behavior changes in a rapidly-changing competitive environment. Cash generation has supported our return of capital strategy to our shareholders in the form of dividend payments and share repurchases, and will be critical as we seek to reduce indebtedness we incurred and assumed in connection with our acquisition of Sky.

•

We use three financial quantitative performance goals in certain elements of our compensation program to reinforce this critical aspect of our businesses: (1) revenue – which serves as the top line component to our cash generation,

(2) adjusted EBITDA – which reflects the operational performance of our businesses, taking into account the costs of operating our businesses; and (3) free cash flow – which measures, among other things, the cash remaining after capital investments and allows us to repay indebtedness, make strategic investments and return capital to shareholders. These are the three key financial measures we use internally to measure, and externally to report, our financial results.

•

We use adjusted EBITDA as the measurement for vesting of PSUs awarded to our NEOs, as it is a well-recognized gauge of the overall health of our business. We also include adjusted EBITDA along with revenue and free cash flow as the financial quantitative metrics, and use three operational metrics tied to the customer experience, product churn and the rollout of our wireless phone service, for our annual cash bonus incentive program to present an overall evaluation of our operational and strategic performance.

•

Consistent with this view, free cash flow and adjusted EBITDA were the top two metrics used for valuing our company, with revenue being tied for third, according to an investor perception study of 40 buy-side investors and 10 sell-side analysts conducted by an unaffiliated third party on our behalf in 2016. While we have not conducted a more recent study, we believe that these results still reflect the views of our significant buy-side investors and sell-side analysts and that our performance on these three key financial metrics is strongly correlated to shareholder returns in both the short and long term.

•

We believe that other financial measures, such as return on equity, return on assets and return on invested capital, are less directly correlated with, and less reliable measures of, the profitability of our asset-intensive business and our operating performance, and are less reliable predictors of our stock performance.

In addition, our Compensation Committee is mindful of the following when designing our compensation program and evaluating our NEOs’ performance.

•

The diversity of our businesses, overlaid with the impact of potential cyclical factors, including broadcasts of the Olympics and Super Bowl and the impact of political advertising on our advertising revenues, as well as macroeconomic factors on a global scale, makes consolidated financial goal-setting a challenge for us. The work that our NEOs must do to successfully operate our businesses, including working constructively, proactively and cohesively together and fostering a culture of integrity and respect, does not readily lend itself to formulaic measurements, and a proper assessment requires the use of business judgment. See “Assessing NEO Performance — NEO Evaluations” below for additional information.

•

The diversity of our businesses also presents challenges inherent in developing a peer group for assessing pay and performance. As such, our Compensation Committee uses three distinct peer groups (rather than a blend of all types of peers) to review executive pay, which primarily reflect our entertainment/media and transmission/distribution peers, but also reflect our status as a premier Fortune 500 company. Our Compensation Committee, with the assistance of its independent compensation consultant, Korn Ferry, then triangulates data from these three peer groups and other data to conduct a more holistic review of our pay and performance. See “Compensation Decision-Making Process — Use of Competitive Data” below for additional information.

Taken together, the interplay of these various elements provides a pay program that is strongly aligned with shareholder interests and long-term value creation, retains a high quality executive team and compensates the executive team when it does the right things to help our businesses succeed.

201 8 Business Highlights

All of our businesses operate in intensely competitive and rapidly changing technological environments and in highly regulated industries.

Over the past several years, we have delivered strong financial results, allowing us to both (i) reinvest in our businesses to compete effectively and adapt to changing consumer behaviors and (ii) return significant capital to shareholders or make substantial strategic acquisitions. We have maintained a strong balance sheet, which allowed us to act for the long-term by acquiring Sky in the fourth quarter of 2018. The 2018 financial results for our three primary quantitative performance goals – revenue, adjusted EBITDA and free cash flow, were strong across the board, including our generating record free cash flow.

(1)

Excluding $12.7 billion of net income tax benefits in 2017 primarily associated with a reduction of our net deferred income tax liabilities as a result of the 2017 tax reform legislation, net income attributable to Comcast would have increased by 16.7% in 2018.

(2)

Reconciliations of consolidated adjusted EBITDA to net income attributable to Comcast Corporation and consolidated free cash flow to net cash provided by operating activities are set forth on Appendix B.

•	Comcast Cable (whose operations are reflected in our Cable Communications segment) and NBCUniversal both delivered strong results in 2018:

○	Cable Communications’ revenue increased 3.9% to $55.1 billion and adjusted EBITDA increased 6.5% to $22.4 billion.

○	Cable Communications’ customer relationships increased by 1.0 million.

○	NBCUniversal’s revenue increased 8.9% to $35.8 billion and adjusted EBITDA increased 4.6% to $8.6 billion, including the impact of our broadcasts of the 2018 PyeongChang Olympics and 2018 Super Bowl.

•

We acquired Sky in the fourth quarter of 2018 through a series of transactions with total cash consideration of £30.2 billion (approximately $39.4 billion using the exchange rates on the purchase dates).

•

We returned a total of $8.4 billion of capital to shareholders in 2018, by repurchasing $5.0 billion of common stock and making four cash dividend payments totaling $3.4 billion. We have announced that we will increase our dividend by 10% to $0.84 per share on an annualized basis for 2019 – the 11th increase in 11 years. We plan to pause our common stock repurchase program in 2019 to accelerate the reduction of indebtedness we incurred in connection with our acquisition of Sky.

Our strong operational and financial results reflect our overall focus on driving profitable growth even as we continued to invest in product innovation, the capacity of our cable network infrastructure, programming and theme park attractions.

•

We have deployed gigabit high-speed internet services across nearly all of our footprint and are redefining the in-home high-speed internet experience through our new xFi platform to provide customers with more speed, coverage and control of their in-home Wi-Fi experience.

•

We are leveraging our X1 platform to be the best aggregator of aggregators, delivering among the broadest selection of content, including through our integration of YouTube, Netflix and Amazon Prime Video and our advanced search capabilities through a voice-activated remote control.

•	We continue to invest in our cable customers’ overall experience.

•	We continue to invest in NBCUniversal’s businesses, including in programming content and new theme park attractions, as well as its recently announced planned streaming service.

In addition to providing leadership on our operational and financial performance, our NEOs continued to foster our entrepreneurial culture and reinforce our commitment to operate ethically and with integrity and respect, and were instrumental in our attaining diversity and inclusion goals. We are proud that over 60% of our employees are women or people of color, that over half of our employees report to a woman or a person of color and that women and people of color represent more than 50% of our employees at or above the vice president-level. Additionally, since the end of 2010, the number of women at or above the vice president-level has increased by 70%, and the number of people of color at or above that level has nearly doubled. See “Assessing NEO Performance — NEO Evaluations” below for some of the third-party awards we have recently received for our diversity and inclusion and talent management initiatives. Our NEOs not only foster our diversity and inclusion initiatives with respect to our workforce, but also with our suppliers, in our programming and in the communities we serve. They have long supported our connections, programs and partnerships with the communities in which we operate and inspire positive and substantive change, such as our commitments to military engagement, accessibility and sustainability.

Pay for Performance

As more fully discussed in “Emphasis on Performance” below, we believe that our compensation program is well aligned to our performance.

•

Our compensation program (summarized in “Elements of Our Compensation Program” below) is designed to motivate, reward and retain our NEOs by including in their compensation both short-term and long-term performance-based components and to align their compensation with our shareholders’ interests. We use objective performance-based criteria tied to key financial and operating measures for our annual cash incentive plan and the vesting of PSUs, and a significant portion of our NEOs’ compensation is in the form of equity-based awards, which are inherently tied to our stock price movement and shareholder value creation.

•

While our performance measures are “absolute” in nature, our Compensation Committee also reviews our performance measures on a “relative” basis compared to our peers over time to ensure that our relative financial performance is consistent with our strongly competitive compensation philosophy. Based on these reviews, we believe our long-term financial performance is strongly aligned with the compensation of our NEOs. The Compensation Committee also reviews, as compared to our peers, the amount of compensation we pay our NEOs relative to our adjusted EBITDA and free cash flow, and we believe that we use an appropriate portion of our adjusted EBITDA and free cash flow to support our compensation program. See “Compensation Decision-Making Process — Use of Competitive Data and — Compensation Committee’s Role, Process and Validation” below for more information.

•

Despite strong financial and operational performance in 2018 as discussed above, 2018 was a challenging year for our stock performance, as we and our transmission/distribution peers faced headwinds from increased competitive concerns, our entertainment/media peers benefited due to increased merger and acquisition activity and prospects, and the equity markets in general performed poorly. In addition, weighing on our stock performance in the first half of 2018 were uncertainties regarding our consideration of significant strategic steps toward becoming a stronger leader in entertainment and technology. As set forth in the table below, our Class A common stock performance over each of the last three-, five- and ten-year periods in most instances has outperformed our entertainment/media and transmission/distribution peers, and while our stock underperformed in the first half of 2018, it has since recovered in the latter half of 2018 and in the first quarter of 2019, significantly outperforming each of our peer groups.

	Cumulative Total Returns[1]
	Class A Common Stock	Entertainment/ Media	Transmission/ Distribution	General Industry	S&P 500 Stock Index

YTD 2019	17%	4%	8%	13%	14%

One-Year	(13)%	4%	(10)%	(1)%	(4)%

Three-Year	28%	18%	18%	44%	30%

Five-Year	43%	3%	14%	75%	50%

Ten-Year	387%	392%	226%	433%	243%

(1)

Cumulative returns for each of the peer groups are based on the composition of our 2018 peer groups and are calculated by averaging returns without reference to market capitalization or other weightings. One-, three-, five- and ten-year cumulative returns are as of December 31, 2018. YTD 2019 cumulative returns are for the three months ended March 31, 2019, and, for the entertainment/media peers, include Twenty-First Century Fox, Inc. through March 19, 2019 and Fox Corporation starting on March 19, 2019.

Compensation Program Highlights

As discussed elsewhere in this Compensation Discussion and Analysis, below are summaries of our key compensation practices and policies.

What We Do:

✓

Use among the longest vesting schedules for equity awards granted to our NEOs: Options generally vest over 9.5 years, and PSUs vest over 5 years and are back-end weighted, with 40% vesting on the fifth anniversary of the grant date.

✓	Employ a rigorous PSU performance condition.

✓	Use net-settled options, which results in fewer shares issued and less dilution to our shareholders than stock options exercised with a cash payment.

✓

Maintain robust stock ownership guidelines. Our CEO’s stock ownership requirement is 10x his base salary; other NEOs are required to own 3x their base salaries; and nonemployee directors are required to own 5x their annual retainer. A person who is not in compliance with these guidelines cannot sell or otherwise dispose of any stock until he or she meets the applicable ownership requirement. All of our NEOs’ beneficial shareholdings exceed these thresholds significantly.

✓

Prohibit our executive officers and directors from using any strategies or products to hedge against potential changes in the value of our stock. Stock can be pledged only in limited circumstances; any stock pledged as collateral or held in a margin account will not be counted in determining compliance with our stock ownership guidelines. No executive officer or director currently has any stock pledged or held in a margin account.

✓	Have an incentive compensation recoupment (or “clawback”) policy applicable to our executive officers.

✓

Require our NEOs to reimburse us for any benefits that would be considered perquisites; do not provide premium payments or reimbursements, or tax payments to our NEOs under any life or any other insurance policies.

✓	Compensation Committee directly engages Korn Ferry as its own independent compensation consultant.

What We Don’t Do:

×

Do not maintain any defined benefit pension plans or supplemental executive retirement plans (SERPs) for our NEOs; instead, we offer a nonqualified and unfunded deferred compensation plan as our primary retirement vehicle, which is available not only to our NEOs, but also to a broad group of all Comcast corporate and cable employees with base salaries of at least $350,000.

×

None of our equity plans has automatic (“single-trigger”) accelerated vesting provisions in connection with a change in control. Mr. Roberts’ employment agreement has a “double-trigger” change in control provision. No other NEO has any change in control provisions in his employment agreement.

×	Do not permit the repricing of options of any kind.

×	Do not pay dividends or dividend equivalents in respect of any unearned PSUs.

×	Do not provide for any excise tax gross ups for our executive officers.

Shareholder Feedback on Executive Compensation

At our 2018 annual meeting, our shareholders approved by 87% of the votes cast, on an advisory basis, the 2017 compensation of our NEOs. The Compensation Committee has carefully considered the results of the advisory vote on executive compensation and has discussed our executive compensation program and our voting results with Korn Ferry, its independent compensation consultant.

The Compensation Committee has also considered feedback we have received in the past year through our corporate governance roadshows with our largest shareholders, who we believe represent approximately 40% of our Class A common stock, and two proxy advisory services regarding our executive compensation program. While a few of our shareholders expressed views (sometimes contradictory) on specific components of our compensation program, shareholders generally did not express concerns with the overall design of our compensation program. For example, many investors expressed satisfaction with our exceedingly long equity vesting periods and the more rigorous PSU performance metric that we began using in 2017. In addition, a few investors expressed some concern with our use of additional one-time performance awards from time to time; no such awards were granted in 2018.

Our Compensation Committee and our management team are committed to our continued engagement with shareholders to understand diverse viewpoints and to discuss and demonstrate the important connection between our compensation program, on the one hand, and our business strategy, goals and financial and operating performance, on the other hand. Our Compensation Committee, with the assistance of Korn Ferry, continues to evaluate our compensation program design. The Compensation Committee believes that its policies and decisions are consistent with our compensation philosophy and objectives and align the interests of our NEOs with our long-term goals and the interests of our shareholders without incenting inappropriate risk taking.

For information on our shareholder engagement program, including as it relates to general corporate governance matters, please see “General Information — Shareholder Engagement” on page 3.

Summary 2018 CEO and NEO Compensation

CEO Pay Changes from Prior Year. Mr. Roberts’ base salary increased by 3%, and he received 112% of his target annual cash bonus, or $10.7 million. He also received grants of stock options and PSUs, each with a grant date value of approximately $5.3 million, representing nearly the same value granted to him last year. The performance condition for the vesting of PSUs granted in 2018, which was based on a sliding scale for increases in adjusted EBITDA, excluding the impact of Comcast Cable’s wireless phone service that was launched in mid-2017, resulted in 108.3% vesting, as described below in “Compensation Decisions for 2018 — Equity-Based Incentive Compensation .” We also made a $4.4 million contribution to Mr. Roberts’ deferred compensation account, a 5% increase from last year.

Other NEO Pay Changes from Prior Year. Base salaries for our NEOs increased by 3%, other than Mr. Watson who entered into a new employment agreement as discussed below under “Agreements with Our Named Executive Officers.” The annual cash bonuses for our other NEOs were paid at 112% of their target, their annual PSU and option awards varied and their total compensation was affected by year-over-year changes in their respective deferred compensation account balances.

In calculating the achievement of our annual cash bonus and PSU performance metrics for our NEOs, the impact of certain unbudgeted acquisition and disposition activity, such as our acquisition of Sky, was excluded.

See “Compensation Decisions for 2018” below for additional information.

Emphasis on Performance

•

Our overall compensation program design incorporates both objective goals (in the case of portions of our annual cash bonus metrics and the vesting of PSUs) and subjective evaluation criteria. The combination of internally measured performance (financial performance) and externally measured performance (stock price as reflected in stock options and PSUs) provides both short-term and long-term performance components in the compensation structure of our NEOs. See “Elements of Our Compensation Program” below.

•

Our equity-based compensation program aligns the NEOs’ compensation with our shareholders’ interests in that both the achievement of our operating, investing and capital goals and the level at which the awards ultimately pay out would be expected to be reflected in the market price of our stock. Because a significant portion of compensation for each NEO is in the form of equity (which generally vests over 9.5 years in the case of options and 5 years in the case of PSUs), a significant portion of each NEO’s compensation is inherently tied to stock price movement and the achievement of long-term shareholder value creation.

•

85% of the target annual bonus for our NEOs (75% in the case of Mr. Burke) was based on quantitative financial performance metrics and a combination of quantitative and qualitative goals relating to key operational initiatives. See “Compensation Decisions for 2018 – Annual Cash Bonus” below for additional information.

•

Total performance-based compensation in 2018 (using the grant date value of stock options and PSUs) was a significant percentage of the NEOs’ total compensation (which includes company deferred compensation contributions but excludes deferred compensation earnings). We do not include deferred compensation earnings because, like all employees in our deferred compensation plans, the NEOs make their own investment decisions as to how much of their salary and annual cash bonus to defer and for how long, such that interest earned on deferred compensation is largely tied to individual retirement planning decisions and not to the Compensation Committee’s compensation decisions.

CEO Compensation Mix*

* Includes company contributions to deferred compensation,

but excludes deferred compensation earnings

•	Total performance-based compensation (calculated in accordance with the paragraph above) as a percentage of total compensation in 2018 for our other NEOs was as follows:

Mr. Cavanagh	78%
Mr. Burke	73%
Mr. Cohen	77%
Mr. Watson	76%

•

The Compensation Committee does not condition incentive-based compensation award achievement on a total shareholder return (TSR) metric, as it seeks to motivate our NEOs by setting company-specific quantitative and qualitative performance goals that are directly linked with our NEOs’ management of our businesses rather than using a TSR metric that can be significantly affected by external factors such as economic and market conditions that they cannot control. The Compensation Committee also believes that using a TSR metric could lead to an undesirable focus on short-term results at the expense of long-term performance. While the Compensation Committee does not focus on TSR in particular in determining incentive arrangements for our NEOs, we have observed that Mr. Roberts’ compensation has generally increased less than our TSR over the last five-year period and is therefore aligned with our TSR over the long term. In addition, a significant portion of our NEOs’ compensation is in the form of PSUs and stock options with long vesting periods, the ultimate value of which is inherently tied to our stock price movement and shareholder value creation.

•

Our financial quantitative performance metrics – revenue, adjusted EBITDA and free cash flow – are meaningful measures of our performance that we believe are strongly correlated to shareholder returns in both the short and long term. These metrics, along with key operational performance metrics included in our annual cash bonus plan, can be affected by the decision making of our NEOs. Measuring performance for our NEOs using many of the same metrics is appropriate given the overall responsibility of the NEOs to achieve our most important performance goals for the year.

•

The Compensation Committee reviews the nature and mix of compensation elements, as well as compensation plan design and award terms, to ensure that our compensation program does not include inadvertent incentives for our NEOs to take inappropriate business risks by making decisions that may be in their best interests but not in the best interests of our shareholders. In conducting this review, the Compensation Committee also considers specific business risks identified through our enterprise risk management process.

Elements of Our Compensation Program

We view the executive compensation program on a “portfolio” basis. Our compensation program is designed in a straight-forward manner to achieve an appropriate balance of compensation elements to motivate and reward our NEOs for their performance and creating long-term shareholder value. It includes fixed compensation, short-term performance-based compensation and long-term performance-based compensation (which includes options vesting over 9.5 years and PSUs vesting over 5 years, with 40% vesting in the 5th year). The following chart illustrates our view of the significant aspects of our portfolio.

Type	Element	Why We Use It	Compensation Highlights
Fixed	Base Salary	• Necessary to attract and retain our NEOs. • Serves as a baseline measure of an NEO’s value. • Guaranteed compensation in exchange for investing in a career with us.	• Salary level is based on individual performance, position within the organization and any increase in duties and responsibilities.
Deferred Compensation Plans

•  One of our primary tools to attract and retain NEOs.

•  Retention incentive gets stronger as the account balance grows; the crediting rate is meaningfully reduced following termination of employment.

•  We do not offer any pension or other defined benefit-type plan.

•  Provides a simple, transparent, tax-efficient vehicle for long-term value accumulation.

•  Amount of company contributions is determined as part of an overall evaluation of individual performance, any increase in duties and responsibilities and retention.

•  Receipt of PSUs may be voluntarily deferred; the value of PSUs ultimately received is based on stock price when deferral lapses or upon diversification into cash deferred compensation.

Variable, Short-Term, Performance Based	Annual Cash Bonus

•  Provides a competitive annual cash bonus opportunity and completes our competitive total annual cash compensation package.

•  Target bonus is based on the Compensation Committee’s assessment of the optimal mix of base salary and annual cash bonus compensation.

•  Supports our objective that NEOs must balance achieving satisfactory or better current year (short-term) results with long-term value creation.

•  Bonus is at risk for performance – 100% of the target bonus is not paid unless 100% of the goals are met; no bonus is paid unless the minimum performance goal is achieved.

•  Based on objective performance metrics, but also includes a small qualitative portion based on achievement of key initiatives, such as diversity and inclusion.

Additional Performance-Related Awards

•  Rewards an NEO for extraordinary performance, attainment of strategic milestones or unanticipated additional responsibilities.

•  May also be used in connection with an employment agreement renewal or extension, which provides a strong retention tool.

•  Form of bonus can vary, depending on primary goals/purposes for the grant.

• Amount and form of awards are based on individual performance and any increase in duties and responsibilities.
Variable, Long-Term, Performance Based	Annual Stock Option Grants

•  Fosters a long-term commitment, motivates executives to improve the long-term market performance of our stock and focuses them on the long-term creation of shareholder value.

•  Links the NEOs’ decision making with the long-term outcomes of those decisions.

•  Use one of the longest vesting periods among our peers (9.5 years) to create a significant retention tool and tie value ultimately realized to our long-term performance.

•  Generally vest over a 9.5 year period: 30% on the 2nd anniversary of the date of grant, 15% on each of the 3rd through 5th anniversaries, 5% on each of the 6th through 9th anniversaries and 5% on the 9.5 year anniversary.

•  Stock price must appreciate for stock options to deliver value.

Annual PSU Grants

•  Fosters a long-term commitment, motivates executives to improve the long-term market performance of our stock and focuses them on the long-term creation of shareholder value.

•  Links the NEOs’ decision making with the long-term outcomes of those decisions.

•  Back-end weighted vesting term used for most PSU grants creates a meaningful retention tool.

•  Use one of the longest vesting periods among our peers for most grants to create a significant retention tool and tie value ultimately realized to our long-term performance.

•  Vest over 5 years and are back-end weighted: 15% vest after 13 months, 15% on each of the 2nd through 4th anniversaries and 40% on the 5th anniversary.

•  Vesting is dependent upon achievement of one or more robust performance goals that are tied to value creation (adjusted EBITDA, one of the primary metrics to evaluate our business, was used in 2018).

•  Ultimate value of shares acquired upon vesting depends on stock price.

Compensation Decision-Making Process

Compensation Committee’s Role, Process and Validation

The Compensation Committee is responsible for approving the nature and amount of compensation paid to, and the employment and related agreements entered into with, our executive officers, and, for all of our employees, overseeing our cash bonus and equity-based plans, approving guidelines for grants of awards under these plans and determining and overseeing our compensation and benefits policies generally.

In 2018, the Compensation Committee reviewed for our NEOs:

•

The nature and amounts of all elements of our NEOs’ compensation, both separately and in the aggregate, using comprehensive tally sheets that include the current value of stock option and PSU awards (as compared to their grant date value) and deferred compensation account balances.

•	Each element of our NEOs’ compensation for internal consistency.

•	Various analyses provided by the independent compensation consultant, including the following:

○	an assessment of the composition of our peer groups;

○

a competitive pay assessment (comparing NEO compensation to that of executives holding comparable positions at our peer group companies as disclosed in proxy statements and to broad groups of companies in published surveys, and analyzing components of pay compared to those of our peer group companies (e.g., fixed vs. variable, components of long-term equity));

○

a financial performance review (comparing our performance relative to our peer group companies with respect to growth in adjusted EBITDA, free cash flow, revenue and total shareholder return, based on financial data from a third-party source);

○	a compensation sharing analysis (analyzing the actual pay delivered to our NEOs as a percentage of our adjusted EBITDA and free cash flow as compared to our peer group companies);

○

an incentive compensation design analysis (analyzing, for our annual cash bonus, the number and type of performance measures, performance and payout ranges, and use of discretion; and for our annual equity awards, the number and type of components (e.g., PSUs and stock options), type of performance measures, performance and payout ranges and any comparator groups); and

○	an analysis of equity dilution resulting from, and annual usage rates in, our equity-based compensation plans as compared to our peer group companies (i.e., overhang and burn rates).

•

After taking into account the analyses above, the Compensation Committee evaluates whether our financial performance, as compared to our peers over time, is consistent with our strongly competitive compensation philosophy. It believes our executives should be rewarded appropriately when our key financial performance metrics are among the top of our peers. Based on these reviews and in setting our NEOs’ 2018 compensation, the Compensation Committee believed that:

•

Revenue, adjusted EBITDA and free cash flow, our primary financial quantitative performance metrics for our annual cash bonus and annual PSU grants, are among the primary drivers of our long-term performance.

•	Our long-term financial performance, measured by compound annual growth rates for revenue, adjusted EBITDA and free cash flow, is strongly aligned with our NEOs’ compensation levels.

•

The portion of our adjusted EBITDA and free cash flow used to pay our NEOs’ total cash compensation (base salary plus target annual cash bonus and company deferred compensation contributions) and total remuneration (total cash compensation plus equity-based compensation) are within the range of market practices for our peer groups.

•	Our equity dilution and annual share usage (or overhang and burn rates) for our NEOs’ equity-based compensation are within the range of market practices for our peer groups.

The Compensation Committee also reviews, but does not give significant weight to, aggregate amounts realized or realizable from prior years’ compensation when making decisions regarding current compensation. It believes that value realized on prior years’ compensation from stock appreciation is the reward for the NEOs’ work over that period and reflects the achievement of our long-term goals, and, conversely, that lesser amounts realized on prior years’ compensation reflect a lack of achievement of our long-term goals. As such, the Compensation Committee believes that realized or realizable equity compensation is inherently aligned with our long-term performance and shareholders’ interests.

Following these reviews and assessments, and with these goals in mind, the Compensation Committee determines what it believes to be an appropriate current year compensation package for each NEO. This process includes subjective criteria and involves the exercise of discretion and judgment. While the Compensation Committee considers various quantitative data, it does not use a mathematical or other formula in which stated factors or their interrelationship are quantified and weighted (either in the aggregate or as to each NEO). The Compensation Committee also believes it should retain discretion to adjust the compensation of an NEO from time to time on account of extraordinary performance, unanticipated additional responsibilities, an employment agreement renewal or extension or other circumstances. See “Assessing NEO Performance ” below for information on how the Compensation Committee assessed performance in 2018.

Role of Compensation Consultants

The Compensation Committee has directly engaged Korn Ferry as its own independent compensation consultant. In determining 2018 compensation, the Compensation Committee directed Korn Ferry to provide it with various compensation analyses as described above; Korn Ferry did not recommend or determine compensation levels or elements, performance targets or compensation plan design. The Compensation Committee assessed Korn Ferry’s work as required under SEC rules and concluded that its work for the Compensation Committee in 2018 did not raise any conflicts of interest. See “Corporate Governance – The Board – Compensation Consultant” above for additional information.

Use of Competitive Data

The results of the peer group and compensation survey analyses discussed below, as well as the other analyses referred to above, are considered important and valuable by the Compensation Committee. However, the Compensation Committee does not make any determination of, or change to, compensation in reaction to market data alone. Rather, it uses this information only as one of several considerations to inform its decision and put it in context in determining compensation levels (and when to change compensation levels).

Peer Groups. Our company is uniquely positioned among our peers, owning both Comcast Cable – a distributor of content – and NBCUniversal – a creator of content (and, as of the fourth quarter 2018, Sky – a leading distributor and creator of content in Europe). As such, our NEOs are responsible for managing a more complex and uniquely diversified company than many companies in our peer groups. Because there are challenges inherent in developing a peer group for assessing pay and performance given the complexity and diversity of our businesses, our Compensation Committee used three distinct peer groups (rather than a blend of all types of peers) to review executive pay for 2018, and, with the assistance of Korn Ferry, triangulated data from the three peer groups and other data to conduct a more holistic review of our pay and performance.

Together, these three peer groups reflect the prominence of our two primary businesses at the beginning of 2018 in their respective industries and the size, scope, diversity and complexity of our businesses and enhance the Compensation Committee’s deliberations by allowing it to review practices and outcomes that are distinctive to each peer group.

•

Entertainment/Media Peer Group. The Compensation Committee pays particular attention to the entertainment/media peer group because it believes our stock price has a strong correlation with certain of these peer group companies and this peer group has special relevance with respect to competition for executive talent. The business expertise of employees in this industry is highly correlated to our needs, not only as a leading media and entertainment company, but as a leading U.S. cable company. Media companies continue to look for new ways to distribute and monetize their content, both directly to consumers through the Internet and indirectly through traditional and virtual video distributors. For all of these reasons, our executives are attractive candidates to entertainment/media companies, in addition to those companies’ executives being attractive to us.

•

Transmission/Distribution Peer Group. Comcast Cable is a leading provider of high-speed internet, video, voice and security and automation services to residential customers and also provides these and other services to business customers. Many companies in this peer group are among Comcast Cable’s primary competitors.

•

General Industry Peer Group. Our revenue and market capitalization rank us among the largest companies in the United States. This peer group includes companies in the consumer products and services, industrial and technology sectors with revenue and market capitalization levels similar to ours.

Entertainment/Media(1)	Transmission/Distribution(1)	General Industry
• CBS Corporation • Discovery, Inc. • Twenty-First Century Fox, Inc. • Time Warner Inc. • Viacom Inc. • The Walt Disney Company	• AT&T Inc. • CenturyLink, Inc. • Charter Communications, Inc. • DISH Network Corporation • Sprint Corporation • T-Mobile US, Inc. • Verizon Communications Inc.

•  Alphabet Inc.

•  Amazon.com, Inc.

•  Apple Inc.

•  3M Company

•  The Boeing Company

•  Caterpillar Inc.

•  Cisco Systems, Inc.

•  The Coca-Cola Company

•  Deere & Co.

•  DowDuPont Inc.

•  Express Scripts Holding Co.

•  The General Electric Company

•  Honeywell International Inc.

•  Intel Corporation

•  International Business Machines Corporation

•  Johnson & Johnson

•  Lockheed Martin Corporation

•  McDonalds’ Corporation

•  McKesson Corporation

•  Merck & Co. Inc.

•  Microsoft Corporation

•  Oracle Corporation

•  PepsiCo, Inc.

•  Pfizer Inc.

•  Procter & Gamble Co.

•  UnitedHealth Group Incorporated

•  United Parcel Service, Inc.

•  United Technologies Corporation

•  Verizon Communications Inc.

•  The Walt Disney Company

(1)

In 2018, Discovery, Inc. was added to our Entertainment/Media peer group, and T-Mobile US, Inc. was added to our Transmission/Distribution peer group. Time Warner Inc. was acquired by AT&T Inc. in June 2018.

The Compensation Committee triangulates pay and performance results from all three peer groups, rather than aggregating all the data together, and places stronger weight on the entertainment/media, as well as the transmission/distribution, peer groups.

•

Our peer group analyses indicate that overall, our “pay at risk” practices are generally aligned with peer group practices, although Mr. Roberts’ compensation does have somewhat more emphasis on fixed compensation and less on annual equity awards than our peers. Our Compensation Committee believes it is appropriate to provide Mr. Roberts with slightly more fixed compensation in light of his very significant stock holdings in our company, which provides meaningful shareholder alignment and long-term focus.

•

Comparisons for (i) Mr. Roberts were made to peer chief executive officers for all peer groups, (ii) Mr. Cavanagh were made to peer chief financial officers for all peer groups, (iii) Mr. Burke were made to peer chief executive officers of the entertainment/media peer group and by ordinal rank (i.e., the position in the Summary Compensation Table) for the entertainment/media and general industry peer groups, (iv) Mr. Watson were made to peer chief executive officers of the transmission/distribution peer group and by ordinal rank for the transmission/distribution and general industry peer groups, and (v) Mr. Cohen were made by ordinal rank for all peer groups. Additionally, as a means to further inform the Compensation Committee, comparisons for Messrs. Burke and Watson were made to chief executive officers of general industry peer groups with revenues similar in size to those of their respective business units.

•

The Compensation Committee does not determine an NEO’s target compensation solely based on a specific reference point within our peer groups; instead, it reviews our peer group analyses, as well as the other analyses discussed above in “Compensation Committee’s Role, Process and Validation,” both to validate our compensation program design and to inform its judgment in determining target compensation.

○

The Compensation Committee generally seeks compensation to be competitive (around the median) with the entertainment/media peer group, to which, as noted above, the Compensation Committee pays particular attention.

○	The Compensation Committee generally seeks compensation to be in the upper quartile for the transmission/distribution and general industry peer groups as a supplemental point of reference.

•

The compensation we provide varies when compared among the peer groups and individual companies within a group in its relationship to the reference points above. In reviewing target compensation levels for 2018,

Mr. Roberts’ target total remuneration (which includes base salary, target annual cash bonus, company deferred compensation contributions and equity-based compensation) fell just below the 25th percentile of that in the entertainment/media peer group. Otherwise, our NEOs’ total compensation for 2018 generally met or exceeded the reference points.

Assessing NEO Performance

In determining an NEO’s individual compensation, the Compensation Committee:

•	Sets specific factors to be used in evaluating Mr. Brian L. Roberts, and Mr. Roberts discusses with the Compensation Committee the performance of our other NEOs.

•	Assesses each NEO’s responsibilities and roles with respect to overall corporate policy-making, management, operations and administration, as well as the importance of retaining the NEO.

•	Evaluates each NEO’s prior year performance, both in terms of his contribution to our performance and as compared to his individual performance goals.

•	Evaluates our overall prior year performance, both in terms of financial results and progress on strategic initiatives, including a comparison of our performance to our competitors.

NEO Evaluations

The Compensation Committee employs a rigorous process to evaluate our NEOs’ performance that informs its compensation decisions for the year, including those related to an NEO’s base salary and annual equity awards, the attainment of qualitative objectives for our annual cash bonus and awarding any additional performance-related bonuses. This design allows our Compensation Committee to employ a holistic evaluation process with extensive performance reviews, taking into account factors in and out of management’s control, while balancing it with our financial and shareholder outcomes, to get to a better result than a purely formulaic calculation would provide. Each year, our Compensation Committee establishes a set of defined objectives for the qualitative portion of our annual cash bonus, which may be tied to an NEO’s or our company’s overall performance, company culture or key company initiatives, such as diversity and inclusion and customer experience initiatives, at the time it determines the quantitative bonus metrics. In determining payout levels on the qualitative metrics, the Compensation Committee critically evaluates our company’s and NEOs’ performance and progress based on the defined objectives.

Company Performance. The Compensation Committee considers our overall performance when approving pay decisions for our NEOs. As more fully described above in “Executive Summary – 2018 Business Highlights,” 2018 was another year of strong financial and operational results that reflect our focus on innovation and investing in the business. We achieved this strong financial performance despite an increasingly, and rapidly changing, competitive environment for all of our businesses. In addition, in the fourth quarter of 2018, we acquired Sky, a leading European distributor and creator of content.

NEO Performance. Our NEOs continued to provide critical strategic vision and leadership to our company as we continue to shape the future of technology and media. Our NEOs furthered our strong workplace culture of integrity and respect, and they fostered team building and collaboration among our senior leadership teams as we pursued the Sky acquisition, in our post-acquisition integration efforts and on various strategic initiatives such as cross-company cooperation on TV Everywhere initiatives, advanced and interactive advertising, and diversity and inclusion initiatives.

In addition to providing leadership on our operational and financial performance, our NEOs continued to foster our entrepreneurial culture and reinforce our commitment to operate ethically and with integrity and respect, and were instrumental in our attaining diversity and inclusion goals. We are proud that over 60% of our employees are women or people of color, that over half of our employees report to a woman or a person of color and that women and people of color represent more than 50% of our employees at or above the vice president-level. Additionally, since the end of 2010, the number of women at or above the vice president-level has increased by 70%, and the number of people of color at or above that level has nearly doubled.

•

As a testament to our various diversity and inclusion and talent management initiatives, we have received many third-party recognitions, including (i) being named to Fortune magazine’s “Best Big Companies to Work For” list (#3), “100 Best Places to Work For 2018” list (#68), “75 Best Workplaces for Women” list (#11) and “Best Workplaces for Diversity” list (#2); (ii) ranking #7 on LinkedIn’s “Top Companies” list for 2018; (iii) earning a score of 100 on HRC’s 2018 Corporate Equality Index; and (iv) being named a Best Place to Work for LGBT Equality.

To reinforce critical aspects of our cable communications business, goals relating to customer experience, product churn and the rollout of our new wireless phone service were used as components of our NEOs’ annual cash bonus. In 2018, we continued to make progress in providing a better overall customer experience by eliminating unnecessary activity and transactions, including by providing more digital service tools, which translated into reduced call volumes and truck rolls and improved key customer satisfaction scores. Our NEOs, individually and as a team, continue to support and promote this initiative throughout our entire company.

Our NEOs also continued to frame and support our strategic plans related to dedicating capital to our businesses as we invest in the long-term performance of our company, including our acquisition of Sky, and growing newer businesses such as our wireless phone service.

When assessing NEO performance, our Compensation Committee considered each NEO’s progress on these and other strategic initiatives, including those described in “Executive Summary — 2018 Business Highlights” above. In particular:

•

Mr. Roberts was instrumental in continuing to shape the strategic vision of our company, including through his leadership of our acquisition of Sky. He successfully managed Mr. Watson’s transition to leading Comcast Cable. He also continued to foster strong leadership and cohesion among our NEOs and senior leadership team by leading our strategic thinking and initiatives and by championing our technology and business initiatives, focusing on the customer experience, creating a culture of integrity, respect and compliance, and reinforcing our diversity and inclusion initiatives.

•

Mr. Cavanagh provided critical financial and strategic leadership to our company, including though our acquisition of Sky and related debt financings and subsequent integration efforts. He continued to be instrumental in setting our capital allocation framework and in managing our balance sheet to ensure that our capital allocation framework supports our business initiatives and strategies and in his risk management oversight.

•

Mr. Burke successfully managed NBCUniversal, which, as noted on page 35 above, had strong financial results in 2018. In the eight years since NBCUniversal has been part of our company, it has had the fastest annual growth of any U.S. major media company. The NBC network continued to be the top ranked broadcast network among adults 18-49. We believe Mr. Burke’s strategic vision, including to invest in NBCUniversal’s businesses for their long-term success, has been a critical factor in NBCUniversal attaining such strong results.

•

Mr. Cohen provided critical leadership to our corporate communications, external affairs, government relations, community impact and human resources functions. He successfully oversaw our efforts relating to legislation and regulatory matters critical to our strategy and performance. He also provided leadership to critical aspects of the Sky acquisition and subsequent integration efforts and effectively managed his other significant administrative responsibilities. As our Chief Diversity Officer, he has continued to lead and promote our diversity and inclusion and talent management initiatives, which as noted above, have received many third-party recognitions.

•

Mr. Watson successfully led Comcast Cable, which, as noted on page 35 above, had strong financial results and added 1.0 million net customers in 2018. Mr. Watson provided strategic and operational leadership to our cable communications business, including through his focus on customer experience initiatives, continued expansion of our high-speed internet, business services and wireless phone service businesses, and the innovation of product and service enhancements.

Compensation Decisions for 2018

Base Salary

In March 2018, the Compensation Committee increased the base salaries of our NEOs by 3%, other than Mr. Watson, who entered into a new employment agreement in March 2018 as described below under “Agreements with Our Named Executive Officers.” In December 2018, Mr. Cavanagh’s base salary increased from approximately $2.0 million to $2.3 million effective January 1, 2019 in connection with his entering into a new employment agreement as described under “Agreements with Our Named Executive Officers.” In addition, effective January 1, 2019, Mr. Watson’s base salary increased by $250,000.

Annual Cash Bonus

Our cash bonus plan, which was approved by our shareholders, provides a variable and performance-based element to annual cash compensation.

•	The target bonus opportunity amount in 2018, expressed as a percentage of salary, was 300% for Messrs. Roberts, Cavanagh and Burke and 250% for Messrs. Cohen and Watson.

•

Under our cash bonus plan, a threshold quantitative performance goal must be satisfied as a condition for any bonus payment to occur. For 2018, this threshold performance goal was that our consolidated adjusted EBITDA in 2018 be at least 101% of that in 2017, which was achieved such that the more rigorous goals set forth in the table below were used to calculate 2018 bonus payments.

•

Because the threshold goal was achieved, for the NEOs (other than Mr. Burke), 85% of their 2018 target bonus was based on quantitative financial goals and a combination of quantitative and qualitative goals relating to key operational initiatives, and 15% was based on qualitative goals. For Mr. Burke, 75% of his target bonus was based on quantitative financial goals and a combination of quantitative and qualitative goals relating to key operational initiatives and 25% was based on qualitative goals. The qualitative portion of the NEOs’ bonuses was based on the Compensation Committee’s determination of their level of achievement in contributing to the overall management of Comcast, including in creating a culture of integrity, the continuing management of Comcast Cable (for all NEOs other than Mr. Burke) and NBCUniversal (for all NEOs other than Mr. Watson) and the continuing focus on critical diversity and inclusion and customer experience metrics.

•

Of a potential maximum bonus payment of 173% of the NEOs’ target bonuses (170% in the case of Mr. Burke and 175% in the case of Mr. Watson), the Compensation Committee considered it appropriate to award bonuses based on actual achievement of the quantitative and qualitative goals of 112% of the target bonuses.

•

The table below provides further details of our 2018 cash bonus plan for our NEOs other than Messrs. Burke and Watson. The target levels established for the financial quantitative goals are bolded. Given Mr. Burke’s role as CEO of NBCUniversal, he did not have a goal relating to the rollout of our wireless phone service, his weightings for the customer experience and adjusted EBITDA varied slightly from the other NEOs and more discretionary weight was given to him based on NBCUniversal’s performance. Given Mr. Watson’s role at Comcast Cable, his weightings were higher for the customer experience and lower for free cash flow than the other NEOs.

•

The Compensation Committee established the quantitative goals below based on a rigorous and in-depth enterprise-wide consolidated budget that is prepared annually, which takes into consideration the cyclicality of working capital in our business, capital spending plans for the upcoming year, target product rollout numbers and other relevant factors.

Goal	Achievement Range (in billions)	(% of target bonus)
Consolidated	≤ $29.4	0%
Adjusted EBITDA(1)	> $29.4 – $30.008	10% –< 25%
	$30.009 – $30.209	25%
	> $30.209 – $30.6	> 25% – 35%
	> $30.6	37.5%
Actual 2018 Achievement	$30.296	27.2%
Consolidated	≤ $12.675	0%
Free Cash Flow(1)	> $12.675 – $13.526	8% –< 20%
	$13.527 – $13.727	20%
	> $13.727 – $14.3	> 20% – 28%
	> $14.3	30%
Actual 2018 Achievement	$14.728	30%
Consolidated	≤ $88.7	0%
Revenue(1)	> $88.7 –$89.925	4% –< 10%
	$89.926 – $90.226	10%
	> $90.226 – $91.0	> 10% – 14%
	> $91.0	15%
Actual 2018 Achievement	$89.46	7.7%
Customer Experience(2)		0% – 40% 21.7%
Actual 2018 Achievement
Product Churn(3)		0% – 10%
Actual 2018 Achievement		5%
Wireless Phone Rollout(4)		0% – 10%
Actual 2018 Achievement		5%
Qualitative Goal(5)		0% – 30%
Actual 2018 Achievement		15.5%
% of Target Bonus Achieved for 2018		112%
Actual Bonus for 2018
Roberts:	$10,739,611
Cavanagh:	6,569,575
Burke:	9,969,786
Cohen:	4,382,373
Watson:	4,188,344

(1)

Amounts reflected for budgeted and actual achievement exclude the impact of Comcast Cable’s wireless phone service that was launched in mid-2017, which is a standalone goal in 2018, and certain unbudgeted acquisition and disposition activity, such as our acquisition of Sky.

(2)

This metric is based upon in part whether we have met or exceeded expectations of achievement of quantifiable customer experience metrics and the overall percentage performance of Comcast Cable on its customer experience metrics. Details of the specific targets, which were designed to be rigorous targets as indicated by the level of actual 2018 achievement, are not disclosed due to competitive concerns.

(3)

This metric is based upon in part whether we have met or exceeded expectations for achievement of quantifiable product churn metrics for Comcast Cable. Details of the specific targets, which were designed to be rigorous targets as indicated by the level of actual 2018 achievement, are not disclosed due to competitive concerns.

(4)

This metric is based upon in part whether we have met or exceeded expectations for achievement of quantifiable metrics reflecting the operational rollout of our wireless phone service to achieve long-term business success and profitability. Details of the specific targets, which were designed to be rigorous targets as indicated by the level of actual 2018 achievement, are not disclosed due to competitive concerns.

(5)

The qualitative portion of the annual cash bonus was determined based on predetermined objectives tied primarily to the contribution of each NEO to the overall management of our company, including creating a culture of integrity, the continuing management of Comcast Cable and NBCUniversal, and our continuing focus on critical diversity and inclusion and customer experience metrics.

Equity-Based Incentive Compensation

The Compensation Committee seeks to achieve the long-term objectives of equity compensation in part by extending the vesting period for options and PSUs granted under our annual award program over a longer time period than most other large public companies – with options generally vesting over 9.5 years, and PSUs vesting over 5 years and being back-end weighted, with 40% vesting in the fifth year.

•

In general, the total value of equity-based compensation is based on a proportional relationship to the expected cash compensation of each NEO, taking into account awards made at the same time to other executives, as well as the value of equity-based compensation awarded to comparable NEOs at our peer companies.

•

The performance condition for PSUs granted in 2018 is based on a sliding scale tied to increases in year-over-year adjusted EBITDA, excluding the impact of Comcast Cable’s wireless phone service that launched in mid-2017. Vesting of the PSUs is interpolated, except that 100% vests for achievement of a 5%-6% increase, which range included our budgeted increase for 2018 (which was based on our rigorous and in-depth enterprise-wide annual consolidated budget). In calculating the achievement level below, the impact of certain unbudgeted acquisition and disposition activity, such as our acquisition of Sky, was excluded.

Achievement Range	Potential PSU Vesting %	Achievement
< 2.5%	0%	108.3% (Based on a 6.5% Increase)
2.5%	25%
5.0%-6.0%	100%
≥ 7.5%	125%

•

Vesting for each subsequent tranche of PSUs is based on the highest vesting percentage of any prior vesting tranche, or such higher vesting percentage as may be attained for such subsequent tranche based on the same performance condition and achievement ranges provided for in the applicable PSU award. Any portion of PSUs that fail to vest in a year is permanently forfeited. For the PSUs that were granted in 2017, the second tranche of the award vested at the same percentage level as the first tranche.

•	Neither our Board nor the Compensation Committee has the discretion to vest PSUs absent attainment of the applicable goal.

•	The grant date value of equity-based compensation in our annual award program may fluctuate somewhat from year to year.

Deferred Compensation

The deferred compensation plan is available not only to our NEOs, but also to all corporate and cable employees with base salaries of at least $350,000. The plan allows eligible employees to defer the receipt of cash compensation (i.e., base salary and annual bonus) up to certain limits. In addition, we make contributions to our NEOs’ deferred compensation plan accounts as described below under “Agreements with Our Named Executive Officers.” The deferred compensation plan is not tax qualified and is unfunded; account balances are unsecured and at-risk and may be forfeited in the event of a company bankruptcy. In 2014, the interest crediting rate on deferred compensation account contributions was reduced to 9% from 12%, although it remains at 12% for (i) compensation that was originally earned before 2014 (including any subsequent redeferrals), (ii) company deferred compensation contributions made pursuant to employment agreements entered into before 2014 and (iii) certain future contributions depending generally on whether a participant’s account balance at certain points during the five-year period ending December 31, 2013 was higher than the participant’s balance at specified future times. Our deferred compensation plan is described in more detail below in the “Nonqualified Deferred Compensation in and as of Fiscal Year-End” table.

The Compensation Committee reviews the deferred compensation plan balances of our NEOs and annually reviews the embedded and projected costs of this plan.

Other Policies and Considerations

Executive Stock Ownership Policy

We have a stock ownership policy for members of our senior management, including our NEOs, which is available on our website, www.comcastcorporation.com. Under these guidelines, (i) Mr. Roberts is expected to own our stock in an amount equal to at least ten times his annual base salary, (ii) the other NEOs are expected to own our stock in an amount equal to at least three times their annual base salaries, (iii) other executive officers are expected to own an amount equal to at least one and a half times their annual base salaries and (iv) other key executives are expected to own an amount equal to at least one times their annual base salaries. This policy is designed to increase our executives’ ownership stake in our company and align their interests with the interests of our shareholders. “Ownership” for purposes of this policy is defined to include stock owned directly or indirectly and shares credited under our employee stock purchase plan, which must be held for one year from the date credited, but “ownership” does not include any stock held in margin accounts or pledged as collateral for a loan (although none of our NEOs holds any stock in a margin account or has pledged any stock as collateral). In addition, “ownership” includes 60% of deferred vested shares under our restricted stock plan and the pre-tax net number of shares deliverable upon the exercise of vested stock options. In determining compliance, the Compensation Committee may take into account any noncompliance that occurs solely or primarily as a result of a decline in the market price of our stock. All of our NEOs were in compliance with the requirements of our stock ownership policy as of December 31, 2018. If an executive is not in compliance, he or she is prohibited from selling our stock (unless a hardship exemption is granted).

Policies Regarding Trading Activities, Hedging and Pledging

Our trading policy prohibits our executive officers, certain other high-level employees, and directors from buying or selling any of our securities during specified blackout periods, and, when outside of those blackout periods, they may only buy or sell our securities with the prior approval of our General Counsel. This seeks to ensure that the executive officers will not trade in our securities at a time when they are in possession of material, nonpublic information. In addition, our executive officers and directors are prohibited from using any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our stock. Executive officers and directors also may not hold Comcast stock in margin accounts or pledge our stock as collateral for a loan, unless it is approved by the Chair of our Governance and Directors Nominating Committee or his or her designee, who will consider such items as he or she deems relevant, including the amount of the pledge as compared to both our average daily trading volume and the total value of Comcast stock held by such person, as well as such person’s ability to repay any loans secured by Comcast stock or to substitute other assets as collateral.

No Automatic Payments in Connection with a Change in Control

We generally do not have any benefits, such as accelerated vesting of equity awards, that are “triggered” automatically as a result of a “change in control” (a “single trigger”) or the occurrence of one or more specified events (a “double trigger”) that may follow a change in control, such as termination of employment without cause. Instead, we believe it is in the best interests of our company for our Board and Compensation Committee, who are subject to fiduciary obligations to act in a manner they believe to be in the best interests of our company and shareholders, to retain the discretion to determine whether it is appropriate to accelerate the vesting of stock options and/or stock units or provide other benefits in connection with a particular change in control transaction.

Mr. Roberts’ employment agreement provides that if his employment is terminated following a change in control, that termination will be treated as a termination without cause for the purpose of determining his benefits in those circumstances under his employment agreement. The Compensation Committee approved this provision as a fair and reasonable protection for our Chief Executive Officer in the event of a change in control.

Payments in Connection with a Termination of Employment

Payments to our NEOs upon a termination of employment are described under the “Potential Payments upon Termination or Change in Control” table below. These compensation arrangements are contained in each NEO’s employment or other agreements, which are summarized below under “Agreements with Our Named Executive Officers,” and are not a factor in the Compensation Committee’s determination of current year compensation elements. These arrangements were arrived at as a result of arm’s-length negotiations in connection with entering into each such agreement, based on the Compensation Committee’s decision that it was appropriate to provide more favorable arrangements than those offered to nonexecutive employees upon termination of employment.

Recoupment (or “Clawback”) Policy

We have an incentive compensation recoupment (or “clawback”) policy providing that, if it is determined by our Board that gross negligence, intentional misconduct or fraud by one of our executive officers or former executive officers caused or partially caused the restatement of all or a portion of our financial statements, the Board, in its sole discretion, may, to the extent permitted by law and our benefit plans, policies and agreements, and to the extent it determines in its sole judgment that it is in our best interests to do so, require repayment of all or a portion of any annual cash bonus, vested stock units (time- or performance-based) or other incentive-based compensation paid to such executive officer or former executive officer (and/or effect the cancellation of unvested stock units) if: (i) the amount or vesting of the incentive-based compensation was calculated based upon, or contingent on, the achievement of financial or operating results that were the subject of or affected by the restatement and (ii) the amount or vesting of the incentive-based compensation would have been less had the financial statements been correct. Our Compensation Committee and the Governance and Directors Nominating Committee review this policy from time to time, and they will review it following the SEC’s adoption of a final rule under the Dodd-Frank Act regarding incentive-based compensation recoupment.

Award Timing

Our annual equity incentive awards have been granted on the second bi-weekly pay date in March to employees other than those at NBCUniversal and Sky, who have received awards on each March 1st. These annual awards are approved by the Compensation Committee at a meeting on or prior to the grant date. Our off-cycle awards (for new hires, mid-year promotions, etc.) are granted in accordance with pre-established grant date schedules.

Tax and Accounting Considerations

The Compensation Committee takes into consideration the accounting and tax implications of our compensation and benefit programs, including with respect to the tax deductibility of our executive compensation. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by public companies to certain executive officers to $1 million. In the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.

In addition, the Internal Revenue Code limits the amount that companies can deduct for the personal use of Company-provided aircraft to the amount recognized as income by the executives who used the aircraft. In 2018, the total amount of our disallowed tax deduction resulting from the personal use of Company-provided aircraft by our NEOs and any guests was approximately $8.8 million.

Other Considerations

The Compensation Committee is aware that Mr. Brian L. Roberts is our shareholder with the greatest beneficial voting power. The Compensation Committee maintains an objective stance toward Mr. Brian L. Roberts’ compensation. The Compensation Committee uses the same methods, tools and processes to determine Mr. Roberts’ compensation as it does for our other NEOs.

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee of the Board of Directors, have reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Edward D. Breen (Chair)

Gerald L. Hassell

David C. Novak

SUMMARY COMPENSATION TABLE

The following table sets forth specified information regarding the compensation for 2018, 2017 and 2016 of our 2018 NEOs: our Chairman of the Board, President and Chief Executive Officer (Mr. Brian L. Roberts), our Chief Financial Officer (Mr. Michael J. Cavanagh) and our next three most highly compensated executive officers (Messrs. Stephen B. Burke, David L. Cohen and David N. Watson).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Brian L. Roberts	2018	$3,196,313	—	$5,328,517	$5,351,060	$10,739,611	$5,695,338	$4,715,368	$35,026,207
Chairman of the Board, President and Chief Executive Officer	2017	3,103,566	—	5,337,864	5,350,848	9,124,484	5,144,047	4,459,415	32,520,224
	2016	3,013,510	—	5,348,520	5,351,730	10,667,827	4,321,973	4,259,931	32,963,491

Michael J. Cavanagh	2018	1,955,231	—	3,983,004	4,001,855	6,569,575	2,952,011	2,240,023	21,701,699
Chief Financial Officer	2017	1,898,496	—	3,992,184	3,999,912	5,581,578	2,523,815	2,150,016	20,146,001
	2016	1,843,408	—	9,499,861	4,002,920	6,525,663	1,287,390	2,547,607	25,706,849

Stephen B. Burke	2018	2,967,198	—	5,328,517	5,351,060	9,969,786	11,680,195	4,662,259	39,959,015
President and CEO of NBCUniversal	2017	2,881,100	—	5,337,864	15,350,857	8,470,433	10,160,248	4,336,848	46,537,350
	2016	2,797,499	—	5,340,465	15,351,744	9,903,148	8,561,496	4,117,532	46,071,884

David L. Cohen	2018	1,565,133	—	3,733,174	2,752,750	4,382,373	4,988,634	1,693,412	19,115,476
Senior Executive Vice President	2017	1,519,718	—	3,741,738	2,750,592	3,723,309	4,499,584	1,514,268	17,749,209
	2016	1,475,621	—	3,747,276	2,748,000	4,353,081	4,096,179	1,480,857	17,901,014

David N. Watson	2018	1,538,914	—	2,740,992	2,748,460	4,188,344	2,015,073	1,521,216	14,752,999
President and CEO of Comcast Cable(6)	2017	1,377,890	—	3,744,044	1,249,320	2,352,017	1,809,743	810,480	11,343,494

(1)

The amounts in this column for 2018 represent the aggregate grant date fair value of PSUs granted to the NEOs in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718). These amounts, which do not correspond to the actual value that may be realized by the NEOs, were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts were determined by multiplying the Class A common stock closing price on the date of grant by the number of shares subject to the grant and, for PSUs as defined in the Glossary to FASB ASC Topic 718, taking into account the probable outcome of the PSUs’ performance conditions as of the date of grant and excluding the effect of estimated forfeitures in accordance with SEC rules. The amounts were also discounted to consider that dividend equivalents that accrue during the vesting period are not paid out until the underlying shares vest. The following are the values of the PSUs as of the grant date assuming attainment of the maximum level of performance: Mr. Roberts ($6,660,539), Mr. Cavanagh ($4,978,755), Mr. Burke ($6,660,539), Mr. Cohen ($4,666,396) and Mr. Watson ($3,426,240).

(2)

The amounts in this column for 2018 represent the aggregate grant date fair value of stock options granted to the NEOs in accordance with FASB ASC Topic 718. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures. These amounts, which do not correspond to the actual value that may be realized by the NEOs, were calculated using the Black-Scholes option-pricing model, based upon the following valuation assumptions for options granted in March 2018 to our NEOs for their annual option awards: an expected volatility of 22.0%, an expected term to exercise of 6.0 years, an interest rate of 2.72% and a dividend yield of 2.12%. For information on valuation assumptions with respect to grants made before 2018, refer to the footnotes in the “Summary Compensation Table” in our definitive proxy statements filed with the SEC in 2017 and 2018. See the “Grants of Plan-Based Awards” table below for additional information on options granted in 2018.

(3)

The amounts in this column represent annual performance-based bonuses earned by our NEOs under our 2006 Cash Bonus Plan. See the “Grants of Plan-Based Awards” table below and “Compensation Discussion and Analysis — Compensation Decisions for 2018 — Annual Cash Bonus” above for additional information on these bonuses and the achievement of specified metrics in 2018.

(4)

The amounts in this column represent the dollar value of interest earned on compensation deferred under our deferred compensation plans in excess of 120% of the long-term applicable federal rate. The interest crediting rates on deferred compensation were 9% or 12%, depending on a variety of factors as more fully discussed in “Nonqualified Deferred Compensation in and as of Fiscal Year-End” below.

(5)

The amounts in this column for 2018 include: (a) Company contributions to our retirement-investment plan accounts in the amount of $10,000 for each NEO; (b) Company contributions to our deferred compensation plans (Mr. Roberts, $4,432,366; Mr. Cavanagh, $1,984,500; Mr. Burke, $4,254,272; Mr. Cohen, $1,407,099; and Mr. Watson, $1,407,099); and (c) amounts on account of personal use of Company-provided aircraft (Mr. Roberts, $273,002; Mr. Cavanagh, $245,523; Mr. Burke, $397,987; Mr. Cohen, $276,313; and Mr. Watson, $104,117).

For security and business reasons, Company practices and policy strongly encourage, and in some cases may require, Messrs. Roberts and Burke to use Company-provided aircraft for business and personal travel. Our other NEOs also have access to Company-provided aircraft for personal travel, as it affords all of our NEOs greater security, allows travel time to be used productively and enables them to be immediately available to respond to business priorities from any location. Our policy allows an NEO to bring guests, such as family members, on flights on Company-provided aircraft. The NEOs are required to pay us for personal use of Company-provided aircraft in amounts determined by Company policy. The NEOs are imputed income for costs related to use of Company-provided aircraft when required under Internal Revenue Code guidelines. We do not reimburse the NEOs for any taxes incurred as a result of imputed income. In addition, the Internal Revenue Code limits the amount that we can deduct for the personal use of Company-provided aircraft to the amount recognized as income by our executives who use the aircraft; the amounts in the table above do not include our 2018 disallowed tax deduction of $8.8 million resulting from the personal use of Company-provided aircraft by our NEOs and any guests.

The amounts reflected for each NEO on account of personal use of Company-provided aircraft indicate the extent to which the incremental cost of such use exceeds the amount paid to us by the NEO. The aggregate incremental cost for a personal flight on a charter plane is the cost of the flight as charged to us by the charter company. The aggregate incremental cost for a personal flight taken on a third party-owned plane that is serviced by us includes all variable costs attributable to that flight (including for repositioning flights), such as fuel, trip and allocable maintenance expenses and third-party lease payments. The aggregate incremental cost for a personal flight on a Company plane includes all variable costs for the year, such as fuel, maintenance and other trip expenses, to arrive at a variable cost per hour that we then multiply by the number of hours the NEO used the aircraft for personal travel (including the hours for repositioning flights). These methodologies exclude fixed costs, as these costs do not change based on usage.

For all other benefits that would otherwise be considered perquisites, our NEOs are required to pay us in full (and have paid us in full) for such benefits.

(6)

Effective April 1, 2017, Mr. Watson was appointed as President and CEO of Comcast Cable. Compensation is shown only for 2017 and 2018 because Mr. Watson was not an executive officer prior to his becoming President and CEO of Comcast Cable.

GRANTS OF PLAN-BASED AWARDS

The table below provides information about equity and non-equity awards granted to our NEOs in 2018 as follows: (1) the grant date for equity awards; (2) the estimated future payouts under non-equity incentive plan awards (columns (a), (b) and (c)); (3) the estimated future payouts under equity incentive plan awards, which consist of PSUs (columns (d), (e) and (f)); (4) option awards, which consist of the number of shares underlying stock options (column (g)); (5) the exercise price of the stock option awards, which reflects the closing price of our Class A common stock on the date of grant (column (h)); and (6) the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 (column (i)).

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(3) (g)	Exercise or Base Price of Option Awards (h)	Grant Date Fair Value of Stock and Option Awards(4) (i)
Name	Grant Date	Threshold (a)	Target (b)	Maximum (c)	Threshold (d)	Target (e)	Maximum (f)
Brian L. Roberts	—	$2,109,567	$9,588,939	$16,540,920
	3/16/2018				37,322	149,300	186,622			$5,328,517
	3/16/2018							748,400	$35.83	5,351,060
Michael J. Cavanagh	—	1,290,452	5,865,693	10,118,320
	3/16/2018				27,900	111,600	139,500			3,983,004
	3/16/2018							559,700	35.83	4,001,855
Stephen B. Burke	—	2,136,383	8,901,594	15,132,710
	3/16/2018				37,322	149,300	186,622			5,328,517
	3/16/2018							748,400	35.83	5,351,060
David L. Cohen	—	860,823	3,912,833	6,749,637
	3/16/2018				26,148	104,600	130,748			3,733,174
	3/16/2018							385,000	35.83	2,752,750
David N. Watson	—	747,919	3,739,593	6,544,287
	3/16/2018				19,200	76,800	96,000			2,740,992
	3/16/2018							384,400	35.83	2,748,460

(1)

Represents annual performance-based bonus awards granted under our 2006 Cash Bonus Plan. The actual amounts earned with respect to these bonuses for 2018 are included in the “Summary Compensation Table” above under the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts in columns (d) through (f) represent shares of our Class A common stock underlying PSUs granted under our 2002 Restricted Stock Plan. Amounts in columns (d) though (f) represent shares underlying PSUs that vest based on the achievement of the performance condition as described above in “Compensation Discussion and Analysis — Compensation Decisions for 2018 — Equity-Based Incentive Compensation.” The PSUs vest as follows: 15% on the 13-month anniversary, and the second, third and fourth anniversaries, of the date of grant and 40% on the fifth anniversary of the date of grant. Dividend equivalents accrue on shares underlying PSUs, although the amounts only will be paid (without interest) if and when the shares underlying PSUs vest.

(3)

The amounts in this column represent shares of our Class A common stock underlying stock options granted under our 2003 Stock Option Plan. Options become exercisable as follows: 30% of the shares become exercisable on the second anniversary of the date of grant, 15% on each of the third, fourth and fifth anniversaries of the date of grant, 5% on each of the sixth through ninth anniversaries of the date of grant and 5% on the nine-and-a-half-year anniversary of the date of grant.

(4)

The amounts in this column represent the grant date fair value of PSUs and stock options computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the NEOs. The grant date fair value of PSUs was determined as described in footnote (1) to the “Summary Compensation Table.” Amounts with respect to stock options were calculated using the Black-Scholes option-pricing model, based upon the assumptions set forth in footnote (2) to the “Summary Compensation Table.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock option and stock awards by our NEOs as of December 31, 2018. This table includes unexercised vested and unvested options to purchase shares of Class A common stock (see columns (a), (b), (c) and (d)), unvested restricted stock units (“RSUs”) with respect to shares of Class A common stock (see columns (e) and (f)) and unvested PSUs with respect to shares of Class A common stock (see columns (g) and (h)). The vesting schedules for these grants are disclosed in the footnotes to this table. The market value of stock awards is based on the closing market price of a share of our Class A common stock as of December 31, 2018, or $34.05.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (a)		Number of Securities Underlying Unexercised Options Unexercisable (b)	Option Exercise Price (c)	Option Expiration Date (d)	Number of Shares or Units of Stock That Have Not Vested(5) (e)	Market Value of Shares or Units of Stock That Have Not Vested (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (g)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (h)

Brian L. Roberts
								338,347	$11,520,715
	2,290,000		–	$7.270	03/26/2019
	2,084,400		231,600(2)	9.170	03/25/2020
	1,426,300		251,700(2)	12.510	03/24/2021
	1,048,000		262,000(2)	14.995	03/22/2022
	909,000		303,000(2)	20.610	03/21/2023
	579,000		386,000(2)	25.000	03/20/2024
	408,420		499,180(2)	29.725	03/19/2025
	280,440		654,360(2)	29.880	03/17/2026
	–		768,800(2)	37.460	03/16/2027
	–		748,400(2)	35.830	03/15/2028

Michael J. Cavanagh
								485,879	16,544,180
	321,732		393,228(2)	28.320	05/14/2025
	209,760		489,440(2)	29.880	03/17/2026
	–		574,700(2)	37.460	03/16/2027
	–		559,700(2)	35.830	03/15/2028

Stephen B. Burke
								666,749	22,702,803
	184,000		–	7.270	03/26/2019
	93,300		186,600(2)	9.170	03/25/2020
	649,200		202,800(2)	12.510	03/24/2021
	1,020,800		255,200(2)	14.995	03/22/2022
	802,500		267,500(2)	20.610	03/21/2023
	579,000		386,000(2)	25.000	03/20/2024
	408,420		499,180(2)	29.725	03/19/2025
	280,440		654,360(2)	29.880	03/17/2026
	–		1,389,856(3)	33.695	08/04/2026
	–		1,941,134(4)	37.460	03/16/2027
	–		748,400(2)	35.830	03/15/2028

David L. Cohen
								473,124	16,109,872
	1,080,000		–	7.270	03/26/2019
	986,040	(1)	109,560(2)	9.170	03/25/2020
	674,900		119,100(2)	12.510	03/24/2021
	600,000		150,000(2)	14.995	03/22/2022
	471,000		157,000(2)	20.610	03/21/2023

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (a)	Number of Securities Underlying Unexercised Options Unexercisable (b)	Option Exercise Price (c)	Option Expiration Date (d)	Number of Shares or Units of Stock That Have Not Vested(5) (e)	Market Value of Shares or Units of Stock That Have Not Vested (f)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (g)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (h)
	299,520	199,680(2)	25.000	03/20/2024
	211,410	258,390(2)	29.725	03/19/2025
	144,000	336,000(2)	29.880	03/17/2026
	–	395,200(2)	37.460	03/16/2027
	–	385,000(2)	35.830	03/15/2028

David N. Watson
					100,750	$3,430,538	184,942	6,297,275
	428,000	–	7.270	03/26/2019
	423,000	47,000(2)	9.170	03/25/2020
	79,314	–	12.630	02/24/2021
	280,500	49,500(2)	12.510	03/24/2021
	248,000	62,000(2)	14.995	03/22/2022
	213,300	71,100(2)	20.610	03/21/2023
	135,360	90,240(2)	25.000	03/20/2024
	95,580	116,820(2)	29.725	03/19/2025
	65,580	153,020(2)	29.880	03/17/2026
	–	179,500(2)	37.460	03/16/2027
	–	384,400(2)	35.830	03/15/2028

(1)	Mr. Cohen assigned to a family trust a portion of these options representing 328,680 shares.

(2)

The expiration date occurs one day prior to the tenth anniversary of the grant date. Shares underlying stock options as of the respective grant date had the following vesting schedule: 30%, 15%, 15%, 15%, 5%, 5%, 5%, 5% and 5% on the second, third, fourth, fifth, sixth, seventh, eighth, ninth, and nine and a half anniversaries of the grant date, respectively.

(3)	The expiration date occurs one day prior to the tenth anniversary of the grant date. Shares underlying the stock options vest on August 14, 2023.

(4)

The expiration date occurs one day prior to the tenth anniversary of the grant date. Shares underlying 1,172,334 of the stock options vest on August 14, 2023; shares underlying 768,800 of the stock options as of the grant date had the following vesting schedule: 30%, 15%, 15%, 15%, 5%, 5%, 5%, 5% and 5% on the second, third, fourth, fifth, sixth, seventh, eighth, ninth, and nine and a half anniversaries of the grant date, respectively.

(5)	The number of shares underlying each outstanding stock unit for the NEOs that remain subject to vesting are as follows:

Grant Date	Brian L. Roberts		Michael J. Cavanagh		Stephen B. Burke		David L. Cohen		David N. Watson
03/21/2014	–		–		85,600	(2)	44,240	(1)	20,000	(1)
03/20/2015	–		–		117,502	(1)	51,150	(1)	23,100	(1)
05/15/2015	–		77,704	(3)	–		–		–
09/18/2015	–		–		–		–		17,416	(4)
10/30/2015	–		–		–		52,712	(1)	–
03/18/2016	–		155,200	(5)	125,300	(1)	87,920	(1)	29,260	(1)
03/17/2017	151,725	(6)	113,475	(6)	151,725	(6)	106,354	(6)	28,390	(1)
04/14/2017	–		–		–		–		71,526	(7)
03/16/2018	186,622	(8)	139,500	(8)	186,622	(8)	130,748	(8)	96,000	(8)

(1)

The stock units granted as of the respective grant date had the following vesting schedule: 15%, 15%, 15%, 15% and 40% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively.

(2)

The PSUs granted as of the grant date had the following vesting schedule: 42.1%, 10.2%, 10.2%, 10.2% and 27.3% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively.

(3)

The PSUs granted as of the grant date had the following vesting schedule: 69.3%, 8.7%, 8.7%, 3.6% and 9.7% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively.

(4)

Reflects the number of shares underlying PSUs that, as of December 31, 2018, may be achieved assuming maximum attainment of a performance condition relating to a customer service metric. The PSUs as of the grant date had the following vesting schedule: 33 1/3% on each of January 31, 2017, 2018 and 2019. The performance condition for the last portion of the award scheduled to vest on January 31, 2019 was not achieved, and, therefore, 17,416 shares reflected in the table above were not achieved.

(5)

The PSUs granted as of the grant date had the following vesting schedule: 25.6%, 25.6%, 25.6%, 6.3% and 16.8% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively.

(6)

Reflects the number of shares underlying PSUs that, as of December 31, 2018, may be achieved assuming maximum attainment of a performance condition, which would result in 125% vesting of the award. The PSUs as of the grant date had the following vesting schedule: 15%, 15%, 15%, 15% and 40% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively. In February 2018, the Compensation Committee certified performance for the first tranche of PSUs, resulting in attainment of 114.5% of the award as follows: Mr. Roberts, 163,502 shares; Mr. Cavanagh, 122,282 shares; Mr. Burke, 163,502 shares; and Mr. Cohen, 114,613 shares. The second tranche of PSUs was earned at the same percentage level as the first tranche, because the attainment of the performance condition for the second tranche was not above 114.5%. Because the performance condition for the first and second tranches were deemed achieved at 114.5% (rather than at maximum performance of 125%), (i) 10.5% of the target shares underlying the first and second PSU tranches that would have vested on the 13-month and second anniversaries of the date of grant were not achieved and (ii) 10.5% of the target shares underlying the remaining tranches of the PSUs may be earned based on achievement of the maximum performance conditions.

(7)

Reflects the number of shares underlying PSUs that, as of December 31, 2018, may be achieved assuming maximum attainment of a performance condition (which, for the first year’s tranche is an increase of 7.5% or greater in operating cash flow for the twelve-month period ended March 31, 2018 compared to the prior period, and for subsequent years is based on increases based on twelve-month periods ended December 31), which would result in 125% vesting of the award. The PSUs as of the grant date had the following vesting schedule: 15%, 15%, 15%, 15% and 40% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively. In May 2018, the Compensation Committee certified performance for the first tranche of PSUs, resulting in attainment of 100% of the award. The second tranche of PSUs was earned at the same percentage level as the first tranche, because the attainment of the performance condition for the second tranche was not above 100%. Because the performance condition for the first and second tranches were deemed achieved at 100% (rather than at maximum performance of 125%), (i) 25% of the target shares underlying the first and second PSU tranches that would have vested on the 13-month and second anniversaries of the date of grant were not achieved and (ii) 25% of the target shares underlying the remaining tranches of the PSUs may be earned based on achievement of the maximum performance conditions.

(8)

Reflects the number of shares underlying PSUs that, as of December 31, 2018, may be achieved assuming maximum attainment of a performance condition, which would result in 125% vesting of the award. The PSUs as of the grant date had the following vesting schedule: 15%, 15%, 15%, 15% and 40% on the 13-month, second, third, fourth and fifth anniversaries of the grant date, respectively. In February 2019, the Compensation Committee certified performance for the first tranche of PSUs, resulting in attainment of 108.3% of the award as follows: Mr. Roberts, 161,688 shares; Mr. Cavanagh, 120,861 shares; Mr. Burke, 161,688 shares; Mr. Cohen, 113,280 shares; and Mr. Watson, 83,173 shares. Because the performance condition for the first tranche was achieved at 108.3% (rather than at maximum performance of 125%), (i) 16.7% of the target shares underlying the first PSU tranche that would have vested on the 13-month anniversary of the date of grant were not achieved and (ii) 16.7% of the target shares underlying the remaining tranches of the PSUs may be earned based on achievement of the maximum performance conditions. See “Compensation Discussion and Analysis – Compensation Decisions for 2018 – Equity Based Incentive Compensation” above for additional details on the terms of these awards.

OPTION EXERCISES AND STOCK VESTED

The following table provides information, for each of our NEOs, on the number of options exercised and the value realized upon such exercise, and the number of shares of Class A common stock resulting from the vesting of stock awards and the value realized before payment of any applicable withholding tax during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Brian L. Roberts	806,000	$22,237,540	24,525	(1)	$815,947	(1)

Michael J. Cavanagh	—	—	150,460	(1)	5,150,666	(1)

Stephen B. Burke	564,240	17,150,059	206,961		7,031,493

David L. Cohen	560,000	13,160,000	154,148		5,276,011

David N. Watson	302,000	8,238,560	59,418		1,997,848

(1)

Mr. Roberts deferred the vesting of 21,851 of these PSUs on April 17, 2018 and Mr. Cavanagh deferred the May 15, 2018 vesting of 29,426 of these PSUs. The value of the stock units realized on vesting is based on the value of a share of Class A common stock on the original vesting date, regardless of whether the vesting had been deferred. The actual value of the stock units realized upon settlement may be different than the value reflected in this table. The value realized on vesting also is reflected in the “Executive Contributions in Last FY” column of the “Nonqualified Deferred Compensation in and as of Fiscal Year-End” table immediately below; see footnote (6) to that table for additional information regarding these PSU deferrals.

NONQUALIFIED DEFERRED COMPENSATION IN AND AS OF FISCAL YEAR-END

The table below provides information on the nonqualified deferred compensation of our NEOs in and as of the end of 2018.(1)

Name	Executive Contributions in Last FY(2)		Company Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions		Aggregate Balance at Last FYE(5)
Brian L. Roberts	$10,152,872	(6)	$4,432,366	$8,353,727	$(14,630,863)		$84,352,065
	726,983	(6)	—	261,597(6)	(8,574,691	)(6)	—

Michael J. Cavanagh	4,202,475	(6)	1,984,500	4,960,598	—		60,947,224
	941,926	(6)	—	190,681(6)	(1,132,607)		—

Stephen B. Burke	9,188,349		4,254,272	16,908,433	—		165,704,403

David L. Cohen	1,861,654		1,407,099	7,258,261	—		71,105,215

David N. Watson	153,891		1,407,099	2,902,643	—		28,173,761

(1)

Amounts in this table have been deferred under our deferred compensation plans, except for deferrals of PSUs with respect to shares of Class A common stock under our restricted stock plan, as more fully described in footnote (6) to this table. Eligible employees and directors may participate in these plans.

Under our deferred compensation plans, each employee participant, including our NEOs, may only defer an amount of cash compensation equal to or less than 35% of the sum of (x) his or her annual salary, target bonus opportunity, annual stock option and stock unit grant values and any annual Company contribution to his or her deferred compensation account (the “total compensation value”) as of September 30th of the prior year (the “35% cap”), and (y) 50% of the value of certain additional awards, provided that his or her deferred compensation account balance as of September 30th of the prior year does not exceed seven times the total compensation value (the “7x cap”). If a participant’s account balance exceeds the 7x cap and we are contractually required to make a contribution on his or her behalf, such contribution will occur. Our nonemployee directors are not subject to either the 35% cap or the 7x cap.

Amounts credited to each employee participant’s account generally will be deemed invested in an income fund. Nonemployee directors who have elected to defer the receipt of shares as described in the “Director Compensation” table below will have these amounts deemed invested in our stock fund. Beginning for compensation earned on or after January 1, 2014, the interest crediting rate was reduced from 12% to 9%, but it remained at 12% for (i) compensation that was originally earned before January 1, 2014 (including any subsequent redeferrals) and (ii) certain other compensation earned on or after January 1, 2014 as described in more detail in our 2005 Deferred Compensation Plan (which resulted in all amounts earned in 2018 that are reflected in the “Executive Contributions in Last FY” and “Company Contributions in Last FY” columns for Mr. Roberts being credited at 12%). As a result of these exceptions, amounts that Mr. Roberts contributes and that we contribute for him in respect of 2019 earned compensation will be credited at 12%.

Following such date when an employee or director is no longer employed by, or providing services to, us, any amounts remaining deferred in the income fund are credited with interest at the prime rate plus 1%, unless the Compensation Committee or its designee provides for a different rate.

Under our restricted stock plan, eligible employees may defer the receipt of shares that may, subject to an award of stock units, vest in the future. Upon vesting, deferred stock units are deemed invested in our stock fund. An employee who has elected to defer stock units may also make a “diversification election” of up to 40% of the shares subject to such stock units, or such greater percentage if authorized by the Compensation Committee or any officer or committee of two or more officers to whom the Compensation Committee has delegated such authority. The effect of making a diversification election is to cause a designated portion of the deferred stock units to be deemed invested in an income fund instead of our stock fund. The income fund is credited at the annual rate applicable under our deferred compensation plan, as described above. Any amounts credited to the income fund pursuant to a diversification election do not count toward the 35% cap, but do count toward the 7x cap.

(2)

These amounts (other than amounts related to deferrals of PSUs) are reported as compensation in the “Summary Compensation Table” above under the columns “Salary” and “Non-Equity Incentive Plan Compensation.”

(3)	These amounts are reported as compensation in the “Summary Compensation Table” above under the column “All Other Compensation.”

(4)

The portion of these amounts that represents interest earned in excess of 120% of the long-term applicable federal rate is reported as compensation in the “Summary Compensation Table” above under the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

(5)

All amounts contributed by an NEO and by us in prior years under our deferred compensation plans have been reported in the Summary Compensation Table in previously filed proxy statements in the year earned to the extent he was an NEO for purposes of the SEC’s executive compensation disclosure. The grant date fair value of PSUs deferred under our restricted stock plan has been reported in the year granted in the Summary Compensation Table in previously filed proxy statements.

(6)

Pursuant to our restricted stock plan, as described in footnote (1) to this table, (i) Mr. Roberts deferred the vesting of 21,851 PSUs on April 17, 2018 and Mr. Cavanagh deferred the May 15, 2018 vesting of 29,426 PSUs. Pursuant to diversification elections for 2018, deferred PSUs with an aggregate fair market value on the date of the diversification of $795,376 and $1,132,607 were deemed invested in an income fund instead of our stock fund for Messrs. Roberts and Cavanagh, respectively. These amounts are included in the second row of the “Aggregate Withdrawals/Distributions” column and are also included in the amount shown in the first row of the “Executive Contributions in Last FY” column to reflect the value deemed invested in the income fund and aggregated with the respective NEO’s cash deferred compensation accounts on their respective diversification dates. The amounts shown in the second row of the “Executive Contributions in Last FY” column reflect the aggregate value of the PSUs that were deferred in 2018 as of their respective vesting dates, and the amounts shown in the second row of the “Aggregate Earnings in Last FY” column reflect the value of any aggregate gain or loss in 2018 of all deferred PSUs.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

The following is a description of selected terms of the agreements that we have entered into with our NEOs, as such terms relate to the compensation reported and described in this proxy statement.

Employment Agreement with Mr. Roberts

On July 26, 2017, we entered into a new employment agreement with Mr. Roberts, effective as of August 1, 2017. The employment agreement provides for an initial term of employment through July 31, 2020, which term will be extended automatically by one additional day for each day that elapses after August 1, 2017 (so that the term of the agreement will always be three years), unless otherwise terminated by either party in accordance with the employment agreement. The following describes Mr. Roberts’ employment agreement.

Base Salary. The agreement provides for a continuation of Mr. Roberts’ annual base salary rate as of August 1, 2017 through February 28, 2018. This amount is reviewed annually to determine whether an increase is appropriate for the subsequent calendar year in the term of the agreement. If increased, Mr. Roberts’ salary may not be reduced, except under an overall plan to reduce the salaries of all our senior executive officers.

Annual Bonus. Under the agreement, Mr. Roberts is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Roberts’ bonus opportunity, expressed as a percentage of base salary, will be established by the Compensation Committee; however, the applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation. The agreement entitles Mr. Roberts to receive an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amount is $4,432,366 for 2018, with annual contributions increasing by 5% each subsequent year during the term of the agreement.

Employment Agreement with Mr. Cavanagh

We entered into a new employment agreement with Mr. Cavanagh on December 21, 2018, which secures his employment through December 31, 2023. The following describes Mr. Cavanagh’s employment agreement.

Base Salary. The agreement provides for a salary of $2,300,000, effective January 1, 2019. This amount may be further increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cavanagh’s level. Mr. Cavanagh’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cavanagh’s level.

Annual Bonus. Mr. Cavanagh is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of his agreement, Mr. Cavanagh’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation. The agreement entitles Mr. Cavanagh to receive an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $2,100,000 for 2019; $2,205,000 for 2020; $2,315,250 for 2021; $2,431,013 for 2022; and $2,552,564 for 2023.

Employment Agreement with Mr. Burke

On July 25, 2016, we amended our employment agreement, dated as of December 16, 2009, with Mr. Burke, which secures his employment through August 31, 2020. The following describes Mr. Burke’s employment agreement, as amended.

Base Salary. The agreement provides for an annual base salary of $2,600,000 effective September 1, 2013 through February 28, 2014. This amount may be further increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Burke’s level. Mr. Burke’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Burke’s level.

Annual Bonus. Mr. Burke is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Burke’s applicable target bonus percentage will not be less than 300% if all performance targets are achieved.

Deferred Compensation. The agreement entitles Mr. Burke to receive an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $4,254,272 for 2018; $4,466,986 for 2019; and $4,690,335 for 2020.

Employment Agreement with Mr. Cohen

We entered into a new employment agreement with Mr. Cohen on October 23, 2015, which secures his employment through December 31, 2020. The following describes Mr. Cohen’s employment agreement.

Base Salary. The agreement provides for an annual base salary of $1,440,873 from the inception of the agreement through February 29, 2016. This amount may be further increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cohen’s level. Mr. Cohen’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Cohen’s level.

Annual Bonus. Mr. Cohen is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Cohen’s applicable target bonus percentage will not be less than 250% if all performance targets are achieved.

Deferred Compensation. The agreement entitles Mr. Cohen to receive an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $1,407,099 for 2018; $1,477,454 for 2019; and $1,551,327 for 2020.

Employment Agreement with Mr. Watson

We entered into a new employment agreement with Mr. Watson on March 1, 2018, which secures his employment through December 31, 2022. The following describes Mr. Watson’s employment agreement.

Base Salary. The agreement provides for an annual base salary of $1,574,481 from the inception of the agreement through February 28, 2019. This amount may be further increased in connection with any salary increase program offered by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Watson’s level. Mr. Watson’s salary may not be reduced, other than as part of a salary reduction program effected by us during the term of the agreement, on a basis consistent with that applicable to other employees at Mr. Watson’s level.

Annual Bonus. Mr. Watson is eligible to receive an annual performance bonus, payable in cash, of a percentage of his base salary for the applicable year. During the term of the agreement, Mr. Watson’s applicable target bonus percentage will not be less than 250% if all performance targets are achieved.

Deferred Compensation. The agreement entitles Mr. Watson to receive an annual Company contribution to our deferred compensation plans for each of the calendar years during the term of the agreement. The contribution amounts are $1,407,099 for 2018; $1,477,454 for 2019; $1,551,327 for 2020; $1,628,893 for 2021; and $1,710,338 for 2022.

Noncompetition and Confidentiality

Each of our NEOs is subject to noncompetition covenants. Under the agreements, each has agreed not to compete with us during his employment and, in the event his employment terminates other than by us without cause or by him with good reason, for one year after termination of his employment. For our NEOs (other than Mr. Roberts), if we have not renewed the executive’s employment agreement and he terminates his employment after the end of the initial term of the agreement (other than for good reason), we may elect to have the noncompetition provisions apply in exchange for providing him with one year’s base salary and bonus. Notwithstanding the foregoing, as Mr. Cohen is an attorney, he may engage in the practice of law. In addition, each of our NEOs has agreed not to solicit our employees or customers for one year after termination of his employment.

Each of our NEOs is subject to confidentiality covenants. Each has agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after his employment with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below describes the payments and benefits to which each of our NEOs would have been entitled (i) had his employment terminated on December 31, 2018 (a) by us without cause or by him with good reason, (b) because of his death, (c) due to his disability or (d) upon his retirement or (ii) upon a change in control. In addition to the specific payments and benefits described below for each NEO, our NEOs also would have been entitled to receive any benefits due under the terms of our benefit plans and programs, including our deferred compensation plans described in further detail in the “Nonqualified Deferred Compensation in and as of Fiscal Year-End” table above. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

Name	Base Salary Continuation	Annual Cash Bonus Continuation	Accrued Annual Cash Bonus	Acceleration/ Continued Vesting & Exercisability of Unvested Stock Options(1)	Acceleration/ Continued Vesting of Unvested Stock Units(1)	Deferred Compensation Contributions	Health Benefit Continuation	Total
Brian L. Roberts
Without Cause/With Good Reason(2)	$9,646,212	$28,938,636	$9,588,939	$28,629,491	$9,815,832	$14,671,684	$38,066	$101,328,860
Death(3)	—	—	9,588,939	28,629,491	9,815,832	—	253,774	48,288,036
Disability(4)	9,646,212	28,938,636	9,588,939	28,629,491	9,815,832	14,671,684	—	101,290,794
Retirement(5)	—	—	—	—	—	—	—	—
Change in Control(6)	—	—	—	—	—	—	—	—
Michael J. Cavanagh
Without Cause/With Good Reason(7)	3,933,818	5,900,727	5,865,693	1,051,858	4,691,205	—	25,377	21,468,678
Death/Disability(8)	491,727	—	5,865,693	4,294,161	15,269,518	—	—	25,921,099
Retirement(5)	—	—	—	—	—	—	—	—
Change in Control(6)	—	—	—	—	—	—	—	—
Stephen B. Burke
Without Cause/With Good Reason(7)	5,969 840	8,954,760	8,901,594	10,516,971	6,517,715	—	25,377	40,886,257
Death/Disability(8)	746,230	—	8,901,594	26,343,290	20,997,920	—	—	56,989,034
Retirement(5)	—	—	—	—	—	—	—	—
Change in Control(6)	—	—	—	—	—	—	—	—
David L. Cohen
Without Cause/With Good Reason(7)	3,148,962	3,936,203	3,912,833	14,081,929	13,490,712	—	19,583	38,590,222
Death/Disability(8)	393,620	—	3,912,833	14,585,358	14,915,364	—	—	33,807,175
Retirement(5)	—	—	—	14,081,929	13,490,712	—	—	27,572,641
Change in Control(6)	—	—	—	—	—	—	—	—
David N. Watson
Without Cause/With Good Reason(7)	3,148,962	3,936,203	3,739,593	2,592,020	2,608,707	—	25,377	16,050,862
Death/Disability(8)	393,620	—	3,739,593	6,332,596	8,587,001	—	—	19,052,810
Retirement(5)	—	—	—	—	—	—	—	—
Change in Control(6)	—	—	—	—	—	—	—	—

(1)

The value associated with the acceleration or continued vesting of equity compensation is based on the closing market price of a share of our Class A common stock as of December 31, 2018 ($34.05), minus, in the case of stock options, the exercise price and, in the case of PSUs granted in 2018, is based on the target vesting of 100% of PSUs as of December 31, 2018.

(2)

If we terminate Mr. Roberts’ employment without cause or he terminates his employment with good reason, he is entitled to payment of his base salary (based on the highest base salary he received during the term) on a monthly basis for three years after the termination date. He also is entitled to the payment of his annual cash bonus (appropriately prorated for partial calendar years), assuming full achievement of performance goals, on an annual basis for three years. We also will continue to provide the Company deferred compensation credits set forth in his employment agreement (as described above). In addition, his unvested stock options and stock units will continue to vest in accordance with their terms and his stock options will remain exercisable for the remainder of their terms, in each case, as if his employment had continued. Mr. Roberts’ receipt of the payments and benefits described above are subject to his execution of our standard agreement containing certain mutual releases. Mr. Roberts is also entitled to receive a prorated annual cash bonus for the year of his termination, assuming full achievement of the performance goals. In addition, Mr. Roberts is entitled to continued health and welfare benefits for three years after the termination date. Under Mr. Roberts’ employment agreement, “cause” generally means willful engagement in misconduct that is materially injurious to our company, monetarily or otherwise (including fraud, misappropriation, embezzlement, self-dealing, dishonesty, misrepresentation and conviction of a crime or a felony), willful material violation of any material Company policy or our code of conduct, or willful material breach of any provision of his agreement, and “good reason” generally means (i) the failure of Mr. Roberts to be elected Chairman of the Board or retained as Chief Executive Officer and President, (ii) assignment of any duties inconsistent in any material respect with his positions, education, skills and experience, or any other action that results in a change in his positions and titles or a substantial diminution in his duties or (iii) a material breach of any provision of his agreement by us.

(3)

If Mr. Roberts’ employment is terminated by reason of his death, his unvested stock options and stock units will vest in full and his options will remain exercisable for the remainder of their terms. In addition, his spouse or his or her estate is entitled to payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of his death (assuming full achievement of the performance goals), and his spouse is entitled to continued health and welfare benefits during her lifetime.

(4)

If Mr. Roberts’ employment is terminated by reason of his disability, we must continue to pay his base salary on a monthly basis for three years, his annual cash bonus (appropriately prorated for partial calendar years), assuming full achievement of performance goals, on an annual basis for three years, and his unvested stock options and stock units will vest in full and his options will remain exercisable for the remainder of their term. In addition, we will continue to provide the Company deferred compensation credit set forth in his employment agreement for three years after the termination date. In the event of Mr. Roberts’ death prior to the end of such three-year period following the date of his termination by reason of his disability, the remaining payments and credits will not be made.

(5)

None of our NEOs other than Mr. Cohen would have been entitled to any retirement-related compensation had they retired on December 31, 2018; Mr. Cohen is over the age of 62 and, as of the date of this proxy statement, has completed 16 years of service. Our retirement policy provides that upon reaching the age of 62, certain of our senior executives, including our NEOs, are entitled to (i) the continued vesting and exercisability of options granted after July 2010 for (x) 36 and 39 months, respectively, following the termination of employment if he or she has completed 10 years of service, (y) 60 and 63 months, respectively, following the termination of employment if he or she has completed 15 years of service and (z) 114 and 117 months, respectively, following the termination of employment if he or she has completed 20 years of service, provided that no option will be exercisable after the 10th anniversary of the date of grant; (ii) the continued vesting and exercisability of options granted before August 2010 for 36 and 39 months, respectively, following the termination of employment if he or she has completed 10 years of service; and (iii) the continued vesting of stock units for 36 months following the termination of employment if he or she has completed 10 years of service, 48 months following the termination of employment if he or she has completed 15 years of service and 60 months following the termination of employment if he or she has completed 20 years of service.

(6)

None of our NEOs’ employment agreements provides for the automatic accelerated vesting of equity awards in connection with a change in control (a “single trigger”), and none of our NEOs’ employment agreements, other than Mr. Brian L. Roberts, provides for the automatic accelerated vesting of equity awards upon the occurrence of one or more specified events that may follow a change in control, such as a termination of employment (a “double trigger”). Under Mr. Roberts’ employment agreement, if we were to terminate Mr. Roberts’ employment following a change in control transaction, it would be treated as a termination without cause and he would be entitled to the same amounts set forth in the “Without Cause/With Good Reason” category, as described in footnote (2) to this table.

Under our restricted stock plan and stock option plan, a “change in control” means the occurrence of any one or more of the following events (i) following February 22, 2016, any person or “group” (as defined in Section 13(d) of the Exchange Act), other than an employee benefit plan or trust maintained by us, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of our outstanding securities entitled to vote generally in the election of directors, unless a majority of our directors in office immediately preceding the date on which such person or group acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance; (ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; (iii) the consummation of (x) a merger, consolidation, reorganization or similar corporate transaction involving us or any of our subsidiaries with any other corporation or entity, which would result in the combined voting power of securities of our company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation, reorganization or other similar transaction representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of our company or such surviving entity or parent outstanding immediately after such merger, consolidation, reorganization or other similar transaction, or (y) any sale, lease, exchange or other transfer of all or substantially all of our assets, in one transaction or a series of related transactions; or (iv) the approval by our shareholders of a liquidation or dissolution of our company.

Under our restricted stock plan and stock option plan, in the event of a change in control, the Compensation Committee may, among other things, provide that any outstanding awards will vest and become exercisable, as applicable, in full or in part. If the Compensation Committee had decided to accelerate the vesting of such options or stock units as of December 31, 2018, our NEOs would have been entitled to the applicable amounts set forth in the “Acceleration/Continued Vesting and Exercisability of Unvested Stock Options” and “Acceleration/Continued Vesting of Unvested Stock Units” columns as if their employment had been terminated due to their death or disability.

(7)

If we terminate any of such executives’ employment without cause or he terminates his employment with good reason, he is entitled to receive his then-current base salary (payable in accordance with our regular payroll practices) and continued health benefits for a period of 24 months from the date of termination. However, each such executive is obligated to seek reasonable other employment during the period in which he receives such base salary continuation payments, and any such payments will be reduced by the amount of any salary, bonus, vested equity or other compensation earned or received by him in respect of such period for services rendered through other employment or self-employment, and our obligation to continue health and welfare benefits will cease upon his eligibility for health and welfare benefits from any subsequent employer.

Each such executive also is entitled to receive the full (non-prorated) amount of the current year’s annual cash bonus (assuming full achievement of performance goals) and the following year’s target annual cash bonus (prorated to reflect the number of full months he was employed during the year of termination and assuming full achievement of performance goals). In addition, each of Messrs. Cavanagh, Burke and Watson is entitled to continued vesting of his stock options and stock units in accordance with their respective terms for 12 months following termination, and his vested stock options will remain exercisable for a period equal to the lesser of 15 months or the end of the stock option’s term; Mr. Cohen, who is over the age of 62, is entitled to receive retirement-related compensation as set forth in footnote (5) to this table.

The executives’ receipt of the payments and benefits described above are subject to his execution of our standard agreement containing certain mutual releases.

For purposes of each executive’s employment agreement, “cause” generally means conviction of a felony or a crime involving moral turpitude, fraud, embezzlement or other misappropriation of funds, material misrepresentation with respect to our company, substantial or repeated failure(s) to perform duties, gross negligence or willful misconduct in the performance of duties, material violation of our employee handbook, code of conduct or any other written company policy or a material breach of his agreement, and “good reason” generally means a substantial demotion in his position or a material breach by the company of his agreement. In addition, for Mr. Cavanagh “cause” also includes the commission of any act or involvement in any situation, or occurrence, whether before or during the term of the agreement, which brings him into widespread public disrepute, contempt, scandal or ridicule, or which justifiably shocks, insults or offends a significant portion of the community, or his being subject to publicity for any such conduct or involvement in such conduct.

(8)

If such executive’s employment terminates due to his death or disability, he or his estate will receive three months of base salary and payment of his annual cash bonus, prorated to reflect the number of days he was employed during the year of such termination (assuming full achievement of performance goals). In addition, full vesting of such executive’s stock options and stock units will occur and his stock options will remain exercisable for the remainder of their terms.

OTHER COMPENSATION INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity plan information as of December 31, 2018.

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)(3) (c)
Equity compensation plans approved by security holders	254,358,152	$27.69	276,064,799
Equity compensation plans not approved by security holders	—		—

Total	254,358,152		276,064,799

(1)

Includes shares of Class A common stock under the following plans: our 2003 Stock Option Plan, our 2002 Restricted Stock Plan (under which RSUs and PSUs have been granted), the Comcast Corporation 2002 Employee Stock Purchase Plan and the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan. Also includes our 2002 and 2005 Deferred Compensation Plans (under which shares of Class A common stock have been credited to participants’ accounts). Does not include 10,000,000 shares issuable under our 2019 Omnibus Sharesave Plan, which our Compensation Committee adopted in February 2019, subject to approval by our shareholders at the 2019 annual meeting.

(2)	The weighted-average exercise price only takes into account stock options under our 2003 Stock Option Plan.

(3)

The number of shares available for issuance includes the following number of shares of Class A common stock: 154,296,069 shares available for issuance under our 2003 Stock Option Plan; 79,605,486 shares available for issuance under our 2002 Restricted Stock Plan; 1,009,205 shares that were issued in connection with the fourth quarter 2018 purchase period under the Comcast Corporation 2002 Employee Stock Purchase Plan and 26,759,451 shares available for issuance under the Comcast Corporation 2002 Employee Stock Purchase Plan following the fourth quarter purchase; and 302,154 shares that were issued in connection with the fourth quarter 2018 purchase period under the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan and 14,092,434 shares available for issuance under the Comcast-NBCUniversal 2011 Employee Stock Purchase Plan following the fourth quarter purchase.

PAY RATIO

We are required under SEC rules to provide a pay ratio comparing Mr. Roberts’ 2018 compensation to that of our median employee’s 2018 compensation (excluding Mr. Roberts). As a result of our sale in 2018 of arena management-related businesses that employed approximately 12,000 part-time, seasonal and temporary workers, we reasonably believed there would be a significant change in our pay ratio and have identified a new median employee for 2018. To identify the median employee, we engaged an unaffiliated third-party advisory services firm to conduct a statistical sampling of approximately 161,000 full-time, part-time, seasonal and temporary employees as of December 31, 2018 (which included approximately 19,800 non-U.S. employees) based on comparisons of base wages. As permitted under SEC rules, we excluded from our employee population approximately 30,000 employees of Sky, which we acquired in the fourth quarter of 2018.

All of our part-time, seasonal and temporary employees as of December 31, 2018, including in our theme park and entertainment production businesses, were required to be taken into account for purposes of identifying our median employee under SEC rules. SEC rules do not permit us to annualize the compensation paid to these workers as if they were full-time employees, which has the effect of reducing the level of our median employee’s total compensation relative to what it would have been had the rules permitted us to annualize compensation across our entire workforce or to use only full-time U.S. employees. The impact of this rule may be different for us than some companies in our peer groups given the composition of our workforce across our uniquely diversified company, and changes in the number of part-time, seasonal or temporary workers from year to year may make year-over-year comparisons not meaningful. We believe putting into context how our median employee was identified highlights why that employee’s compensation and the resulting pay ratio, and year-over-year changes thereto, should not be compared on an “apples-to-apples” basis.

We have estimated that our pay ratio for 2018 is 426 to 1, calculated by dividing Mr. Roberts’ 2018 total compensation set forth in the Summary Compensation Table, adjusted as described below ($35,041,029), by $82,205, which represents the annual total compensation of our median employee. Our median employee’s annual total compensation was determined using the same methodology we used to determine the annual total compensation of our NEOs, which, along with Mr. Roberts’ compensation, was then adjusted to include the cost to the Company of specified employee benefits provided on a non-discriminatory basis, including group health and welfare benefits and the value of courtesy cable services.

As permitted under SEC rules, we adjusted our total employee population for purposes of identifying our median employee by excluding approximately 4.2% of our employee population as follows (all amounts are approximate): 140 employees in Australia; 200 in Brazil; 380 in India; 145 in Mexico; 270 in Singapore; 5,580 in the United Kingdom; and fewer than 25 employees in total throughout Europe, South America, Africa, the Middle East and East and Southeast Asia.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION PROGRAM

From time to time, the Compensation Committee directs an independent compensation consultant to provide analyses with respect to various nonemployee director compensation data. Korn Ferry last provided this analysis in 2017. Based on this analysis, the Compensation Committee increased the annual retainer fees and annual stock grant value for 2018 and eliminated a per meeting fee compensation structure that had been in place in prior years. For 2018, our nonemployee directors received annual compensation as follows:

	Annual Retainer*	FMV of Annual Grant of Shares of CMCSA
Director Fees	$110,000	$185,000
Audit Committee Fees	$40,000 – Chair	–
$15,000 – Member
Compensation Committee Fees	$40,000 – Chair	–
$15,000 – Member
Governance and Directors	$20,000 – Chair	–
Nominating Committee Fees	$12,500 – Member
Finance Committee Fees	$10,000 – Chair	–
$7,500 – Member

*	A fee of $2,500 may also be paid when a director attends a meeting (other than a Board or committee meeting) or conducts business on our behalf in his or her capacity as a director.

Fees received by a director may be deferred in whole or in part under our deferred compensation plans. Up to one-half of the annual retainer may be received, at the election of the nonemployee director, in shares of Class A common stock, the receipt of which may be deferred in whole or in part. The receipt of the annual stock grant also may be deferred in whole or in part under our restricted stock plan. If deferred, any shares accrue dividend equivalents during the deferral period.

Our directors emeritus are entitled to receive an annual cash payment equal to the fair market value of our annual stock grant, as well as the same annual Board retainer and fees for meetings, if any, attended as provided above for nonemployee directors. Fees received may be deferred in whole or in part under our deferred compensation plans at the same crediting rate as nonemployee directors during and for one year following service as a director emeritus.

Nonemployee directors and directors emeritus are reimbursed for travel expenses for meetings attended and also are provided with our high-speed internet, video, voice and home security and automation services at up to two of their residences, if in our service areas, at no cost during the time they serve, and for five years thereafter.

DIRECTOR COMPENSATION

The following table sets forth specified information regarding the 2018 compensation of our nonemployee directors. No information is provided for Mr. Brian L. Roberts, who is an employee director and does not receive compensation for his services as a director.

Name	Fees Earned or Paid In Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	Total
Kenneth J. Bacon	$147,500	$185,013	$133,246	$465,759
Madeline S. Bell	137,581	185,013	7,571	330,165
Sheldon M. Bonovitz	117,500	185,013	1,045,873	1,348,386
Edward D. Breen	170,081	185,013	34,686	389,780
Gerald L. Hassell	157,581	185,013	153,376	495,970
Jeffrey A. Honickman	162,581	185,013	258,202	605,796
Maritza G. Montiel	93,811	277,525	733	372,069
Asuka Nakahara	125,081	185,013	5,359	315,453
David C. Novak	125,081	185,013	5,473	315,567
Johnathan A. Rodgers(4)	66,271	–	1,017	67,288

(1)

This column represents all cash retainers and meeting fees earned by our nonemployee directors in 2018, regardless of whether deferred as described below. Messrs. Breen, Hassell, Honickman, Nakahara, Novak and Rodgers and Msses.

Bell and Montiel elected to receive 50% of their annual retainer in the form of equity. Of these directors, Ms. Montiel and Mr. Rodgers earned 1,213 and 403 share units with respect to Class A common stock, respectively; each other director earned 1,616 share units, which all (other than Mr. Breen) deferred.

(2)

The amounts in this column represent the aggregate grant date fair value for each award of shares of Class A common stock granted in 2018, in accordance with FASB ASC Topic 718. The amounts in this column were calculated using the valuation assumptions discussed in the “Share-Based Compensation” footnote to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. The amounts were determined by multiplying the Class A common stock closing price on the date of grant (which, for all directors was November 20, 2018, and for Ms. Montiel was also June 11, 2018) by the number of shares subject to the grant.

As of December 31, 2018, the following share units were outstanding with respect to shares of Class A common stock resulting from annual equity awards and annual retainer fees, all of which were deferred:

	Annual Equity Awards	Annual Retainers
Madeline S. Bell	18,717	2,413
Sheldon M. Bonovitz	11,638	–
Edward D. Breen	–	5,741
Gerald L. Hassell	105,556	24,925
Jeffrey A. Honickman	132,471	31,256
Maritza G. Montiel	7,877	800
Asuka Nakahara	13,059	2,480
David C. Novak	9,705	2,477

(3)

Annual retainer and other meeting fees received by our nonemployee directors may be deferred in whole or in part under our deferred compensation plans. The amounts in this column represent the dollar value of interest on previously earned compensation (and previously reported in the “Fees Earned or Paid in Cash” or “Stock Awards” columns) that has been deferred in excess of 120% of the long-term applicable federal rate (the interest crediting rate on deferred compensation earned in 2018 was 9%). Mr. Bonovitz, a nonindependent director, has deferred a significant amount of previously earned compensation over his 40 year tenure. Once deferred, under our deferred compensation plans and as a result of applicable tax law, we cannot require that a director’s deferred compensation balance be paid to the director. Moreover, under our deferred compensation plans and as a result of applicable tax law, absent certain hardship exceptions, a director cannot require that we distribute amounts deferred other than in accordance with distribution schedules established by the director.

(4)

Mr. Rodgers did not stand for election as a director at our 2018 annual meeting of shareholders and was appointed by our Board as a director emeritus on June 11, 2018 for a period of one year. Amounts in this table do not include compensation earned as a director emeritus.

RELATED PARTY TRANSACTION POLICY AND CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS POLICY

We review all transactions, except for certain de minimis transactions as set forth in our related party transactions policy, involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants, to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers are required to promptly notify our General Counsel or our Senior Executive Vice President with supervisory responsibility for corporate administrative matters of any proposed transaction involving us in which such person has a direct or indirect material interest. The proposed transaction is then reviewed by either the independent members of our Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the independent members of the Board as a whole, the Governance and Directors Nominating Committee or the Audit Committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to our company;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

If the reviewing body determines that a transaction has potential conflict of interest issues and other circumstances warrant, it may also recommend that a special committee review the transaction. After such review, the reviewing body approves or ratifies the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our company and our shareholders. Our related party transaction policy is posted under “Corporate Governance” in the Investors section of our website at www.comcastcorporation.com.

2018 RELATED PARTY TRANSACTIONS

In connection with Mr. Roberts’ use of an aircraft he leases from a third party, we have agreed to provide various operational services for the aircraft for Mr. Roberts and his immediate family members, including by providing pilots and performing general operational and maintenance services. Pursuant to this agreement, Mr. Roberts is responsible for reimbursing us for the costs we incur in operating and maintaining the aircraft. For 2018, Mr. Roberts paid us an aggregate of approximately $518,000 in connection with this agreement.

As a result of the death of our founder Ralph J. Roberts in June 2015, trusts he established for the benefit of certain of his designated beneficiaries (other than Mr. Brian L. Roberts) are entitled to receive compensation he had deferred under our deferred compensation plans and, as such, collectively earned approximately $1,141,000 in 2018 in interest and dividend equivalents on such deferred compensation. Suzanne Roberts, the mother of Brian L. Roberts and widow of Ralph J. Roberts, received health and welfare benefits pursuant to contractual arrangements entered into with Ralph J. Roberts approximately 20 years ago.

Mr. Brian L. Roberts’ son is an employee of Comcast Spectacor, one of our business units. He received approximately $245,000 in compensation from us and also participated in our employee benefit plans on the same basis as other similarly-situated employees in 2018.

Until August 2018, the son-in-law of Madeline S. Bell, one of our directors, was a writer for content created by DreamWorks Animation, which we acquired in August 2016. While his relationship with us has ended, he received approximately $189,000 in compensation from us and also participated in our employee benefit plans on the same basis as other similarly-situated employees in 2018.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

Any shareholder proposals intended to be presented at our 2020 annual meeting of shareholders and considered for inclusion in our proxy materials must be received by December 28, 2019 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2020 annual meeting is more than 30 days from June 5, 2020, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Any shareholder proposals (other than those proposals seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2020 but are not included in our proxy materials must comply with the advance notice provision in Section 2.09 of our by-laws. If we call the 2020 annual meeting of shareholders for a date between May 6, 2020 and July 5, 2020, we must receive notice of the proposal on or after February 6, 2020 and on or before March 7, 2020. If we call the 2020 annual meeting of shareholders for any other date, we must receive notice of the proposal by the close of business on the tenth day following the day we mailed notice of, or announced publicly, the date of the meeting, whichever occurs first. If notice is not received by March 7, 2020 (or the tenth day following the day we mail notice of, or announce publicly, the date of our 2020 annual meeting of shareholders, if such meeting is not called for a date between May 6, 2020 and July 5, 2020), the shareholder proposals will be deemed “untimely.”

Shareholders who wish to nominate directors for election must comply with the procedures described under “Corporate Governance — Director Nominations.”

All shareholder proposals should be directed to Thomas J. Reid, Secretary, Comcast Corporation, at our address listed on page 3.

SOLICITATION OF PROXIES

We pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition to soliciting proxies by the Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for aggregate fees of approximately $32,000 plus reasonable out-of-pocket costs and expenses. The agreement with D.F. King contains customary indemnification provisions. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Shareholders can access this proxy statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com or by scanning the QR code on the Notice or proxy card with a smartphone or tablet, and then following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.

If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the Internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Equiniti Trust Company D/B/A EQ Shareowner Services (“EQ Shareowner Services”), at 1-888-883-8903 or P.O. Box 64854, St. Paul, MN 55164-0854. You may update your electronic address by contacting EQ Shareowner Services.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the Internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

Under SEC rules, delivery of each Notice or a single proxy statement and annual report, as applicable, in a single envelope to two or more shareholders sharing the same mailing address is permitted under certain conditions. This procedure, called “householding,” is available if all of the following criteria are met:

•	you have the same address as other shareholders registered on our books;

•	you have the same last name as the other shareholders; and

•	your address is a residential address or post office box.

If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.

How do I consent to, or discontinue, the householding process of receiving just one set of annual disclosure materials?

To give your consent to, or to discontinue, householding, please notify our transfer agent, EQ Shareowner Services, at 1-888-883-8903 or by mail at P.O. Box 64874, St. Paul, MN 55164-0854 if you are a registered shareholder, or your bank or broker if you are a beneficial shareholder. Registered and beneficial shareholders may also discontinue householding by contacting Broadridge by phone at (866) 540-7095 or by mail at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

The householding consent is considered perpetual, which means you will continue to receive a single envelope containing each Notice for the household or a single proxy statement and annual report, as applicable, in the future unless you discontinue this process.

Appendix A

COMCAST CORPORATION

2019 OMNIBUS SHARESAVE PLAN

1.        Purpose. Comcast Corporation (the “Company”) maintains certain broad-based equity compensation plans designed to provide equity compensation awards in the form of stock options (“Options”) to employees of, and, to the extent required by applicable law, board members who provide full-time services to, the Company and its subsidiaries and affiliates globally (collectively, the “Participants”). The purpose of these plans is to allow Participants to enter into savings arrangements requiring deductions from their salary, with their accumulated savings being used to exercise Options and acquire shares of Comcast Corporation Class A Common Stock, par value $0.01 (“Shares”), following the end of a pre-determined savings period, thereby providing such Participants with a personal stake in the Company and a long-range inducement to remain in the employ of the Company and its subsidiaries and affiliates. As of the date of adoption of this Comcast Corporation Omnibus Sharesave Plan (the “Omnibus Sharesave Plan”), these equity compensation plans currently comprise:

a.	the Comcast 2019 UK Sharesave Plan;

b.	the Comcast 2019 Irish Sharesave Plan; and

c.	the Comcast 2019 International Sharesave Plan.

For the purposes of the Omnibus Sharesave Plan, each of the above listed plans as set forth and attached hereto in Appendices I – III, together with any additional plans adopted by the Committee (as defined below) pursuant to Paragraph 6 hereof, shall be collectively referred to as the “Sub-Plans”. The Company has adopted the Omnibus Sharesave Plan to consolidate the Sub-Plans under a common framework consisting of a single document with Appendices. The Omnibus Sharesave Plan is intended to provide the Company with a common framework for the establishment and administration of sharesave plans for the benefit of the employees of the Company and participating subsidiaries.

2.        Administration. (i) The Omnibus Sharesave Plan shall be administered by the Comcast Corporation Compensation Committee or its delegate (the “Committee”). The Committee and the Board of Directors of the Company (the “Board”) shall have authority to interpret the Omnibus Sharesave Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Omnibus Sharesave Plan, with or without the advice of counsel. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company and its consolidated subsidiaries. The determinations of the Board and the Committee on the matters referred to in this Paragraph 2 shall be conclusive and binding.

(ii) The Committee may delegate its authority with respect to the Omnibus Sharesave Plan, including but not limited to the Committee’s authority regarding administration and interpretation of the Omnibus Sharesave Plan as described in Paragraph 2(i), the Committee’s authority to make equitable anti-dilution adjustments as described in Paragraph 3, the Committee’s authority to establish additional Sub-Plans as described in 6, and the Committee’s authority to amend and terminate the Omnibus Sharesave Plan as described in Paragraph 7, to a person, persons or committee, in its sole and absolute discretion. Actions taken by the Committee’s duly-authorized delegate shall have the same force and effect as actions taken by the Committee. Any delegation of authority pursuant to this Paragraph 2(ii) shall continue in effect until the earliest of:

(a)	such time as the Committee shall, in its sole and absolute discretion, revoke such delegation of authority;

(b)

in the case of delegation to a person that is conditioned on such person’s continued service as an employee of the Company or as a member of the Board, the date such delegate shall cease to serve in such capacity for any reason; or

(c)	the delegate shall notify the Committee that he or she declines to continue to exercise such authority.

3.        Shares Subject to the Omnibus Sharesave Plan. (i) Subject to adjustment as provided in Paragraph 3(ii) below, not more than 10,000,000 million Shares in the aggregate may be issued under the Omnibus Sharesave Plan pursuant to the grant of Options under the Sub-Plans. The Shares issued under the Omnibus Sharesave Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose. If Options covering Shares are forfeited pursuant to the terms of an Option, the underlying Shares shall return to the pool of Shares available for issuance under the Omnibus Sharesave Plan.

(ii) The Committee shall make appropriate equitable anti-dilution adjustments to the aggregate number of Shares and class of Shares as to which Options may be granted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Paragraph 3(ii) and any such determination by the Committee shall be final, binding and conclusive.

4.        Purchase Price. Notwithstanding anything to the contrary in an applicable Sub-Plan, in no event shall the price per Share at which a participant may acquire Shares upon the exercise of an Option be less than eighty percent (80%) of the Market Value (as defined below) of a Share as of the time at which the Board invites applications for Options, as determined in accordance with the applicable Sub-Plan. For these purposes, “Market Value” means, in relation to a Share on any day (i) if and so long as the Shares are admitted to listing and traded on the National Market System of the National Association of Securities Dealers Automated Quotation System (or such other principal national securities exchange on which the Shares are admitted to listing or traded), its closing price on such day or, if not a trading day, on the immediately preceding trading day or (ii) if not listed or traded on any such exchange or system, its market value, determined in accordance with applicable law or regulation.

5.        Impact on Sub-Plans. The Omnibus Sharesave Plan shall not, except as otherwise stated herein, amend, alter, or otherwise modify the terms of each Sub-Plan or any grants or awards made pursuant to such Sub-Plan and any such grant or award shall be expressed to be made under the relevant Sub-Plan.

6.        Additional Sub-Plans. Additional equity compensation plans on similar terms to the current Sub-Plans may be adopted by the Committee in order to provide equity compensation awards to Participants in other jurisdictions or business units to those covered by the then current Sub-Plans (subject, where required, to any shareholder approval having first been obtained). The Committee may determine that the terms of such additional equity compensation plans may be adjusted in such a manner as necessary or desirable to take account of relevant tax, exchange control or securities laws. Any such additional equity compensation plans will from the date of adoption be considered to be Sub-Plans for the purposes of this Omnibus Sharesave Plan and any Shares made available under such additional equity compensation plans shall be subject to the limits in Paragraph 3 above.

7.        Amendment and Termination The Committee may amend or terminate the Omnibus Sharesave Plan at any time; provided, however, that termination shall be without prejudice to the subsisting rights of participants under any of the Sub-Plans and no amendment to the Omnibus Sharesave Plan shall adversely affect the rights of any participant under any of the Sub-Plans save as provided for under the relevant Sub-Plan; provided further that the Company may seek shareholder approval of the Omnibus Sharesave Plan or any amendment to the Omnibus Sharesave Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation, and provided further that the Board or the Committee may condition the effectiveness of any participation on such shareholder approval. The Omnibus Sharesave Plan shall terminate upon the termination of all Sub-Plans.

8.        Securities Law. The acquisition of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required. The Board or the Committee shall have the power to subject the acquisition of Shares under the Plan to such conditions as it may deem necessary or appropriate to assure that such acquisition of Shares is in compliance with applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended).

9.        Effective Date. The Omnibus Sharesave Plan shall be adopted as of the date of the Committee approval, subject to the approval by the Company’s shareholders at the Company’s Annual Meeting of Shareholders to be held in 2019. Grants made pursuant to the Sub-Plans shall be subject to the terms of the Omnibus Sharesave Plan.

Appendix B

Reconciliations of Non-GAAP Financial Measures

We define adjusted EBITDA as net income attributable to Comcast Corporation before net income (loss) attributable to noncontrolling interests and redeemable subsidiary preferred stock, income tax benefit (expense), investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time we may exclude from adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Reconciliations of adjusted EBITDA to net income attributable to Comcast Corporation for the years ended December 31, 2016, 2017 and 2018 are set forth in “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measure” on pages 54-55 of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on January 31, 2019. In 2018, we defined Free Cash Flow as Net Cash Provided by Operating Activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures and cash paid for intangible assets. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments (such as significant legal settlements) that affect period-to-period comparability. Cash payments for acquisitions and construction of real estate properties and the construction of Universal Beijing Resort are presented separately in our Consolidated Statement of Cash Flows and are therefore excluded from capital expenditures for Free Cash Flow.

For additional details regarding our use of non-GAAP financial measures, please refer to Exhibit 99.2 to our Current Report on Form 8-K filed on January 23, 2019 for the reasons we believe that the presentation of financial measures not in accordance with generally accepted accounting principles in the United States (GAAP) provides useful information to investors regarding our results of operations and financial condition and, to the extent material, the additional purposes, if any, for which our management uses these non-GAAP financial measures. Our non-GAAP financial measures should be considered in addition to, but not as a substitute for, operating income, net income, net income attributable to Comcast Corporation, earnings per common share attributable to Comcast Corporation shareholders, net cash provided by operating activities or other measures of performance or liquidity reported in accordance with GAAP.

Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow

(in millions)

	Year Ended December 31,
	2018	2017	2016
Net cash provided by operating activities	$24,297	$21,261	$19,691
Capital expenditures	(9,774)	(9,550)	(9,135)
Cash paid for capitalized software and other intangible assets	(1,935)	(1,605)	(1,552)
Adjustments[1]	–	(325)	146

Total free cash flow	$12,588	$9,781	$9,150

[1]

Adjustments include a $250 million payment related to a legal settlement and a $575 million tax benefit related to a debt exchange in 2017 and a $146 million payment for the settlement of a tax receivable agreement related to the DreamWorks acquisition in 2016; we consider these payments and the tax benefit to be nonrecurring in nature, and therefore, have excluded them from free cash flow.

B-1

CO-PS-2019-R

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1. Election of Directors
01— Kenneth J. Bacon 06—Jeffrey A. Honickman
02—Madeline S. Bell 07—Maritza G. Montiel
03—Sheldon M. Bonovitz 08—Asuka Nakahara
04—Edward D. Breen 09—David C. Novak
05—Gerald L. Hassell 10—Brian L. Roberts
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Proposals 2, 3 and 4: For Against Abstain B recommends a vote “AGAINST” Proposals 5 and 6 if For Against Abstain properly presented at the annual meeting:
2. Ratification of the appointment of our independent auditors ! ! ! 5. To require an independent board chairman ! ! !
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Sharesave Plan
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COMCAST CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 5, 2019.
I hereby appoint David L. Cohen and Thomas J. Reid and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Comcast Corporation at the annual meeting of shareholders to be held live via the Internet at comcast.onlineshareholdermeeting.com at 9:00 a.m. Eastern Time on June 5, 2019, and at any adjournment or postponement thereof, upon all matters described in the proxy statement that may properly come before the meeting, in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote on such matter in their discretion, including for any replacement nominee nominated for director by the Board of Directors of Comcast Corporation if a director nominee on this proxy card becomes unavailable to serve. I hereby revoke all previous proxies given to vote at the annual meeting or any adjournment or postponement thereof.
I acknowledge receipt of the notice of annual meeting of shareholders, the proxy statement and the Annual Report on Form 10-K of Comcast Corporation.
The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If you are voting with this proxy card, please mark your choices on the other side of this proxy card, sign it where indicated on the other side and return it promptly to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If your card is signed and returned without instructions, the shares will be voted in favor of all of the director nominees and any replacement nominee, in favor of Proposals 2, 3 and 4, and against Proposals 5 and 6. If you are voting shares held in the Comcast Employee Stock Purchase Plan or the Comcast-NBCUniversal Employee Stock Purchase Plan, voting by Internet, telephone, mail or in person by ballot will vote all of the shares held by you in such plans, as well as any shares held by you as a shareholder of record. If you hold shares that are not represented by this proxy card, you will receive additional proxy card(s) by mail that will allow you to vote the remaining shares.
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